As filed with the Securities and Exchange Commission on October 1, 2008

Registration Statement No.  333-148336

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1 to Form SB-2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBERLINE RESOURCES CORPORATION

(Exact name of   registrant as specified in its charter)

Delaware	1040	82-0291227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(208) 664-4859

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647
(303) 629-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)  under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐  Accelerated Filer ☐  Non-Accelerated Filer ☐ Smaller Reporting Company ☒

Explanatory Note

The Registrant hereby files this amendment number one to its Registration Statement on Form SB-2 (No. 333-148336) as initially filed with the Securities and Exchange Commission on December 26, 2007, to include the Registrant’s audited financial statements for the year ended September 30, 2007, to reflect information disclosed in the Registrant’s annual report on Form 10-KSB for the fiscal year ended September 30, 2007, as filed with the Securities and Exchange Commission on January 14, 2008, to include the Registrant’s unaudited financial statements for the quarter ended June 30, 2008, and to reflect information disclosed in the Registrant’s quarterly report on Form 10-QSB for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on August 14, 2008, to update information about the Registrant’s business subsequent to the quarter ended June 30, 2008, and to update the selling security holders table to reflect changes in beneficial ownership, based on the records of the Registrant as of the date of the this Registration Statement.

The Registrant is filing this amendment to its previous Registration Statement on Form SB-2 under the cover of Form S-1 pursuant to the compliance provisions in SEC Release No. 33-8876, which allows registrants that filed a registration statement under cover of Form SB-2 to amend such registration statements under cover of Form S-1.

The Registrant previously paid a registration fee of $1,197 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-148336) filed with the Securities and Exchange Commission on December 26, 2007, to register the 9,763,842 shares of common stock, of which 5,963,248 are to be offered for resale under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  The   selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these shares, and the   selling security holders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

.

PRELIMINARY PROSPECTUS

Subject To Completion: Dated October 1, 2008

TIMBERLINE RESOURCES CORPORATION

5,963,248 SHARES OF COMMON STOCK

This prospectus relates to the sale, transfer or distribution of up to 5,963,248 shares of the common stock, par value $0.001 per share, of Timberline Resources Corporation by the selling security holders described herein.  The price at which the selling security holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  The shares of common stock registered for sale are as follows:

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3,661,514 shares of common stock held by selling security holders;

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1,313,348 shares of common stock acquirable upon exercise of Class A Warrants at $3.50 exercisable within twenty-four months of the date of issuance;

•

24,586 shares of common stock acquirable upon exercise of Class A  Broker Warrants at $3.50 exercisable within twenty-four months of the date of issuance; and

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963,800 shares of common stock acquirable upon exercise of warrants at $1.00 exercisable on or before December 31, 2008.

We will not receive any proceeds from the sale or distribution of the common stock by the selling security holders.  We may receive proceeds from the exercise of the warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

Our common stock is quoted on the American Stock Exchange under the symbol “TLR”.  On September 29, 2008, the closing sale price for our common stock was $ 1.10 on the American Stock Exchange.

Investing in our common stock involves risks.  See “Risk Factors and Uncertainties” beginning on page 6.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS   _______________, 2008

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS

2

SUMMARY INFORMATION

3

RISK FACTORS AND UNCERTAINTIES

6

USE OF PROCEEDS

16

SELLING SECURITY HOLDERS

16

PLAN OF DISTRIBUTION

28

DESCRIPTION OF SECURITIES TO BE REGISTERED

29

INTEREST OF NAMED EXPERTS AND COUNSEL

30

DESCRIPTION OF THE BUSINESS

31

DESCRIPTION OF PROPERTY

50

LEGAL PROCEEDINGS

62

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

63

FINANCIAL STATEMENTS

65

MANAGEMENT’S DISCUSSION AND ANALYSIS

115

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

 FINANCIALDISCLOSURE

123

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

124

EXECUTIVE COMPENSATION

126

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATEDSTOCKHOLDER MATTERS

131

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

133

CORPORATE GOVERNANCE

136

THE SEC’S POSITION ON INDEMNIFICATION FOR  SECURITIES ACT LIABILITIES

137

TRANSFER AGENT AND REGISTRAR

137

LEGAL MATTERS

137

WHERE YOU CAN FIND MORE INFORMATION

137

GLOSSARY OF CERTAIN MINING TERMS

138

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.  Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by  the forward-looking statements, including, without limitation:

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risks related to our properties being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration and development activities;

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risks related to our insurance coverage for operating risks;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral properties;

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risks related to our limited operating history;

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risks related the possible dilution of our common stock from additional financing activities;

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risks related to potential conflicts of interest with our management;

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risks related to our subsidiaries activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”,  “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

SUMMARY INFORMATION

The Offering

This is an offering of up to 5,963,248 shares of our common stock by certain selling security holders.

Shares Offered By the Selling Shareholders

5,963,248 shares of common stock, $0.001 par value per share, including:

•

3,661,514 shares of common stock held by selling security holders;

•

1,313,348 shares of common stock acquirable upon exercise of Class A Warrants at $3.50 if exercised within twelve months of the original issuance;

•

24,586 shares of common stock acquirable upon exercise of Class A Broker Warrants at $3.50 if exercised within twelve months of the original issuance; and

•

963,800 shares of common stock acquirable upon exercise of Warrants at $1.00 exercisable on or before December 31, 2008 (“December Warrants”).

Offering Price	Determined at the time of sale by the selling security holders
Common Stock Outstanding as of October 1, 2008	28,739,903 common shares
Use of Proceeds	We will not receive any of the proceeds of the shares offered by the selling security holders.
Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.
AMEX Trading Symbol	TLR

The number of shares of our common stock that will be outstanding immediately after this offering includes 28,739,903 shares of common stock outstanding as of October 1, 2008. This calculation excludes:

•

3,946,668 shares of common stock issuable upon vested exercise of options outstanding as of October 1, 2008;

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963,800 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 until December 31, 2008; and

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1,313,348 shares of common stock acquirable upon exercise of Class A Warrants at $3.50 until October 11, 2009

•

24,586 shares of common stock acquirable upon exercise of Class A Broker Warrants at $3.50 until October 11, 2009

Summary of Our Business

Unless otherwise indicated, any reference to Timberline, or as “we”, “us”, or “our” refers to Timberline Resources Corporation and/or its wholly owned subsidiary, Timberline Drilling Incorporated.

General

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production.  We ceased exploration activities during the 1990s and became virtually inactive.  In December 2003, a group of investors purchased 80 percent of the issued and outstanding common stock from the then-controlling management team.  In January 2004, we affected a one-for-four reverse split of our issued and outstanding shares of common stock and increased our authorized common stock to 100 million with a par value of $.001.  Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.  On February 2, 2004, our name was changed to Timberline Resources Corporation.  On August 27, 2008, we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

We commenced our exploration stage in January 2004 with the change in the management of the Company.  From January 2004 until March 2006, we were strictly a mineral exploration company.  Beginning with the management appointments of John Swallow and Paul Dircksen and our acquisition of Kettle Drilling Inc, which is now Timberline Drilling Incorporated. (which we refer to herein as Timberline Drilling), in March 2006, we have advanced a new, aggressive business plan.  Prior to our new business model, the addition of new management, and the purchase of Timberline Drilling, the Company had no reported revenues and accumulated losses.

Timberline Drilling and its subsidiary, World Wide Exploration S.A. de C.V. (which we refer to herein a WWE), provide both surface and underground drilling services but specialize in underground, hard rock core drilling.  Their clients include both mining and exploration companies in the United States and Mexico.  During the quarter ended June 30, 2008, we implemented our previously announced management transition at Timberline Drilling.  As a part of this transition, we have a new and more focused corporate culture at Timberline Drilling with an emphasis on improving the performance of the U.S. operations.  We hired Martin Lanphere as President of Timberline Drilling.  Mr. Lanphere brings a hands-on management and banking background to the Company.  In addition to Mr. Lanphere and a number of other personnel changes at Timberline Drilling, we hired Reggie Montgomery as General Manager in charge of all drilling operations.  Mr. Montgomery was most recently with Newmont Mining and was Manager of Drilling Services.  Newmont is a current customer of Timberline Drilling and our drilling teams worked directly with Mr. Montgomery in Nevada.

On February 23, 2008, we entered into a Stock Purchase Agreement (which we refer to as the Purchase Agreement) with Ron Guill, sole owner of Small Mine Development, LLC (which we refer to as SMD).  Under the terms of the Purchase Agreement, we will acquire all of the outstanding membership interests of SMD, an underground mine development and production contractor specializing in hard rock mining in the western United States.  On August 22, 2008, our shareholders approved the Purchase Agreement with SMD.  For a discussion of the terms of the Purchase Agreement and the acquisition of SMD (which we refer to as the SMD Purchase) see the section heading “Description of the Business – SMD Purchase” below.  Financial statements for SMD and pro forma financial statements showing the effect of the anticipated acquisition of SMD accompany this prospectus, see the section heading “Financial Statements” below.  For a description of the financings to be completed in connection with the SMD acquisition (which we refer to herein as the SMD Financings) see the section heading “Description of Business – SMD Financings”.

Timberline has taken the complementary businesses of mine development, contract mining, drilling and mineral exploration and combined them into a unique, forward-thinking investment vehicle.  The Timberline business model provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.  The “picks and shovels” aspect of our business includes the mining services provided by Timberline Drilling and the services which SMD will provide if the proposed acquisition of SMD, as described more fully under the section heading “Description of Business”, is successfully completed.  We use the term “blue sky” to mean the potential of our exploration properties.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  As the work progresses, the potential of the property becomes more and more clear.  If the exploration results are favorable, the value of the property may increase significantly, and the term “blue sky” refers to the upside potential of that value.

Our business model offers the opportunity to participate both the “picks and shovels” and “blue sky” aspects of the business—we can participate in the surging markets for precious and base metal mining without the degree of risk inherent to mine operation and/or sole reliance on speculative early-stage drill-plays.  Following the closing of our proposed acquisition of SMD, we believe Timberline will be poised to become North America’s premier vertically-integrated emerging resource company.

The Company’s shares began trading on the American Stock Exchange (AMEX) on May 12, 2008.

Selected Financial Data

The selected financial information presented below as of and for the periods indicated is derived from our financial statements contained elsewhere in this prospectus and should be read in conjunction with those financial statements.

Statement of Operations Data	Year Ended September 30, 2007	Year Ended September 30, 2006	Three Months Ended June 30, 2008 (Unaudited)	Three Months Ended June 30, 2007 (Unaudited)

Revenue	$ 19,233,406	$,6,469,546	$9,703,813	$4,798,748
Cost of Revenue and Total Expenses	$ (21,921,784)	$ (8,435,723)	$(12,319,091)	$(5,717,645)
Net (Loss)	$ (2,688,378)	$ (1,966,177)	$(2,615,278)	$(918,897)
(Loss) per Common share*	$ (0.15)	$ (0.19)	$(0.32)	$(0.04)
Weighted Average Number of common shares Outstanding*	19,155,693	10,102,338	27,325,782	20,504,423

* Basic and diluted.

Balance Sheet Data	At September 30, 2007	At September 30, 2006	At June 30, 2008 (Unaudited)	At June 30, 2007 (Unaudited)

Working Capital (Deficiency)	$ 3,163,489	$(915,823)	$(4,391,842)	$819,482
Total Assets	$ 22,010,943	$10,594,702	$23,722,439	$14,705,576
Accumulated (Deficit)	$ (7,718,052)	$ (5,029,674)	$(12,814,080)	$(7,309,621)
Stockholders’ Equity	$ 11,937,466	$ 3,464,086	$7,028,669	$8,265,837

RISK FACTORS AND UNCERTAINTIES

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both unknown and known, and present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Associated With Mining And The Exploration Portion of Our Business

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, the exploration component of our business could  fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.  A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; it is probable that our mineral resource property does not contain any 'reserve' and as a result any funds that we spend on exploration may be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that such properties can be developed into producing mines  or that we will be able extract those reserves.  Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable laws and regulations. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the US Forest Service or the Bureau of Land Management prior to commencing exploration.  We are currently in the permitting process  for our Butte Highlands and Snowstorm properties.  Yet, there can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  In past years we have been engaged in exploration in northern Idaho, which is currently the site of a Federal Superfund cleanup project. Although the Company is no longer involved in this or other areas at present, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.  At the date of this report, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve , and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Other than from our drilling services subsidiaries, we expect to derive revenues, if any, from the eventual extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral reserves , we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties and the resources that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral resource properties, we do not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

There are hundreds of public and private companies that are actively engaged in mineral exploration. Furthermore, since the mineral exploration sphere is so diverse and there are virtually no similar exploration companies with a revenue producing drilling subsidiary, it is quite difficult to identify specific primary competitors and make comparisons to our Company.  A representative sample of exploration companies that are similar to our Company in size, financial resources and primary objective include such publicly traded mineral exploration companies as Goldrich Mining Company (GRMC), General Moly, Inc. (GMO),  Energold Drilling (EGD), Cabo Drilling (CBE), and Mines Management (MGN).

Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management.  This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Third parties may challenge our rights to our resource properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse affect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

We do not insure against all risks.

Our insurances will not cover all the potential risks associated with our operations.  We may also be unable to maintain insurances to cover these risks at economically feasible premiums.  Insurance coverages may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurances against risks such as environmental pollution or other hazards as a result of exploration and production are not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards for which we may not be insured against or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition and results of operations.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral resource properties since our incorporation in 1968, we were inactive for many years prior to our new management  in January 2004. Since January 2004, we have not yet located any mineral reserve. As a result, we have not had any revenues from our exploration division, however we do have a drilling services wholly owned subsidiary which has generated revenues in past fiscal years and which we expect to generate revenues in the future. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that they will be operated successfully. We anticipate that we will continue to incur operating costs without realizing any revenues (from exploration) during the period when we are exploring our properties.

During the fiscal year ending September 30, 2007, we (the parent company) had losses of $2,142,663 in connection with the maintenance and exploration of our mineral properties and the operation of our exploration business. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share if we issue additional employee/director/consultant options or if we sell additional shares to finance our operations.

We have not generated revenue from exploration since the commencement of our exploration stage in January 2004. However our business model includes our revenue generating and wholly owned drilling services subsidiary. In order to further expand our company and objectives above that provided through the anticipated revenues of our revenue producing subsidiaries, any additional growth and/or expanded exploration activity may need to be financed through sale of and issuance of additional shares. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we may also need to issue additional shares to finance future acquisitions, growth and/or additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold.  As of the date of the filing of this prospectus there are also outstanding approximately 2,301,734 common share purchase warrants (exercisable into approximately 2,301,734 shares of common stock ) and options granted that are exercisable into 3,946,668 common shares. If all of these were exercised or converted, these would represent approximately 17.86% of our issued and outstanding shares. If all of these warrants and options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of our shares.

Conflicts of Interest

Certain of our officers and directors may be or become associated with other businesses, including natural resource companies that acquire interests in mineral properties.  Such associations may give rise to conflicts of interest from time to time. Our directors are required by Delaware Corporation law to act honestly and in good faith with a view to our best interests and to disclose any interest, which they may have in any of our projects or opportunities. In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote will not be counted.

We have not adopted any separate formal corporate policy regarding conflicts of interest; however other corporate governance measures have been adopted, such as creating a directors’ audit committee requiring independent directors.  Additionally, our Code of Ethics does address areas of possible conflicts of interest.  As of   September 4, 2008, we had  four independent directors on our board of directors (Jim Moore, Ron Guill, Vance Thornsberry and Eric Klepfer ).  In January 2008, we formed three committees to ensure our compliance with the requirements of the American Stock Exchange (AMEX).  We established an independent audit committee consisting of three independent directors, all of  whom were determined to be “financially literate” and one of whom was designated as the “financial expert”.  We also formed a compensation committee and a corporate governance and nominating committee, both of which are comprised entirely of  independent directors.

Dependence on Key Management Employees

The nature of both sides of our business, our ability to continue our exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. Our development now and in the future will depend on the efforts of key management figures, such as Randal Hardy, John Swallow, Paul Dircksen, and Ron Guill. The loss of any of these key people could have a material adverse effect on our business. In this regard, we have attempted to reduce the risk associated with the loss of key personnel. Accordingly, we obtained key man life insurance as well as Directors and Officers Insurance coverage. In addition, we have expanded the provisions of our equity incentive plan so that we can provide incentives for our key personnel.

Certain Risks Associated with Operation of Our Wholly Owned Subsidiary, Timberline Drilling Incorporated.

Our subsidiary derives all of its revenues from companies in the mining exploration and production industry, a historically cyclical industry.

Our subsidiary derives all its revenues from companies in the mining exploration and production industry, a historically cyclical industry.  Any prolonged reduction in the overall level of exploration and development activities, can adversely impact our subsidiary in many ways by negatively affecting:

•	Its revenues, cash flows and profitability;
•	Its ability to maintain or increase our borrowing capacity;
•	Its ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital;
•	Its ability to retain skilled drilling personnel whom we would need in the event of an upturn in the demand for our services; and
•	the fair market value of its rig fleet.

Timberline Drilling Incorporated may be unable to attract and retain qualified, skilled employees necessary to operate its business.

Timberline Drilling’s success depends in large part on its ability to attract and retain skilled and qualified personnel. The inability of Timberline Drilling officers and management to hire, train and retain a sufficient number of qualified employees could impair the ability to manage and maintain our business. Drilling and drilling related work requires skilled employees who can perform physically demanding work. Shortages of qualified personnel are occurring in this industry. As a result of the volatility of the drilling industry and the demanding nature of the work, potential employees may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. If Timberline Drilling should suffer any material loss of personnel to competitors or management is unable to employ additional or replacement personnel with the requisite level of training and experience to adequately operate its equipment, its operations could be materially and adversely affected. With a reduced pool of workers, it is possible that it will have to raise wage rates to attract workers from other fields and to retain its current employees. If Timberline Drilling is not able to increase its service rates to its customers to compensate for wage-rate increases, its profitability and other results of operations may be adversely affected.

Shortages in equipment and supplies could limit Timberline Drilling’s drilling operations and jeopardize its relations with customers.

The materials and supplies Timberline Drilling uses in its drilling operations include fuels to operate our drilling equipment, drilling mud, drill pipe, drill collars, drill bits and cement. Shortages in equipment supplies could limit its drilling operations and jeopardize its relations with customers. Timberline Drilling does not rely on a single source of supply for any of these items. From time to time there have been shortages of drilling equipment and supplies during periods of high demand, which we believe could reoccur. Shortages could result in increased prices for drilling equipment or supplies that Timberline Drilling may be unable to pass on to customers. In addition, during periods of shortages, the delivery times for equipment and supplies can be substantially longer. Any significant delays in its obtaining drilling equipment or supplies could limit drilling operations and jeopardize our relations with customers. In addition, shortages of drilling equipment or supplies could delay and adversely affect Timberline Drilling’s ability to obtain new contracts for its drills, which could negatively impact its revenues and profitability.

The mining services industry is a competitive industry.

Contract drilling is a highly competitive industry, where numerous competitors tender bids for contracts.  Timberline Drilling’s ongoing ability to continue to secure contracts at a profitable level cannot be assured.

Cyclical downturns in the mining industry could negatively impact Timberline Drilling’s business.

The most significant operating risk is the potential downturn in demand for minerals and metals which would directly impact the need for drilling services. To mitigate this risk the Timberline Drilling is exploiting its competitive advantage in underground drilling.

As the mining cycle lengthens and activity levels increase, the requirement for working capital, particularly accounts receivable and inventory, grows. Accounts receivable levels from junior mining companies typically increase. Junior mining companies are heavily dependent on the capital markets and any change in outlook of the mining sector, or lack of success of their exploration activities, can quickly affect their ability to carry on drilling programs. Timberline Drilling manages this risk by closely monitoring accounts receivable aging and the activity of junior mining companies in the capital markets. Deposits and letters of credit are required in some instances.

Levels of inventory increase from increased revenue activity and, potentially, an increase in activity in remote locations. In the event of a sudden downturn Timberline Drilling may be exposed to inventory carrying costs and possible obsolescence. Furthermore it may be difficult and costly to relocate this inventory to other regions. In order to minimize exposure to this risk, Timberline Drilling works closely with its customers to anticipate and plan for scheduled reductions in their drilling programs.

Timberline Drilling ’s operations in foreign countries exposes us to a variety of political and business risks.

Timberline Drilling is committed to expanding its operations outside of North America into Mexico. With this, comes the risk of dealing in a variety of business and political jurisdictions. The risks include, but are not limited to, political instability and violence, terrorism, military repression, extreme fluctuations in currency exchange rates, labor unrest, changing fiscal regions, changes to royalty and tax regions, uncertainty regarding enforceability of contractual rights and judgments, and high rates of inflation. Changes in resource development or investment policies or shifts in political attitude in Mexico may adversely affect our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be predicted.

The availability of an adequate workforce cannot be guaranteed and may affect our ability to timely and profitably fulfill our contracts.

The upturn in the metals and minerals industry has resulted in a shortage of qualified drillers. The industry is transforming from a downturn that saw many qualified drillers move to other industries. The demand for similar skilled workers in the mining, oil and gas and construction industries is also adding to the shortage of qualified people for the drilling services business.

Timberline Drilling has implemented a number of initiatives to retain existing employees and attract new employees, but cannot guarantee that an adequate workforce will be available in the future to meet Timberline Drilling ’s needs.

Reliance on key accounts.

Timberline Drilling has a number of accounts that make up a significant portion of overall revenue and gross profits. When a contract expires or is terminated there is no guarantee that Timberline Drilling has sufficient replacement contracts. Timberline Drilling continues to work with its existing client base and is actively pursuing new clients in order to minimize exposure in this area.

Fluctuations in business costs may affect the profitability of long term contracts.

Timberline Drilling may enter into long term contracts with customers at fixed prices. Timberline Drilling ’s expenses may vary significantly over a contract period due to fluctuations in the cost of labor, materials and equipment, consequently creating variations in the profitability of these contracts with fixed prices. Timberline Drilling mitigates this risk by anticipating an escalation in costs when bidding on projects or providing for cost escalation in the contract. However, significant price fluctuations without warning could negatively impact Timberline Drilling ’s margins.

Extreme weather conditions in certain areas in which Timberline Drilling operates could impact its operations.

Timberline Drilling has operations across the United States that are subject to extreme weather conditions which can have a significant impact on its operations. In addition, natural and other disasters could have an adverse impact on Timberline Drilling ’s operations.

Currency fluctuations.

The majority of Timberline Drilling ’s business is conducted in United States dollars. Timberline Drilling has operations in Mexico and Timberline Drilling at times may receive payments in foreign currency. In order to reduce its exposure to foreign exchange risks Timberline Drilling contracts in U.S. dollars. This may negatively impact a project’s profitability due to currency exchange volatility. Margin performance however is less affected by currency fluctuations as a large portion of costs are typically in the same currency as revenues.

Risk Factors Relating to the Proposed SMD Acquisition and SMD Financings

The combined company may not realize the benefits from the transaction because of various challenges.

Timberline’s ability to realize the anticipated benefits of the acquisition will depend, in part, upon the following:

•

the ability of Timberline to successfully integrate SMD’s business, employees and processes with those of Timberline;

•

how efficiently the combined company’s officers can manage its operations;

•

the amount of charges associated with the purchase accounting for the acquisition;

•

economic conditions affecting both the general economy and the mining industry in particular;

•

the actual closing date of the acquisition;

•

potential loss of key employees; and

•

the diversion of management’s attention from ongoing business concerns.

Some of these factors are also outside the control of either company. One or more of these factors could result in increased operating costs, lower revenues, lower earnings or losses or negative cash flows, any of which could reduce the price of Timberline’s stock, harming your investment.  To the extent the Company pursues other acquisitions as part of its strategy, these risks may be exacerbated.

If the proposed acquisition is not consummated, Timberline will have incurred substantial costs that may adversely affect Timberline’s financial results and operations and the market price of Timberline’s common shares.

Timberline has incurred and will incur substantial costs in connection with the proposed acquisition. These costs are primarily associated with the fees of attorneys, accountants and Timberline’s financial advisor. In addition, Timberline has diverted significant management resources in an effort to complete the acquisition. If the acquisition is not completed, Timberline will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

In addition, if the acquisition is not consummated, Timberline may experience negative reactions from the financial markets and Timberline’s employees. Each of these factors may adversely affect the trading price of Timberline common shares and/or its financial results and operations.

Timberline may raise funds for the completion of the SMD acquisition, in addition to other purposes described in this prospectus,  through the issuance of common shares, debt instruments or other securities convertible into common shares and such financings may result in the dilution of present and prospective shareholdings.

In order to finance the SMD acquisition and provide funds for other purposes, Timberline may raise funds through the issuance of common shares or the issuance of debt instruments or other securities convertible into common shares.  Any transaction involving the issuance of previously authorized but unissued common shares, or securities convertible into common shares, would result in dilution, possibly substantial, to present and prospective security.  This dilution may affect the earnings per share and voting rights of current holders of common shares.

Timberline may raise funds for the completion of the SMD acquisition, in addition to other purposes, through the issuance of common shares, debt instruments or other securities convertible into common shares and such financings may result in a decrease in the price of Timberline’s common shares.

In order to finance the SMD acquisition and provide funds for other purposes, Timberline may raise funds through the issuance of common shares or the issuance of debt instruments or other securities convertible into common shares.  Except for the terms described under the section heading “Description of Business – SMD Financings” below, Timberline cannot predict the terms of the future issuances of common shares or the issuances of debt instruments or other securities convertible into common shares or the effect, if any, that future issuances and sales of Timberline’s securities will have on the market price of its common shares. Any transaction involving the issuance of previously authorized but unissued common shares, or securities convertible into common shares, would result in dilution, possibly substantial, to present and prospective security holders and may have a depressive effect on the market price for Timberline’s common shares. Additionally, common shares issued may be issued at a discount to market, which may also have a depressive effect on the market price for Timberline’s common shares.

The issuance of common shares or securities convertible into common shares may allow someone to exert substantial influence over shareholder voting.

If a significant amount of securities issued in the proposed SMD Financings were acquired by one person or entity, then that person or entity would be able to exert substantial influence over or actually control the outcome of subsequent shareholder votes.

The proposed SMD Financings may include notes that may place restrictions on Timberline, and the incurrence of such debt may limit its operating and financial flexibility.

If the proposed financings include notes, the notes may impose material operating and financial restrictions on us.  Some of those restrictions could, among other things, limit our ability to:

•

incur additional indebtedness;

•

pay dividends, repurchase subordinated indebtedness or make other restricted payments;

•

enter into transactions with affiliates;

•

create or incur liens;

•

transfer or sell assets;

•

incur dividend or other payment restrictions affecting certain subsidiaries; and

•

consummate a merger, consolidation or sale of all or substantially all of our assets.

These restrictions could limit Timberline’s ability to obtain debt financing, complete acquisitions for cash or debt, make certain investments or react to changes in our operating environment, among other things.  However, as there are no agreements yet with any investors, Timberline does not know any definitive terms for the proposed financings.  It is possible that if Timberline issues notes, the terms of the notes may place additional restrictions on it.

Timberline’s ability to comply with these covenants will likely be affected by events beyond its control and it cannot assure you that it will satisfy those requirements.  A breach of any of these provisions could result in a default under these instruments, which could allow all amounts outstanding thereunder to be declared immediately due and payable, which would in turn trigger cross-acceleration and cross-default rights under Timberline’s other debt instruments.  Timberline may also be prevented from taking advantage of business opportunities that arise if we fail to meet certain ratios or because of the limitations imposed on us by the restrictive covenants under these instruments.

In addition, any debt Timberline incurs in connection with the SMD Financings may require it to dedicate a substantial portion of its cash flow from operations to debt service and will not be available for other purposes, could limit its flexibility in planning for and reacting to changes in the industry and economic conditions generally, and could place it at a competitive disadvantage compared to its competitors that have less debt.  If any debt Timberline incurs in connection with the SMD Financings is secured by certain of Timberline’s assets and Timberline were to default on such debt, holders of that debt could foreclose on the assets pledged to secure such debt.  Any such foreclosure could have a material adverse effect on Timberline.

Further, while Timberline expects that the notes would contain restrictions on its ability to incur additional indebtedness, those restrictions will be subject to customary expectations and Timberline could be permitted to incur additional indebtedness.

In May 2008, Barrick Gold terminated SMD’s contract for mining services being performed at Barrick Gold’s properties due to a fatality at the Getchell Project, and the contract termination may have an adverse financial impact on SMD’s results.

On April 21, 2008, a SMD employee was fatally injured when cemented backfill fell on him while working in the Getchell underground gold mine.  Following this occurrence, SMD asked to withdraw from the Getchell mine.  In response, Barrick Gold exercised an option in their contracts to have SMD terminate their work at all Barrick Gold projects within 30 days.  In addition to the Getchell mine, SMD had existing contracts with Barrick at the Cortez Hills project, Storm Production project and Golden Sunlight II project.

As of June 6, 2008, SMD has withdrawn from all Barrick Gold projects.  The early withdrawal from these projects will not allow SMD to generate all of the expected revenue at the various projects, which may have an adverse impact on SMD’s financial results.  A material reduction in revenue will reduce SMD’s expected working capital, making it more difficult to meet any debt payments while allowing for less flexibility in pursuing future business opportunities.

As part of our business model, Timberline pursues a “blue sky” strategy that may cause us to expend significant resources exploring properties that may not become revenue-producing sites.

Part of Timberline’s business model is to pursue a “blue sky” strategy, which refers to the exploration activities conducted by Timberline.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  We may spend significant resources exploring a property and gathering certain geologic information only to determine that a property is not capable of being a revenue-producing property for the Company.

If Timberline’s cash flows prove inadequate to service its debt, including any notes issued in connection with the SMD Financings, and provide for its other obligations, it may be required to refinance all or a portion of such existing and future debt at terms that are unfavorable to it.

Timberline’s ability to make payments on and refinance its debt, including any notes issued in connection with the SMD Financings, and other obligations, and to fund its operations and capital expenditures will depend on its ability to generate substantial operating cash flow.  If Timberline’s cash flows prove inadequate to meet its debt service obligations, including its obligations under any notes issued in the SMD Financings, in the future, it may be required to refinance all or a portion of its existing or future debt or to sell assets or to obtain additional financing.  Timberline cannot assure you that any such refinancing or that any such sale of assets or additional financing would be possible on favorable terms, or at all.

Timberline’s ability to generate the cash needed to acquire SMD, to repay the loan used to repurchase the Series A Preferred Shares, to pay interest and principal amounts on any debt instruments issued, to continue its exploration activities and any future development activities, and to continue as a going concern, will depend in part on Timberline’s ability to complete the SMD Financings and to commence production and generate material revenues or to obtain suitable financing in the future.

To close the acquisition of SMD, Timberline needs to raise minimum net proceeds of $45 million in the SMD Financings.  If Timberline is only able to raise net proceeds of $45 million, the entire net proceeds of the SMD Financings will be paid to the owner of SMD as part of the purchase price, and Timberline will not have any proceeds remaining for working capital requirements.  Timberline has repurchased and cancelled 3,525,000 shares of the Series A Preferred Shares (the remaining 1,175,000 of which were converted into common shares and purchased by a private investor) using a $8.0 million short-term loan, $7.5 million of which was used to repurchase the Series A Preferred Shares, and $0.5 million of which was used for working capital and to pay fees associated with the loan.  If Timberline only raises net proceeds of $45 million in the SMD Financings, Timberline’s cash flow would be further restricted because it would not have the funds to immediately pay off the $8.0 million short-term loan.  Timberline intends to fund its obligations under any debt instruments and its plan of operations from working capital, which will largely come from the cash flow of SMD.  However, Timberline anticipates that if it only raises net proceeds of $45 million in the SMD Financings, its cash flows will be restricted and it may be difficult to meet all of its financial obligations in the short-term, in which case Timberline may need to seek additional financing.  There can be no assurances that Timberline would be able to obtain financing on terms favorable to it or at all.

If Timberline raises net proceeds of $53 million in the SMD Financings, $45 million will go to the owner of SMD as part of the purchase price of the acquisition, and the remaining $8 million will go to repay the short-term loan entered into to repurchase the Series A Preferred Shares.  Accordingly, in this scenario Timberline will not have any proceeds left over for any working capital requirements of Timberline.   Any proceeds raised above net proceeds of $53 million will be used for the working capital requirements of Timberline.  For a description of the SMD Financings see the section heading “Description of Business – SMD Financings”.

Proceeds from any sale of the collateral upon foreclosure or liquidation may be insufficient to repay the notes or other secured or unsecured indebtedness in full.

Timberline expects the notes issued under the proposed SMD Financings to be secured by liens on substantially all of our tangible and intangible assets.   In addition to our existing secured indebtedness, we expect to incur additional future secured indebtedness (including under any new credit facility) that will also be secured by liens on substantially all of our tangible and intangible assets.

We cannot assure you that we will have sufficient assets to pay amounts due on the notes or other secured or unsecured indebtedness following a sale of the collateral upon foreclosure or a liquidation of our assets.  Therefore, we may not have sufficient assets to make any payments to our shareholders after we pay our creditors upon a liquidation or foreclosure.

The notes Timberline may issue in the SMD Financings may contain requirements to repurchase the notes upon a change of control and Timberline faces several risks regarding that right.

Holders of any notes that Timberline may issue in the SMD Financings may have the right to require it to repurchase the notes upon a change of control prior to maturity. Timberline may not have sufficient future cash flow from operations to make any required repurchase in cash at any later time or the ability to arrange additional financing, if necessary, on acceptable terms. In addition, Timberline’s ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to its debt outstanding at the time. If Timberline fails to repurchase the notes in cash as may be required by the indenture governing such notes, it would constitute an event of default under such indenture, which, in turn, could also constitute an event of default under its other then existing debt instruments.

An active, liquid market for the common shares may not develop.

Even though Timberline was successful in listing its common shares on the American Stock Exchange, it is likely that the common shares will have a relatively small public float and may be less liquid than the common stock of companies with broader public ownership, and the trading prices for Timberline’s common shares may be more volatile than generally may be the case for more widely-held common stock.

Risks Associated With Our Common Stock

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is quoted on the American Stock Exchange.  The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase our shares.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. While our wholly owned drilling subsidiary provides revenues, we currently have no revenues and a history of losses from our exploration activity, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Shares Eligible for Sale Could Depress the Market for Common Stock

Of our issued and outstanding shares of common stock, a large majority of those shares are “restricted securities”.  In general, Rule 144 of the Securities Act of 1933, as amended, a person, is entitled to sell restricted shares into the public market if at least  six months has passed since the purchase of such shares from the issuer of an affiliate of an issuer, subject to the satisfaction of certain other conditions. A significant number of the “restricted” shares of our common stock outstanding were purchased more than  six months ago. Accordingly, those shares are eligible for sale into the public market. Sales of substantial amounts of those restricted shares, or even the perception that such sales could occur, could adversely affect prevailing market prices of our common stock, and could impair our ability to raise capital through an offering of our equity securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale or distribution of the common stock by the selling security holders.  We may receive proceeds from the Class A Warrants and December Warrants upon the exercise of these warrants, if any, and will use the proceeds from any exercise for general working capital purposes.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 5,963,248 shares of our common stock by selling security holders - this includes shares of our common stock acquirable upon warrants exercisable and preferred shares convertible within 60 days of October 1, 2008.

The shares issued to the selling security holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling security holders the opportunity to sell their shares.  The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling security holders.  The selling security holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement.  See “Plan of Distribution”.

Each of the selling security holders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents.  The selling security holders and any agents or broker-dealers that participate with the selling security holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We will receive no proceeds from the sale of the registered shares.  We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holders Information

The following is a list of the selling security holders who own or have the right to acquire an aggregate of 5,963,248 shares of our common stock covered in this prospectus.  Certain selling security holders have the right to acquire shares of our common stock upon warrants sold in our private placements.  See “Transactions with Selling Security Holders”.

At October 1, 2008 we had 28,739,903 shares of common stock issued and outstanding.

	Before Offering			After Offering
	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned After Offering (3)	Percentage of Shares owned After Offering(3)
Daniel Ades (4) 400 Alton Rd. TH 105M Miami Beach , FL 33139	30,000	**	30,000	0	0%
Aquifer Opportunity Fund, L.P. (5) 712 Fifth Ave., 7th Floor New York, NY 10111	354,546	1. 23%	354,546	0	0%
Banque de Luxembourg (6) 14 Boulevard Royal L-2449 Luxembourg, EU	25,500	**	25,500	0	0%
Banque de Luxembourg (7) 14 Boulevard Royal L-2449 Luxembourg, EU	112,500	**	112,500	0	0%
Becker & Becker (8) 7 Heller Dr. Upper Montclair, NJ 07043	54,000	**	54,000	0	0%
Belltown Capital Partners (9) 1202 Kettner Blvd. Suite 6200 San Diego, CA 92101	44,545	**	44,545	0	0%
Belltown Capital Partners (10) 1202 Kettner Blvd. Suite 6200 San Diego, CA 92101	81,818	**	81,818	0	0%
Trace Allan Cox (11) 6651 Falconsgate Ave. Davie, FL 33331	15,000	**	15,000	0	0%
Alan R. Davidson Trustee of the Alan R. Davidson Revocable Trust Agreement Dated August 14, 2007 (12) 36 Candlewyck Dr. Henderson, NV 89052	736,688	2.55%	75,000	661,688	2.31%
Margaret Davidson (13) 1701 Wisconsin Lane Sarasota, FL 34239	45,000	**	45,000	0	0%
M. St. - John Dinsmore (14) 5524 Sturbridge Houston, TX 77056	150,000	**	150,000	0	0%
Joseph Distelburger (15) 140 Philipsburg Rd. Goshen, NY 10924	7,500	**	7,500	0	0%
Financial Trading Consultants Pension Plan (16) c/o Howard Shapiro 199 Logtown Rd. Port Jervis NY 12771	75,000	**	75,000	0	0%
Forty Traders Limited (17) P.O. Box 36 Auckland, New Zealand 1140	75,000	**	75,000	0	0%
Donald Gage (18) 2011 Shadow Walk Palm Harbor, FL 34685	15,000	**	15,000	0	0%
Donald H. Gage IRA Rollover Pershing LLC as Custodian (19) One Pershing Plaza ATTN: DBS Jersey City, NJ 07399	30,000	**	30,000	0	0%

Craig M. Glaslow (20) Plainview, NJ 11803	121,500	**	82,500	39,000	**
Stuart G. Gauld IRA Rollover Bear Stearns SEC Corp. CTDN (21) Citicorp Center One Sansome St. San Francisco, CA 94104	60,000	**	60,000	0	0%
GSF Capital LLC (22) 350 Poinciana Dr. Ft. Lauderdale, FL 33301	22,500	**	22,500	0	0%
George Hart (23) 7 Anastasia Ct. Palm Coast, FL 32137	15,000	**	15,000	0	0%
Gene Higdem (24) 5526 Cynthia Coeur d’Alene, ID 83815	18,750	**	18,750	0	0%
George Kanstor (25) 9264 Lake Serena Dr. Boca Raton, FL 33496	15,000	**	15,000	0	0%
Robert Kantor (26) 7 Heller Dr. Upper Montclair, NJ 07043	54,000	**	54,000	0	0%
Timothy McCauley (27) 2021 Brentwood Houston, TX 77019	15,000	**	15,000	0	0%
Anne McMillen (28) 5291 Independence Ave. Bronx, NY 10471	15,000	**	15,000	0	0%
Nehoc, LLC (29) 185 Ridge Rd. Goshen, NY 10924	7,500	**	7,500	0	0%
Sandhya K. Mehta (30) 20 Newpost Pkwy, #1807 Jersey City, NJ 07310	7,500	**	7,500	0	0%
Merger Masters International Pension Plan (31) c/o Howard Shapiro 199 Logtown Rd. Port Jervis NY 12771	54,000	**	37,500	16,500	**
Lon Merin (32) 4 Darlene Dr. Goshen, NY 10924	7,500	**	7,500	0	0%
Alexander B. Miller (33) 44 W. 62nd St. New York, NY 10023	15,000	**	15,000	0	0%
Charles C. Mullins III (34) 10267 Hart Beach Cir. Orlando, FL 32832	6,000	**	6,000	0	0%
Charles C. Mullins III IRA, Charles Schwab & Co. Inc. Custodian (35) Charles Schwab & Co. Charles Mullins 9115 – 2961 211 Main St. San Francisco, CA 94105	24,000	**	24,000	0	0%
Nancy Fisher O’Toole (36) 3529 51st Ave. West Bradenton, FL 34210	45,000	**	45,000	0	0%
Sarah W. Palmer (37) 1125 E. Mass Ave. Southern Pines, NC 28387	37,500	**	37,500	0	**
Praetorian Institutional Offshore Ltd. (38) Wesley N. Cooper Praetorian Capital Management, LLC 119 Washington Ave. Suite 600 Miami Beach, FL 33139	4,864,500	16.07%	975,000	3,889,500	13.58%

Stephen M. Richards (39) 11 Mollie Ct. Phoenix, MD 21131	52,500	**	52,500	0	0%
Entrust Administration Services Inc. FBO William J. Rodgers II IRA (40) 801 International Pkwy, 5th Floor Lake Mary, FL 32746	45,000	**	45,000	0	0%
Jams A. Salvatore (41) 7080 W. Patrick Ln. Las Vegas, NV 89113	15,000	**	15,000	0	0%
David Scher (42) 232 E. 12th St. Apt. 8B New York, NY 10003	135,000	**	135,000	0	0%
Ellen Scher (43) 43300 Little River Airport Rd. #121 Little River, CA 95456	37,500	**	37,500	0	0%
Henry Scovern (44) 336 Llandrillo Rd. Bala Cynwyd, PA 19004	15,000	**	15,000	0	0%
Howard Shapiro (45) 199 Logtown Rd. Port Jervis, NY 12771	75,000	**	75,000	0	0%
Dina Shapiro & Howard Shapiro (46) 199 Logtown Rd. Port Jervis, NY 12771	12,600	**	12,600	0	0%
Pamela Shapiro & Howard Shapiro (47) 199 Logtown Rd. Port Jervis, NY 12771	12,600	**	12,600	0	0%
Howard Shapiro as Custodian for David Shapiro (48) 199 Logtown Rd. Port Jervis, NY 12771	12,600	**	12,600	0	0%
David A. Sigalow M.D. (49) 2562 SW Racquet Club Drive Palm City, FL 34990	30,000	**	30,000	0	0%
Michael Silverstein (50) 5035 NW 102nd Dr. Coral Springs, FL 33076	15,000	**	15,000	0	0%
Suzanne Veilleux Charles Schwab & Co. Inc. Custodian IRA Contributory (51) Mr. Bob Pace Charles Schwab & Co. Inc. Alternative Investment Services 211 Main Street San Francisco, CA 94105	6,000	**	6,000	0	0%
Kenneth D. Wasserman (52) 401 Broadway Suite 1101 New York, NY 10013	15,000	**	15,000	0	0%
Forrest John Bahl (53) 245 Ridgeview Dr. Palm Beach, FL 33480	250,000	**	150,000	100,000	**
John C. Bahl (54) P.O. Box 3703 Vero Beach, FL 32964	15,000	**	15,000	0	0%
Marshall T. Davidson (55) 64 Rowayton Woods Dr. Norwalk, CT 06854	20,000	**	20,000	0	0%
Goodstein Family Trust (56) 2308 Camino Robledo Carlsbad, CA 92009	27,273	**	27,273	0	0%
Stuart Meltzer (57) 9500 Caserta St. Lake Worth, FL 33467	30,000	**	30,000	0	0%

Jeffery Zimmerman (58) 5102 Bluefield Ave. Scottsdale, AZ 85254	150,000	**	150,000	0	0%
Haywood Securities Inc. ITF 927051 Alberta Ltd. (59) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Haywood Securities Inc. ITF Arun Abbi (60) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Haywood Securities Inc. ITF Kenneth Bagan (61) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Philip M. Barone (62) 3103 Executive Parkway Suite 100 Toledo, OH 43606	20,000	**	20,000	0	0%
Haywood Securities Inc. ITF Batell Investments Ltd. (63) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Haywood Securities Inc. ITF David Berg (64) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Mark Bloom (65) 371 Holland Rd. #13-02 The Serenade Singapore 278698	30,000	**	30,000	0	0%
William Butcher (66) 1583 McGrain Lane Howell, MI 48843	96,000	**	6,000	90,000	**
Robert Cell (67) C/O Pennaluna & Co. LT 6000655 421 Sherman Ave. Suite 203 Coeur d'Alene, ID 83814	30,000	**	30,000	0	0%
Haywood Securities Inc. ITF David Elliott (68) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	6,250	**	6,250	0	0%
Haywood Securities Inc. ITF Terry Evancio (69) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	10,000	**	10,000	0	0%
Forza Partners, L.P. (70) 2754 N.W. Crossing Dr. #205 Bend, OR 97701	9,090	**	9,090	0	0%
Haywood Securities Inc. ITF Fred Glass (71) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Godde 1980 Trust (72) P.O. Box 1152 Lancaster, CA 93584	150,000	**	150,000	0	0%

Haywood Securities Inc. ITF Laurence Guichon (73) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	10,000	**	10,000	0	0%
Randal L. Hardy (74) 9915 N. Strahorn Rd. Hayden Lake, ID 83835	157,500	**	7,500	150,000	**
Eckart Keil (75) Loferestr 1 A 81671 Munich Germany 87660	7,500	**	7,500	0	0%
Haywood Securities Inc. ITF Millerd Holdings Ltd. (76) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	25,000	**	25,000	0	0%
Bjoern Paffrath (77) Ziegelweg 12 87660 Irsee Germany 87660	10,500	**	10,500	0	0%
Haywood Securities Inc. ITF Marlene Pavan (78) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
Haywood Securities Inc. ITF Wayne Pennington (79) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
RTM Fund (80) C/O Fleckenstein Capital 1108 19th Avenue E. Seattle, WA 98112	450,000	**	300,000	150,000	**
NFS FBO Laurence A. Rudnicki IRA Acct # LT 6116580 (81) C/O Pennaluna & Co. LT 6116580 421 Sherman Ave. Suite 203 Coeur d'Alene, ID 83814	577,350	2.01%	43,000	534,350	1.87%
Haywood Securities Inc. ITF David Sheppard (82) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	6,250	**	6,250	0	0%
Tobias Tretter (83) Marutplatz 2 92681 Erbendorf Germany 92681	15,000	**	15,000	0	0%
Haywood Securities Inc. ITF Timothy Turyk (84) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	5,000	**	5,000	0	0%
Haywood Securities Inc. ITF Andrew Williams (85) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	5,000	**	5,000	0	0%

Haywood Securities Inc. ITF Dr. Wayne Young (86) Haywood Securities Inc 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	2,500	**	2,500	0	0%
R. Zabel Medical Professional Corp. (87) Haywood Securities Inc Attn: Scott Hunter 2000-400 Burrard Street Vancouver, BC V6C 3A6 Canada	54,540	**	54,540	0	0%
Entrust Administration Services Inc. FBO Deborah Rogers IRA (88) 801 International Parkway, 5th Flr Lake Mary, FL 32746	45,000	**	45,000	0	0%
Vestar Holdings, LLC (89) 2 Executive Drive, Suite 645 Fort Lee, New Jersey 07024	470,000	1.64%	470,000	0	0%
Auramet Trading, LLC (90) 2 Executive Drive, Suite 645 Fort Lee, New Jersey 07024	865,000	3.02%	705,000	160,000	**
Erik Goldring (91)	100,000	**	100,000	0	0%
Michael P. Wilson (92) c/o Timberline Resources 101 E. Lakeside Avenue Coeur d’Alene, ID 83814	25,000	**	25,000	0	0%
Vladimir Spina (93)	10,000	**	10,000	0	0%
Paul Dircksen (94) c/o Timberline Resources 101 E. Lakeside Avenue Coeur d’Alene, ID 83814	25,000	**	25,000	0	0%
NFS FBO John A. Swallow Roth IRA (95) c/o Timberline Resources 101 E. Lakeside Avenue Coeur d’Alene, ID 83814	25,000	**	25,000	0	0%
Ian Cassel (96)	238,800	**	238,800	0	0%
Strata Partners, LLC (97) 219 Lake Street S., Suite C Kirkland, WA 98033	15, 676	**	15,676	0	0%
Pennaluna & Co. (98) 421 Sherman Ave. Suite 203 Coeur d'Alene, ID 83814	8,910	**	8,910	0	0%
Total	11,594,286	37.35%	5,963,248	5,631,038	19.66%

**- Designates of percentage of ownership of less than 1%

(1)

All percentages are based on 28,739,903 shares of common stock issued and outstanding on    October 1, 2008.  Beneficial ownership is calculated by the number of shares of common stock that each selling security holder owns or controls or has the right to acquire within 60 days of   October 1, 2008.

(2)

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling security holders are not required to sell their shares.  See “Plan of Distribution” beginning on page 26.

(3)

Assumes that all shares registered for resale by this prospectus have been issued and sold.

(4)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(5)

Includes 236,364 shares of common stock and 118,182 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Adam Mizel as General Partner to Aquifer Opportunity Fund, L.P. exercises sole voting control and dispositive power over these securities.

(6)

Includes 17,000 shares of common stock and 8,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of    the date of this prospectus.  S. Narin and P. Girardet as CRM’s  to Banque de Luxembourg exercises sole voting control and dispositive power over these securities.

(7)

Includes 75,000 shares of common stock and 37,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  S. Narin and P. Girardet as CRM’s  to Banque de Luxembourg exercises sole voting control and dispositive power over these securities.

(8)

Includes 36,000 shares of common stock and 18,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Robert Kantor as Partner to Becker & Becker exercises sole voting control and dispositive power over these securities.

(9)

Includes 26,363 shares of common stock and 18,182 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of    the date of this prospectus. Robert Torangelo as Managing Member of General Partner to Belltown Capital Partners exercises sole voting control and dispositive power over these securities.

(10)

Includes 54,545 shares of common stock and 27,273 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Robert Torangelo as Managing Member of General Partner to Belltown Capital Partners exercises sole voting control and dispositive power over these securities.

(11)

Includes 10,000 shares of common stock and 5000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of     the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(12)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of     the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Beneficial ownership includes 661,688 common shares not being offered for resale under this prospectus.

(13)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(14)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(15)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(16)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Howard Shapiro of Financial Trading Consultants Pension Plan exercises sole voting control and dispositive power over these securities.

(17)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  E.W. Preston as a director to Forty Traders Ltd. exercises voting control and dispositive power over these securities.

(18)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Mr. Gage is an affiliate with Intervest International in the capacity of an investment banker.

(19)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(20)

Includes 55,000 shares of common stock and 27,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Beneficial ownership includes 39,000 common shares not being offered for resale under this prospectus.

(21)

Includes 40,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(22)

Includes 15,000 shares of common stock and 7,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus. Gregory Feiss as Managing Member to GSF Capital LLC exercises sole voting control and dispositive power over these securities.

(23)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(24)

Includes 12,500 shares of common stock and 6,250 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(25)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(26)

Includes 36,000 shares of common stock and 18,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(27)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(28)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(29)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  David Cohen as Manager to Nehoc, LLC exercises sole voting control and dispositive power over these securities.

(30)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(31)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of    the date of this prospectus.  Howard Shapiro as Trustee to Merger Masters International Pension Plan exercises sole voting control and dispositive power over these securities.

(32)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(33)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(34)

Includes 4,000 shares of common stock and 2,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(35)

Includes 16,000 shares of common stock and 8,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(36)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(37)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(38)

Includes 300,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus and 525,000 shares of common stock acquirable upon the exercise of December Warrants within 60 days of   the date of this prospectus.  Wesley N. Cooper of Praetorian Institutional Offshore Ltd. exercises sole voting control and dispositive power over these securities.  Beneficial ownership includes 3,364,500 common shares and 525,000 common shares acquirable upon warrants which are not being offered for resale under this prospectus.

(39)

Includes 35,000 shares of common stock and 17,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of    the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(40)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(41)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(42)

Includes 90,000 shares of common stock and 45,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(43)

Includes 25,000 shares of common stock and 12,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(44)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(45)

Includes 50,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(46)

Includes 8,400 shares of common stock and 4,200 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individuals exercise joint voting control and dispositive power over these securities.

(47)

Includes 8,400 shares of common stock and 4,200 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individuals exercise joint voting control and dispositive power over these securities.

(48)

Includes 8,400 shares of common stock and 4,200 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Howard Shapiro exercises sole voting control and dispositive power over these securities.

(49)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(50)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(51)

Includes 6,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(52)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(53)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Beneficial ownership includes 100,000 common shares not being offered for resale under this prospectus.

(54)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(55)

Includes 20,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(56)

Includes 18,182 shares of common stock and 9,091 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus. Glenn Goodstein as Trustee to the Goodstein Family Trust exercises sole voting control and dispositive power over these securities.

(57)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(58)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of    the date of this prospectus.   The named individual exercises sole voting control and dispositive power over these securities.

(59)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Neil Deuchord as President to 927051 Alberta Ltd. exercises sole voting control and dispositive power over these securities.

(60)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(61)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(62)

Includes 20,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(63)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  David Elliott as Secretary to Batell Investments Ltd. exercises sole voting control and dispositive power over these securities.

(64)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(65)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(66)

Includes 4,000 shares of common stock and 2,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Beneficial wnership includes 90,000 common shares not being registered for resale under this prospectus.

(67)

Includes 20,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(68)

Includes 6,250 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(69)

Includes 10,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(70)

Includes 9,090 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus. David Atkinson as Managing Member of General Partner to Forza Partners, L.P. exercises sole voting control and dispositive power over these securities.

(71)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(72)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  Forrest Godde as Trustee to the Godde 1980 Trust exercises sole voting control and dispositive power over these securities.

(73)

Includes 10,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(74)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Mr. Hardy is the Chief Executive and Chief Financial Officer to the Company.

(75)

Includes 5,000 shares of common stock and 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(76)

Includes 25,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of   the date of this prospectus.  Don Millerd as President to Millerd Holdings Ltd. exercises sole voting control and dispositive power over these securities.

(77)

Includes 7,000 shares of common stock and 3,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(78)

Includes 2,500 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(79)

Includes 2,500 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(80)

Includes 100,000 shares of common stock and 50,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus and 150,000 shares of common stock acquirable upon exercise of December Warrants within 60 days of   the date of this prospectus.  William A. Fleckenstein for RTM Fund, L.P. exercises voting control and dispositive power over these securities.  Beneficial ownership includes 150,000 common shares not being offered for resale under this prospectus.

(81)

Includes 12,000 shares of common stock and 6,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of the date of this prospectus and 25,000 shares of common stock acquirable upon exercise of December Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Beneficial ownership includes 534,350 common shares not being offered under this prospectus.

(82)

Includes 6,250 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(83)

Includes 10,000 shares of common stock and 5,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(84)

Includes 5,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of    the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(85)

Includes 5,000 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(86)

Includes 2,500 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(87)

Includes 36,360 shares of common stock and 18,180 shares of common stock acquirable upon exercise of  Class A Warrants within 60 days of   the date of this prospectus.  R. Zabel of R. Zabel Medical Professional Corp. exercises sole voting control and dispositive power over these securities.

(88)

Includes 30,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of Class A Warrants within 60 days of the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.

(89)

Includes 470,000 shares of common stock Justin Sullivan of Vestar Holdings LLC exercises sole voting control and dispositive power over these securities.

(90)

Includes 705,000 shares of common stock for resale under this prospectus and 160,000 shares of common stock not for resale under this prospectus. Justin Sullivan of Auramet Trading, LLC exercises sole voting control and dispositive power over these securities.

(91)

Includes 100,000 shares of common stock.  The named individual exercises sole voting control and dispositive power over these securities.

(92)

Includes 25,000 shares of common stock.  The named individual exercises sole voting control and dispositive power over these securities.

(93)

Includes 10,000 shares of common stock.  The named individual exercises sole voting control and dispositive power over these securities.

(94)

Includes 25,000 shares of common stock acquirable upon exercise of December Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Mr. Dircksen is a Vice President of the Company.

(95)

Includes 25,000 shares of common stock acquirable upon exercise of December Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  Mr. Swallow is the Chairman of the Board to the Company.

(96)

Includes 238,800 shares of common stock acquirable upon exercise of December Warrants within 60 days of   the date of this prospectus.  The named individual exercises sole voting control and dispositive power over these securities.  The named individual received these warrants in consideration for investor relations services provided in connection with the December offering.

(97)

Includes 15,676 shares of common stock acquirable upon exercise of Class A Broker Warrants within 60 days of the date of this prospectus.  Rhett Gustafson of Strata Partners, LLC exercises sole voting control and dispositive power over these securities.  Strata Partners, LLC is a registered broker dealer and acted as agent in our October 2007 placement of securities.

(98)

Includes 8,910 shares of common stock acquirable upon exercise of Class A Broker Warrants within 60 days of the date of this prospectus.  Ron Nicklas of Pennaluna & Co. exercises sole voting control and dispositive power over these securities.  Pennaluna & Co. is a registered broker dealer and acted as agent in our October 2007 placement of securities.

Except as otherwise provided in the footnotes to the Selling Security Holders Table above, each of the selling security holders has represented to us that it is not a broker-dealer and is not affiliated with any broker-dealer in the United States.  Except as otherwise provided in this prospectus, none of the selling security holders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

Transactions with Selling Security Holders

Private Placement – October 2007

On October 11, 2007, Timberline closed the third and final tranche of its private placement of units.  In the aggregate, we placed 2,626,696 units at a price of $2.75/unit for gross aggregate proceeds of $7,223,414. Each unit consists of one common share and one-half of one purchase warrant. The warrants will be exercisable at a price of $3.50 for a period of 24 months after the date of issuance.  The Company closed the private placement in three tranches: the first closing on September 30, 2007 and consisting of 1,780,974 units, the second closing on October 1, 2007 and consisting of 288,182 units, and the third closing on October 11, 2007 and consisting of 557,540 units.

In connection with the private placement, we have agreed to pay qualified agents a cash compensation fee in U.S. dollars in an amount equal to six percent (6%) of the gross proceeds of the offering received by us for units placed by the agents, an amount equal to $67,612, and the agents will also receive agents’ warrants, exercisable to acquire units equal in number to six percent (6%) of the total number of units sold that were placed by the agents, totaling 12,293 agents’ warrants.

Proceeds from the offering will be used for the purchase of drills and support equipment; permitting, field work, and drilling at several of Timberline’s exploration projects; reducing related-party and bank debt and general working capital.  Proceeds will also be used to evaluate merger and acquisition opportunities in mining services and exploration.

The shares, warrants and underlying shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The shares, warrants and underlying securities were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and by Rule 903 of Regulation S of the Securities Act, such exemptions being available based on information obtained from the investors to the private placement.

Acquisition of Kettle Drilling, Inc. and Subsequent Transactions Involving the Convertible Preferred Shares

On March 6, 2006, Timberline completed its acquisition of all of the outstanding capital stock of Kettle Drilling Inc. which in September 2008 changed its name to Timberline Drilling Incorporated, a privately held, Idaho corporation for consideration of $2,800,000 (comprised of a cash payment of $2,400,000 and two promissory notes in the total principal amount of $400,000) and 5,000,000 shares of convertible preferred stock (which we refer to herein as the Acquisition).  In connection with the Acquisition, as of February 23, 2006, the parties entered into a Stock Purchase and Sale Agreement (which we refer to herein as the Stock Purchase and Sale Agreement) a copy of which was attached as an exhibit to and the subject of the Registrant’s Current Report on Form 8-K filed on March 1, 2006.  The Acquisition was completed with the issuance of the convertible preferred stock (which we refer to herein as the Series A Preferred Shares) to the Kettle Shareholders on March 6, 2006.  1,250,000 Series A Preferred Shares were issued to David Deeds and Margaret Deeds, husband and wife, and 3,750,000 Series A Preferred Shares were issued to Doug Kettle.

On June 24, 2008, Timberline and Auramet Trading, LLC (which we refer to herein as Auramet) signed an Indicative Term Sheet (referred to herein as the Term Sheet) under which Auramet would provide an $8.0 million loan to Timberline, at Timberline’s request, at any time before June 30, 2008.  Pursuant to the fee terms of the Term Sheet, Timberline paid a fee equal to 4% of the principal amount of the loan and issued 160,000 common shares of Timberline to Auramet after Timberline’s drawdown of the loan on June 27, 2008.  The shares were issued to Auramet pursuant to Section 4(2) of the Securities Act of 1933, as amended (which we refer to herein as the Securities Act) and Rule 506 promulgated thereunder.  Auramet has represented that they are an accredited investor and the securities issued to Auramet are “restricted securities” within the meaning of Rule 144 of the Securities Act.

On June 27, 2008, pursuant to the Term Sheet and subject to the terms laid out in the Promissory Note (as described below), Auramet provided $8.0 million to Timberline, $7.5 million of which was used to repurchase 3,525,000 shares of Series A Preferred Stock from Douglas Kettle, the sole holder of the Series A Preferred Shares, pursuant to the Preferred Shares Repurchase Agreement (which we refer to herein as the Series A Preferred Shares Agreement) between Timberline, Douglas Kettle and Auramet.  Of the 4,700,000 Series A Preferred Shares held by Mr. Kettle, Timberline repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million.  Pursuant to the Series A Preferred Shares Agreement, the remaining 1,175,000 Series A Preferred Shares were converted to 1,175,000 common shares of Timberline and purchased from Mr. Kettle by a private investor. The purchaser of the common shares has no rights previously associated with the Series A Preferred Shares.  Upon closing of the above transactions, no Series A Preferred Shares remain outstanding.

On June 27, 2008, Timberline entered into a Promissory Note with Auramet.  The following is a summary of the material terms of the Note:

Security.  The Company’s obligations under the Note are secured by (1) the guaranty of Timberline Drilling, a wholly-owned subsidiary of Timberline, and (2) a pledge by Timberline of all of the shares held by it in Timberline Drilling.

Interest.  The Note bears interest at 12% and shall be paid monthly in arrears commencing on August 1, 2008.

Maturity.  The $8.0 million principal is due on October 27, 2008.

Prepayments.  The Company may make prepayments  on the Note in increments of $250,000.  The Company also must make mandatory prepayments on the Note if Timberline or Timberline Drilling issue any debt or equity, other than certain permitted issuances, including but not limited to, raising funds through the issuance of debt or equity to complete Timberline’s acquisition of Small Mine Development, LLC (this pending transaction has previously been disclosed in Timberline’s preliminary proxy statement filed with the Securities and Exchange Commission (which we refer to herein as the SEC) on June 11, 2008).  The Company must also make a mandatory prepayment in the event of a change in control.

Events of Default.  Events of Default under the Note include:

•

failure to make a scheduled payment of principal or interest or other amount payable by Timberline in accordance with the Note terms;

•

any representation or warranty made by Timberline or Timberline Drilling in connection with the Note or related documents shall prove to have been materially incorrect when made;

•

bankruptcy or insolvency related defaults;

•

inability of Timberline or Timberline Drilling to pay its debts as they become due;

•

the Note or any related transaction document is canceled, terminated, revoked or rescinded without the express prior written consent of Auramet, or any action is commenced to cancel, revoke or rescind the Note or any related transaction document; and

•

any judgment for payment of money in excess of $100,000 is rendered against Timberline or Timberline Drilling and remains undischarged for 30 days or any legal action is taken by a judgment creditor to attach or levy upon any assets of Timberline or Timberline Drilling to enforce any such judgment.

Upon an Event of Default, Auramet may declare the balance of the Note then outstanding to be due and  payable in full, together with accrued interest thereon and all fees and other obligations of Timberline accrued under the Note.  From and after the occurrence of an Event of Default, the Note will bear interest at a rate of 15% per annum.

Private Placement- December 2006

Only the remaining unexercised 1,063,800 shares underlying the warrants issued in our December 2006 private placement are included for resale by selling security holders.  The common shares as well as any already exercised warrants are not included in this prospectus.

In December 2006, Timberline completed a private placement of units.  In the aggregate, we placed 4,200,000 units at a price of $0.65 per unit for gross aggregate proceeds of $2,730,000.  Each unit consisted of one common share and one-half of one purchase warrant. The warrants are exercisable at a price of $1.00 until December 31, 2008.  Timberline issued Mr. Ian Cassel 238,800 warrants in connection with investor relations and consulting service rendered by Mr. Cassel in connection with this offering.

Proceeds from the offering were used primarily for the purchase of drills and support equipment; permitting, field work debt reduction and general working capital.

The shares, warrants and underlying shares of the private placement were not registered under the  Securities Act, or the laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The shares, warrants and underlying securities were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and by Rule 903 of Regulation S of the Securities Act, such exemptions being available based on information obtained from the investors to the private placement.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. When we refer to selling security holders, we intend to include donees and pledgees selling shares received from a named selling security holder after the date of this prospectus.  All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling security holders.  Sales of shares may be effected by the selling security holders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

The selling security holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling security holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the selling security holders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum one year holding period.

Upon being notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) of the Act, disclosing:

•

the name of each selling security holder(s) and of the participating broker-dealer(s),

•

the number of shares involved,

•

the price at which the shares were sold,

•

the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

•

that the broker-dealer(s) did not conduct any investigation to verify information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock.  The common stock has a par value of $0.001.  As of October 1, 2008, there were 28,739,903 shares of common stock issued and outstanding.  Each record holder of  common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Company’s Articles of Incorporation.

Holders of outstanding shares of  common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds. Furthermore, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders of common stock are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of  common stock have no preemptive, conversion or redemptive rights.   All of the issued and outstanding shares of  common stock are, and all un-issued shares when offered and sold will be duly authorized, validly issued, fully paid, and non-assessable.  To the extent that additional shares of   the Company’s common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The total number of shares of preferred stock that the Company has authority to issue is 10,000,000 (Ten Million). The preferred stock has a par value of $0.01. As of October 1, 2008, there were no outstanding preferred shares.  The preferred stock shall be entitled to preference over the common stock with respect to the distributions of assets of the Company in the event of liquidation, dissolution, or winding up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the board of directors prior to the issuance of any shares thereof.

Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The board of directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of that series.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DESCRIPTION OF THE BUSINESS

General

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production.  We ceased exploration activities during the 1990s and became virtually inactive.  In December 2003, a group of investors purchased 80-percent of the issued and outstanding common stock from the then-controlling management team.  In January 2004, we affected a one-for-four reverse split of our issued and outstanding shares of common stock and increased the number of our authorized shares of common stock to 100 million with a par value of $.001.  Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.  On February 2, 2004, our name was changed to Timberline Resources Corporation.  Since the reorganization, we have been in an exploration stage evaluating, acquiring and exploring mineral prospects with potential for economic deposits of gold, silver and copper.  A prospect is defined as a mining property, the value of which has not been determined by exploration.  On August 27, 2008, we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

On March 6, 2006, we acquired Kettle Drilling, Inc. as a wholly owned subsidiary.  Kettle Drilling, Inc. was formed in 1996 and provides drilling services to the mining and mineral exploration industries across North America and worldwide. In September 2008, Kettle Drilling, Inc. changed its name to Timberline Drilling Incorporated (which we refer to as Timberline Drilling).

On February 23, 2008, we entered into a Stock Purchase Agreement (which we refer to as the Purchase Agreement) with Ron Guill, sole owner of Small Mine Development, LLC (which we refer to as SMD).  Under the terms of the Purchase Agreement, we will acquire all of the outstanding membership interests of SMD, an underground mine development and production contractor specializing in hard rock mining in the western United States.  On August 22, 2008, our shareholders approved the Purchase Agreement with SMD.  For a discussion of the terms of the Purchase Agreement and the acquisition of SMD (which we refer to as the SMD Purchase) see the section heading “Description of the Business – SMD Purchase” below.  Financial statements for SMD and pro forma financial statements showing the effect of the anticipated acquisition of SMD accompany this prospectus, see the section heading “Financial Statements” below.  For a description of the financings to be completed in connection with the SMD acquisition (which we refer to herein as the SMD Financings) see the section heading “Description of Business – SMD Financings”.

Unless otherwise indicated, any reference to Timberline, or “we”, “us”, “our”, etc. refers to Timberline Resources Corporation and/or its wholly owned subsidiary, Timberline Drilling.

Our Competition

Both the mineral exploration and drilling industries are intensely competitive in all phases.  In our mineral exploration activities, we will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.  We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history.

Similarly, in our drilling business, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Our Offices and Other Facilities

Timberline currently maintains its administrative office at 101 East Lakeside Ave., Coeur d’Alene, ID 83814.  The telephone number is (208) 664-4859.  Timberline Drilling maintains its administrative office at 2775 Howard Street, Suite 2, Coeur d’Alene, ID 83815.  Timberline Drilling’s telephone number is 208-665-7211.  In addition, Timberline Drilling maintains a shop facility in Coeur d’Alene, ID  and an operational facility in Elko, NV.  Timberline Drilling’s Mexican subsidiary, World Wide Exploration, S.A. de C.V., maintains an administrative office and warehouses in Hermosillo and Torreon, Mexico.

Our Employees

Timberline, the parent company, is an exploration  company and currently has seven employees, including certain officers and directors.  Management expects to hire staff and additional management as necessary as implementation of our business plan requires.

Timberline Drilling, our subsidiary, has approximately 125 employees in the U.S. and roughly 90 employees at the Mexican drilling subsidiary, World Wide Exploration.  The breakdown is as follows; U.S.; 8-Management/Supervisory, 4-Administration, 3-Clerical, 110-Drilling Operations.  Mexico; 2-Management, 1-Administration, 2-Clerical,  85-Drilling Operations.  We believe that our relationship with our employees is good.

Regulation

The exploration, drilling and mining industries operate in a legal environment that requires permits to conduct virtually all operations.  Thus permits are required by local, state and federal government agencies.  Federal agencies that may be involved include: The U.S. Forest Service (USFS), Bureau of Land Management (BLM), Environmental Protection Agency (EPA), National Institute for Occupational Safety and Health (NIOSH), the Mine Safety and Health Administration (MSHA) and the Fish and Wildlife Service (FWS). Individual states also have various environmental regulatory bodies, such as Departments of Ecology and so on.  Local authorities, usually counties, also have control over mining activity.  The various permits address such issues as prospecting, development, production, labor standards, taxes, occupational health and safety, toxic substances, air quality, water use, water discharge, water quality, noise, dust, wildlife impacts, as well as other environmental and socioeconomic issues.

Prior to receiving the necessary permits to explore or mine, the operator must comply with all regulatory requirements imposed by all governmental authorities having jurisdiction over the project area.  Very often, in order to obtain the requisite permits, the operator must have its land reclamation, restoration or replacement plans pre-approved. Specifically, the operator must present its plan as to how it intends to restore or replace the affected area. Often all or any of these requirements can cause delays or involve costly studies or alterations of the proposed activity or time frame of operations, in order to mitigate impacts.  All of these factors make it more difficult and costly to operate and have a negative and sometimes fatal impact on the viability of the exploration or mining operation. Finally, it is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically reevaluated at that time.

Overview of Timberline Drilling Incorporated. – Our Wholly-Owned Subsidiary

In March 2006, Timberline acquired Kettle Drilling, Inc., which in September 2008 changed its name to Timberline Drilling Incorporated.  Timberline Drilling provides drilling services to mining and mineral exploration companies throughout North America, combining state of the art equipment, world-class technical expertise, innovative thinking, and a strong safety record.  Timberline Drilling specializes in underground drilling services in support of active mining operations and advanced exploration projects.  Working primarily with established companies, its business is less cyclical than that of surface drillers at early-stage exploration sites, where supplies, infrastructure, and project funding are less predictable.

Timberline Drilling’s long-term strategies of aggressive expansion, drill fleet modernization, and underground focus have resulted in revenue growth.  Timberline Drilling, along with its wholly-owned Mexican subsidiary, World Wide Exploration, S.A. de C.V. (which we refer to as World Wide or WWE), now have a combined fleet of  24 rigs which generated revenues of approximately $6.3-million in the quarter ending in September 2007, above its previous quarterly record and raising overall revenue for the 2007 fiscal year to more than $19 million.

During the remainder of 2008 and 2009 fiscal years, Timberline anticipates consistent profitability from its drilling operations with over $30 million in expected revenues in 2008.  With commodity prices strong and the drilling business correspondingly robust, increasing revenues and cash flow at Timberline Drilling are expected to continue for the foreseeable future.

Overview of Our Mineral Exploration Business

Our parent company is a mineral exploration company.  Mineral exploration is essentially a research activity that does not produce a product.  Successful exploration often results in increased project value that can be realized through the optioning or selling of the claimed site to larger companies.  As such, we acquire properties which we believe have potential to host economic concentrations of minerals, particularly gold, silver and copper.  These acquisitions have and may take the form of unpatented mining claims on federal land, or leasing claims, or private property owned by others.  An unpatented mining claim is an interest that can be acquired to the mineral rights on open lands of the federally owned public domain.  Claims are staked in accordance with the Mining Law of 1872, recorded with the federal government pursuant to laws and regulations established by the Bureau of Land Management (the Federal agency that administers America’s public lands), and grant the holder of the claim a possessory interest in the mineral rights, subject to the paramount title of the United States.

We will perform basic geological work to identify specific drill targets on the properties, and then collect subsurface samples by drilling to confirm the presence of mineralization (the presence of economic minerals in a specific area or geological formation).  We may enter into joint venture agreements with other companies to fund further exploration work.  It is our plan to focus on assembling a high quality group of early to mid-stage mineral (gold, silver, and copper) exploration prospects, using the experience and contacts of the management group.  By such prospects, we mean properties that may have been previously identified by third parties, including prior owners such as exploration companies, as mineral prospects with potential for economic mineralization.  Often these properties have been sampled, mapped and sometimes drilled, usually with indefinite results.  Accordingly, such acquired projects will either have some prior exploration history or will have strong similarity to a recognized geologic ore deposit model.  Geographic emphasis will be placed on the western United States.

The focus of our activity has been to acquire properties that we believe to be undervalued; including those that we believe to hold previously unrecognized mineral potential.  Properties have been acquired through the location of unpatented mining claims (which allow the claimholder the right to mine the minerals without holding title to the property), or by negotiating lease/option agreements.  Our Vice-President of Exploration, Paul Dircksen, has experience in evaluating, staking and filing unpatented mining claims, and in negotiating and preparing mineral lease agreements in connection with those mining claims.

The geologic potential and ore deposit models have been defined and specific drill targets identified on the majority of our properties.  Our property evaluation process involves using basic geologic fieldwork to perform an initial evaluation of a property.  If the evaluation is positive, we seek to acquire it, either by staking unpatented mining claims on open public domain, or by leasing the property from the owner of private property or the owner of unpatented claims.  Once acquired, we then typically make a more detailed evaluation of the property.  This detailed evaluation involves expenditures for exploration work which may include rock and soil sampling, geologic mapping, geophysics, trenching, drilling, or other means to determine if economic mineralization is present on the property.

Portions of our mineral properties are owned by third parties, and leased to us.  These agreements are held by David Miller and Howard Adams, Jim Ebisch, Sedi-Met, Inc, Hecla Mining Company, Snowshoe Mining Company and Diversified Inholdings.  The contract with Mr. Ebisch, a former director, is an assignment of lease; the state of Idaho is the underlying owner.  In addition, we own a number of unpatented mining claims outright.  Approximately 38 of these claims are located near our Snowstorm Project in Shoshone County, Idaho, and have been included in the earn-in agreement with Hecla Mining Company.  An “earn-in agreement” requires one party to spend a certain amount of money, usually in mineral exploration expenditures, to earn a specified percentage ownership in the property. On February 1, 2006, pursuant to the agreement, Hecla elected to withdraw from the venture but retains four percent (4%) net smelter return royalty on any mineral production from the subject claims. In conjunction with this withdrawal, Hecla assigned approximately 750 acres of mineral rights in the area to us.  Four additional groups of unpatented claims owned by the Company are located in Sanders and Lincoln counties, Montana.  The Montana claims are leased by the Company to Sterling Mining Company.  Additionally, also in Montana, the Butte Highlands Property is located in Silver Bow County and is comprised of 8 patented and 61 unpatented claims.  The contract on the East Camp Douglas property in Mineral County, Nevada is comprised of 115 unpatented claims.

All of the leases are contracts with varied terms, all of which provide for us to earn an interest in the property or receive a royalty.  See Description of Property below.

Our strategy with properties deemed to be of higher risk or those that would require very large exploration expenditures is to present them to larger companies for joint venture.  Our joint venture strategy is intended to maximize the abilities and skills of the management group, conserve capital, and provide superior leverage for investors.  If we present a property to a major company and they are not interested, we will continue to seek an interested partner.

For our prospects where drilling costs are reasonable and the likelihood of success seems favorable, we will undertake our own drilling.  The target depths, the tenor of mineralization on the surface, and the general geology of the area are all factors that determine the risk as calculated by us in conducting a drilling operation.  Mineral exploration is a research and development activity and is, by definition, a high risk business that relies on numerous untested assumptions and variables.  Accordingly, we make our decisions on a project by project basis.  We do not have any steadfast formula that we apply in determining the reasonableness of drilling costs in comparison to the likelihood of success, i.e. in determining whether success seems “favorable.”

SMD Purchase

In February 2008, we signed a definitive Purchase Agreement to acquire SMD.  In the agreement, we agreed to pay a total purchase price of $80 million, consisting of $45 million in cash at closing, $15 million in Timberline common shares (valued at $3.21 per share, the average closing price for the 30 day period  prior to the date of signing the Purchase Agreement), and $20 million paid in $5 million increments over four years.  Ron Guill, the founder and owner of SMD and a Timberline Director, has agreed to continue to lead SMD for at least the next four years.

The SMD acquisition is expected to roughly quadruple our revenue and provide us with the “critical mass” to be a significant player in the North American mining services industry.  We anticipate that with more than $120  million in total annualized revenue, predictable earnings, a strong balance sheet, and an American Stock Exchange listing, our market position will be similar to an emerging, profitable, mid-tier gold producer, but with significantly more exploration upside and far fewer potential operational liabilities.  It is our opinion that we will be an attractive candidate for investment among resource and commodity focused funds.

The SMD acquisition will add underground mine development and operation, along with other production-related skills, to our in-house capabilities at Timberline.  Furthermore, we believe that the SMD purchase will position us well for additional acquisitions and organic growth, especially in the exploration sector.

Summary

Description of Purchase :	The Company desires to buy all of the outstanding membership interests of SMD, a limited liability company formed in Idaho.
Principal Business :	SMD is an underground mine development and production contractor specializing in hard rock underground mining in the western United States.
Purchase Price :

$80 million consisting of $35 to $45 million in cash at closing, 4,672,897 common shares of the Company (valued at $15 million based on $3.21 per share, the average closing price for the 30 day period  prior to the date of signing the Purchase Agreement), and deferred cash payments totaling $20 to $30 million, payable in equal, annual installments over four years on the anniversary of closing.

We expect to pay the deferred cash payments out of SMD revenues and from consolidated cash flow.

Employment Agreement with Ron Guill :	The Company anticipates entering into an employment agreement with Ron Guill, the sole owner of SMD, that will provide for an annual salary of $250,000 plus benefits, upon closing.
Conditions :

The Purchase Agreement is subject to closing conditions including:

–

•

no law or governmental order will have been enacted or deemed applicable so as to prohibit the closing;

•

obtaining required consents from applicable third parties; and

•

the Company will have obtained satisfactory financing needed in order to consummate the SMD Purchase and fund the working capital requirements of SMD.  We need to raise no less than net proceeds of $45 million in order to close the SMD Purchase.

Termination of Purchase Agreement :

The Purchase Agreement may be terminated prior to the closing on certain grounds including:

–

•

by mutual written consent of the parties;

•

upon a material breach of a representation, warranty or agreement contained in the Purchase Agreement;

•

a law or governmental order is enacted or deemed applicable to the transaction that prohibits the closing; and

•

by Timberline, if we are not able to obtain satisfactory financing needed in order to consummate the Purchase and fund the working capital requirements of SMD.

Description of Small Mine Development, LLC

Contact Information

The principal executive office of SMD is located at 967 E. Park Center Blvd., PMB 396, Boise, Idaho 83706.  SMD’s telephone number is (208) 338-8880.  SMD’s website is located at http://www.undergroundmining.com.

Description of Business

SMD is an underground mine development and production contractor specializing in hard rock mining in the western United States. Its mission is to be the leader in safe, productive and innovative mining solutions.  SMD was founded in 1982 by Ron Guill, a former Marine Corps officer who graduated from the Mackay School of Mines in Reno, Nevada with a degree in Mining Engineering.

Over the past 25 years, SMD has driven over 300,000 feet of development drift and mined more than 8 million tons of ore.  SMD offers comprehensive mining services, including planning, drilling, development and extraction, and mine shut down at the end of production.  In 1984, SMD pioneered the use of 100% cemented backfill for use in underhand cut and fill mining which is now used frequently in Nevada underground gold projects.

Development activities include planning and construction of portals, ramps, raises, shops and shotcrete.  SMD also offers definition drilling in support of ongoing operations and production stoping.  Its technical services offered include engineering, grade control, and surveying.

SMD prides itself on teamwork and a “make it work attitude”.  For example, during the 4.5 years SMD was at the Diamond Hill project in Montana, it completed 12,000 feet of drifting and produced over 850,000 tons of ore at a production rate between 500 to 1,000 tons per day utilizing longhole stoping with remote mucking – while averaging 0.25 ounces per ton.  This was done in spite of the project’s remote location, low grade, challenging geometry and other difficulties.

SMD emphasizes safety at each of its projects and in 2000, received the Department of Labor’s Sentinels of Safety award, which recognizes achievement of outstanding safety records, to stimulate greater interest in safety and to encourage development of more effective accident prevention programs among the nation’s mineral extractive industries.

Each day SMD drives hundreds of feet of drift and produces thousands of tons of ore for various clients.  Its strengths are its ability to partner with each client and serve a wide range of underground mining needs – from planning and development, to full production.  Since 2004, SMD has provided mining services to Newmont Mining Corp., Barrick Goldstrike Mines Inc., and Queenstake Resources USA (now called Yukon-Nevada Gold Corp.).

Recently completed and ongoing underground mining and development projects include:

•

Chukar Project (Newmont) – Increased production approximately 45%, at client request, to 1,265 ore tons per day and 4,400 feet of waste development drift. This project commenced in 2002 and will continue through 2008 and beyond.

•

Getchell Project (Barrick) – In response to a fatality at this job site on April 21, 2008, we asked to be released from our contractual obligation at Getchell after mining 1,400,000 more ore tons than originally contracted. Production was down to 775 ore tons per day due to diminishing stoping areas and 8,100 feet of waste development drift was driven.

•

Leeville Project (Newmont) – This project is operated by Newmont crews, and SMD’s primary role is to drive a waste development drift.  However, SMD is occasionally requested to mine ore. SMD drove 11,275 feet of development drift and averaged 800 ore tons per day in 2007, resulting in a 30% increase in revenue over 2006. This work is slated to continue through 2008 with the type and quantity of work scheduled by the client on a monthly basis.

•

Weird II Project (Barrick) – The project was completed in the early part of 2007 with equipment and crews transferring to a new project located 10 miles west at Storm.

•

Cortez Hills Project (Barrick) – This is a major dual decline development into a world class ore body. At this project, 8,400 feet of 18 foot by 18 foot development drift was completed.  As of June 6, 2008, we had withdrawn from this project.

•

Questa Development Drifting (Chevron) – This project was started in 2006 and ended in September, 2007. This was a waste development project driving extraction drifts in a block cave. Total drifting completed in 2007 was 4,675 feet. Total drifting on this project ended up at 12,805 feet, or 70% more than the original contract amount.

•

Storm Production (Barrick) – This project was started in early 2007.  5,250 feet of waste development drift was driven and 400 ore tons per day were mined in 2007.  As of June 6, 2008, we had withdrawn from this project.

•

Golden Sunlight II (Barrick) – We moved back into the Golden Sunlight open pit in early 2007 for a second mining contract after completing the first contract in 2004. We developed 5,000 feet of waste development in the first half of the year then averaged 1,400 tons per day of ore mined for the last six months of the year. As of June 6, 2008, we had withdrawn from this project.

In May 2008, subsequent to a fatality at the Getchell project operated by SMD, SMD asked to be released from their contractual obligations at that particular mine.  In response, Barrick exercised an option in their contracts to have SMD terminate their work at all Barrick projects within 30 days.  Several of those projects were near completion.  As of June 6, 2008, SMD completed their work at all Barrick projects and arranged to begin projects for other clients with the available equipment and personnel from the Barrick projects.  There are five projects for five different companies that are expected to begin in 2008 that will nearly replace the terminated Barrick projects. Management believes that this will not have a material impact on SMD’s financial results or on our proposed acquisition of SMD.

SMD’s principal office is located in Boise, Idaho.  As of March 22, 2008, SMD employs 329 full-time employees.  SMD has no part-time employees.

Description of SMD Equity

SMD is a limited liability company that is wholly-owned by Mr. Guill, who owns all of the outstanding membership interests.  There is no existing class of common equity.

Terms of the SMD Purchase

Brief Description of the Purchase

We desire to acquire all of the outstanding membership interests of SMD, an underground mine development and production contractor specializing in hard rock mining in the western United States.  If the transaction is approved and we acquire all of the outstanding membership interests in SMD, SMD would become a wholly-owned subsidiary of Timberline.  Ron Guill, the sole owner of SMD, currently sits on our Board and will enter into an employment agreement and retain title as President of SMD to help guide the direction of SMD going forward.

Consideration Offered to Mr. Guill

Under the terms of the Purchase Agreement, we will pay Mr. Guill consideration totaling $80 million, consisting of:

•

$45 million in cash payable at closing;

•

4,672,897 common shares of Timberline with a total value of $15 million (valued at $3.21 per share, based on the average closing price for the 30 day period  prior to February 23, 2008, the date of signing of the Purchase Agreement),  payable at closing; and

•

deferred cash payments totaling $20 million, payable as follows:

o

deferred cash payments of $5 million a year, paid on the first, second, and third anniversary of the closing; and

o

a final deferred cash payment of $5 million payable on the fourth anniversary of closing, that is subject to reduction based on expenses paid out.

We have agreed that the $20 million in deferred cash payments will be secured by a proportionate amount of the membership interests we are acquiring in SMD.  We expect to pay the deferred cash payments of $20 million out of SMD revenues and from consolidated cash flow.

As part of the consideration, Mr. Guill will cause an amount of working capital equal to the debt of SMD to remain with SMD at closing.  All working capital of SMD in excess of this amount will be paid out to Mr. Guill.

Subsequent to the execution of the Purchase Agreement, Mr. Guill expressed flexibility with regard to the amount of the initial payment under the Purchase Agreement.  As a result, the Company and Mr. Guill may agree to decrease the cash payable at closing to $35 million and increase the deferred cash payment to $30 million.

Reasons for Engaging in the Purchase

SMD is an underground mining development company with approximately $100 million in annual revenues.  The purchase of SMD is expected to quadruple our revenue, and with Timberline Drilling, provide us with the critical mass to be a significant player in the North American mining services industry.

Further, we believe that the combination of Timberline and SMD will result in greater long-term growth opportunities for us and our shareholders.  SMD’s full range of mining services are a perfect match for the strategic direction of Timberline, allowing our shareholders the opportunity for exposure to both our “blue sky” exploration potential and SMD’s expertise in underground mining development.  We believe SMD’s over 25 years of mining experience, combined with our drilling subsidiaries and the exploration potential of Timberline’s property portfolio result in a more diversified company with greater growth potential.

Post-Closing Liquidity Outlook

Assuming the SMD Financings are completed (see section heading “Description of Business - SMD Financings” below) for net proceeds of $45 million and the $10 million SMD credit facility is retained, we believe that we will have sufficient capital resources to continue operations for the next 24 months and will not be required to seek additional capital through debt or equity financings in the foreseeable future.  However, while the SMD Financings will provide sufficient capital resources to continue operations, we would be required to limit certain capital expenditures, including, but not limited to, exploration activities on our properties and expenditures related to our pursuit of potential acquisitions, strategic investments and other growth or business opportunities.  As of July 1, 2008, no amounts were outstanding under the SMD credit facility, and the SMD credit facility will not terminate upon a change of control of SMD.  A line of credit previously maintained by Timberline Drilling has been paid-off and no longer exists.

On June 27, 2008, Timberline obtained a short-term $8.0 million loan to repurchase a portion of the Series A Preferred Shares from Mr. Kettle.  The remaining Series A Preferred Shares were sold by Mr. Kettle in a private transaction to an investor unrelated to the Company.   The $8.0 million loan is due no later than October 31, 2008, bears interest at a rate of 12% per annum, and required a cash closing fee of 4% and the issuance of 160,000 restricted shares.  The monthly payments during the term of the loan are payments of interest only.  If the Company did not repurchase the Series A Preferred Shares by June 30, 2008, the holders of the Series A Preferred Shares would have been able to trigger redemption provisions deemed burdensome and unfavorable to the Company.  Depending on the amount of proceeds from the SMD Financings, we plan to use a portion of the proceeds to repay the short-term loan used to repurchase the Series A Preferred Shares.

Our future cash requirements will depend on several factors, including, but not limited to, the level of revenues generated from Timberline Drilling and SMD and the extent to which we use cash to finance  acquisitions, strategic investments and other growth or business opportunities.  Although no acquisitions or major strategic investments are currently planned, unanticipated expenses, poor financial results or unanticipated opportunities requiring financial commitments could give rise to additional capital requirements and accelerate our need for financing.  In addition, we do not currently anticipate any expenditures outside the ordinary course of business in pursuing the market strategies of our current business plan, as described in this prospectus and our annual report on Form 10-KSB. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our current shareholders would be diluted, and these securities might have rights, preferences or privileges senior to those of our common stock.  If we raise additional capital through the issuance of debt securities, the terms of the securities may place restrictions on us, which may limit our operating and financing flexibility.  These terms may include terms such as, but not limited to, collateral guarantees, limitations on future indebtedness or limitation on dividends.  See the section heading “Risk Factors - Risks Relating to the Proposed SMD Acquisition and Proposed SMD Financings”.

As of June 6, 2008, SMD has withdrawn from all Barrick projects.  The early withdrawal from these projects will cause SMD revenues in 2008 to be lower than revenues in 2007.  Management expects that the decrease in revenue will be approximately 10%, or $10 million, less than revenues in 2007.

SMD may be exposed to certain damages in regard to the fatality at the Getchell mine, but SMD does carry insurance against such damages, and we believe that these potential damages will not have a material impact on SMD’s liquidity or financial results.

Additional financing may not be available on terms acceptable to us, or at all. If adequate financing is not available or is not available on acceptable terms, our ability to fund our business plan, take advantage of growth or business opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited, and we might need to significantly restrict our operations.

Interested Parties

Mr. Guill, who is selling all of his membership interests in SMD to us, is a member of the Board of Timberline.  Mr. Guill has recused himself from all discussions, deliberations, meetings and actions of, with or by, the Board with respect to the transactions contemplated by the Purchase Agreement.

Accounting Treatment of the Purchase

The SMD Purchase will be accounted for using the purchase method of accounting.

Employment Agreement with Mr. Guill

Mr. Guill will enter into a four year employment agreement with us to remain at SMD, continuing to function as and perform the customary duties of President that he has performed in the past.  Employment may be renewed annually.  His compensation will likely include: an annual salary of $250,000, fringe benefits including payment of health insurance premiums of up to $12,000 per year, automobile benefits and performance benefits and incentives.

SMD Financings Needed for the SMD Purchase

We need to obtain satisfactory financing in order to consummate the transactions contemplated by the Purchase Agreement and to fund the working capital requirements of SMD after closing.  A portion of the financing will be issued to fund the SMD Purchase, although there can be no assurance that we will complete the financing on terms favorable to us, or at all.  See the discussion under the section heading “Description of Business – SMD Financings” of this prospectus for details on the proposed SMD Financings.  We need to raise no less than net proceeds of $45 million in order to close the SMD Purchase.

Conditions to Closing

The obligations of the Company and SMD relating to the SMD Purchase are subject to certain customary closing conditions, including the following:

•

the representations and warranties of Mr. Guill and SMD set forth in the Purchase Agreement shall be true and correct in all material respects as of the closing;

•

the parties shall have complied with all of the agreements contained in the Purchase Agreement in all material respects;

•

any consents required for the transaction have been obtained and be in full force and effect;

•

no law or governmental order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Purchase Agreement by any governmental entity that prohibits the closing;

•

delivery of any agreements, certificates, instruments and other documents that the party is obligated to deliver under the Purchase Agreement;

•

Timberline obtaining satisfactory financing needed to consummate the SMD Purchase and fund the working capital requirements of SMD after close (see the section heading “Description of Business – SMD Financings” for more information regarding the proposed SMD Financings—we need to raise no less than net proceeds of $45 million in order to close the SMD Purchase); and

Termination of Purchase Agreement

While there is no outside date for termination of the Purchase Agreement, the Purchase Agreement may be terminated prior to the closing on certain grounds, including the following:

•

by the mutual written consent of Timberline and Mr. Guill;

•

upon a material breach of a representation, warranty or agreement contained in the Purchase Agreement;

•

a law or governmental order is enacted or deemed applicable to the transaction by a governmental entity that prohibits the closing;

•

as of May 1, 2008 both parties have the right to terminate the Purchase Agreement for failure to close by the agreed upon closing date, provided that the transactions are not being prevented because the terminating party has failed to comply with its obligations under the Purchase Agreement;

•

the occurrence of certain material adverse effects after the signing of the Purchase Agreement;

•

certain conditions to closing have become impossible to satisfy; and

•

by Timberline, if we are not able to obtain satisfactory financing needed in order to consummate the Purchase and fund the working capital requirements of SMD.

Past Contacts, Transactions or Negotiations

In October 2007, we began initial discussions with Mr. Guill, the owner of SMD, about joining our Board.  Paul Dircksen, our Vice President of Exploration, had been friends with Mr. Guill for over 25 years and knew him to be an excellent businessman with a great amount of experience in the mining and exploration business.

On October 5, 2007, Mr. Guill visited our corporate offices, agreed to join our Board, and we began initial discussions about how SMD could fit into the Timberline organization.  We learned that Mr. Guill was looking for a strategy to allow for the future growth of SMD.  He was very concerned about his employees, about the legacy he had created at SMD, and about maintaining continuity with what he had accomplished over the 25 years since he had started SMD.  During our discussions, we agreed that a combination of SMD and Timberline would give us a great opportunity for growth while addressing Mr. Guill’s concerns.  We agreed to continue our discussions.

On October 25 and 26, 2007, we visited SMD at their Boise office and toured a few of their Nevada projects.  We were accompanied on this visit by representatives from Jefferies. During this visit, we discussed a proposal for the purchase of SMD.

In November 2007, we announced that Mr. Guill had joined our Board.  We continued exploring the possibility of a combination with SMD and on December 5, 2007 we announced that we had signed a non-binding letter of intent to acquire SMD.

From December 2007 through February 2008, SMD provided Timberline with a large volume of operational and financial information as a part of Timberline’s due diligence process.  Timberline, Timberline’s counsel and Jefferies have been involved in the review and analysis of the due diligence information.  The purchase price and the terms of payment, including the equity portion and the 4-year payout, were established early in the discussions in October 2007.    Internal discussions centered around the potential of SMD to fulfill a part of our business plan, including cash flow that could be used for exploration, and how the employees of SMD would benefit by being part of our growing, public company.  In addition, a fairness opinion with enterprise values of comparable companies was generated by Jefferies and presented to our Board on February 21, 2008.  Based upon the Jefferies analysis and the recommendation of management, the Board approved the terms of the purchase at that same meeting on February 21, 2008.  Mr. Guill did not attend or participate in the Board discussions regarding SMD.

The definitive agreement for the SMD acquisition was signed on February 23, 2008.

On December 17, 2007, Jefferies presented its report to management relating to potential financing alternatives for the SMD acquisition.  This was a written report, but it was presented orally and discussed with Company management. This report only discussed financing alternatives and did not contain any appraisal relating to any proposed consideration or the fairness of any proposed consideration to be offered in the SMD acquisition.

On February 21, 2008, a fairness report related to the proposed transaction with SMD was presented to the Board.  The report was made in conjunction with the fairness opinion rendered by Jefferies.

Selected Financial Data for SMD Acquisition

Unless otherwise indicated in this document, all financial information relating to Timberline and SMD is presented in U.S. dollars, has been prepared in accordance with U.S. GAAP and has been derived from consolidated financial statements prepared in accordance with U.S. GAAP.

Selected Consolidated Financial and Operating Data of SMD

Set forth below is a summary of selected consolidated financial information with respect to SMD which has been derived from SMD’s audited and unaudited consolidated financial statements.  The data for the periods ended December 31 of 2005, 2006 and 2007 and June 30, 2008 were prepared in accordance with U.S. GAAP.  More comprehensive financial information is included in SMD’s consolidated financial statements.  The selected consolidated financial data set forth below is qualified in its entirety by reference to, and should be read in conjunction with, SMD’s complete consolidated financial statements, including the notes thereto.

We have not included financial information for the years ended December 31, 2003 and 2004, as such information is not available on a basis that is consistent with the consolidated financial information for the years ended December 31, 2005, 2006 and 2007 and six months ended June 30, 2008, and this information cannot be obtained without unreasonable effort or expense.  SMD historically prepared limited financial statements for internal purposes and to support tax return information only, as SMD is a wholly-owned LLC.  Such financial information for the years ended December 31, 2003 and 2004 cannot be provided on a U.S. GAAP basis without unreasonable effort or expense.

Balance Sheet Data

(US$ thousands)

	As at December 31,			As at June 30,
	2005 (unaudited)*	2006	2007	2008 (unaudited)	2007 (unaudited)
Working capital (1)	$20,596	$26,199	$28,616	$30,384	$ 29,521
Current assets	24,916	30,137	35,201	35,868	32,815
Total assets	36,278	49,361	61,296	62,573	55,362
Current liabilities	4,320	3,938	6,585	5,484	3,294
Long term obligations	966	1,006	2,082	1,972	4,916
Total liabilities	5,286	4,944	8,668	7,456	8,210
Owner’s equity	30,992	44,417	52,628	55,117	47,152

* The 2005 numbers are unaudited, as it was impracticable to have them audited prior to the filing of the proxy statement.

(1)  Working capital is current assets less current liabilities.

Statement of Operations Data

(US$ thousands)

	Year ended December 31,			Six months ended June 30,
	2005 (unaudited)*	2006	2007	2008 (unaudited)	2007 (unaudited)
Operating Revenue	$56,341	$80,389	$100,997	$47,612	$ 47,965
Income (loss) from continuing operations	13,063	18,354	19,615	9,946	10,257

* The 2005 numbers are unaudited, as it was impracticable to have them audited prior to the filing of the proxy statement.

Selected Consolidated Financial and Operating Data of Timberline

Set forth below is a summary of selected consolidated financial information with respect to Timberline which has been derived from our consolidated financial statements and prepared in accordance with U.S. GAAP for the nine months ended June 30, 2008 and 2007 and for the five-year period ended September 30, 2007.  More comprehensive financial information is included in our consolidated financial statements and annual reports as previously filed with the Securities and Exchange Commission.  The selected consolidated financial data set forth below is qualified in its entirety by reference to, and should be read in conjunction with, our complete consolidated financial statements, including the notes thereto, and annual reports.  We have also included selected operating data for the nine months ended June 30 , 2008 and 2007 and for the five-year period ended September 30, 2007.

Balance Sheet Data

(US$ thousands)

	As at September 30,					As at June 30,
	2003	2004	2005	2006	2007	2007 (unaudited)	2008 (unaudited)
Balance sheet data
Working capital (deficit) (1)	**	-	62	(916)	3,164	820	(4,392)
Current assets	**	111	174	2,991	10,138	5,879	10,715
Total assets	**	112	175	10,595	22,011	14,706	23,722
Current liabilities	**	111	112	3,907	6,974	5,059	15,107
Long term obligations	**	-	135	1,224	1,219	1,381	1,587
Total liabilities	**	111	247	5,131	8,193	6,440	16,694
Redeemable preferred stock	**	-	-	2,000	1,880	1,880	-
Cash dividends per common share	**	-	-	-	-	-	-
Stockholders’ equity (deficit)	**	1	(72)	3,464	11,938	6,386	7,028

** Company was inactive during the period

(1) Working capital is current assets less current liabilities.

Statement of Operations Data
 (US$ thousands)

	Year ended September 30,					Nine months ended June 30,
	2003	2004	2005	2006	2007	2007 (unaudited)	2008 (unaudited)
Statement of operations data
Operating Revenue	**	-	-	6,207	19,233	11,840	24,525
Income (loss) from continuing operations	**	(517)	(531)	(1,966)	(2,688)	(2,280)	(5,096)
Income (loss) from continuing operations per common share	**	(0.11)	(0.08)	(0.19)	(0.15)	(0.13)	(0.42)

** Company was inactive during the period

We commenced our exploration stage in January 2004 with the change in the management of the Company.  From January 2004 until March 2006, we were strictly a mineral exploration company.  Beginning with the management appointments of John Swallow and Paul Dircksen and our acquisition of Timberline Drilling, a drilling services company, in March 2006, we have advanced a new, aggressive business plan.  Prior to our new business model, the addition of new management, and the purchase of Timberline Drilling, the Company had no reported revenues and accumulated losses.

Our 2007 results demonstrate our commitment to grow our drilling services business while establishing and building a portfolio of mineral exploration projects that range from early to advanced stage.  As 2007 was our first full year with Timberline Drilling, as well as our first with a full-time exploration division and staff, comparisons to previous years may not be meaningful or helpful in assessing our Company on a year over year basis.  Our 2006 results include Timberline Drilling revenues and expenses only from March through September, our fiscal year-end.

Selected Pro Forma Combined Financial Data and Unaudited Per Share Data

The following tables set forth selected per share historical information and unaudited pro forma combined per share historical information.  The pro forma amounts included in the tables below are presented as if the acquisition had been consummated for all periods presented, have been prepared in accordance with U.S. GAAP, but have not been audited.  You should read this information in conjunction with, and such information is qualified in its entirety by, the consolidated financial statements and accompanying notes of SMD (including the related Management’s Discussion and Analysis), the consolidated financial statements and accompanying notes of Timberline (including Management’s Discussion and Analysis) and the unaudited pro forma combined financial statements and accompanying discussions and notes.  The pro forma amounts in the tables below are presented for informational purposes.  You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the combined company that would have actually occurred had the acquisition been consummated during the periods presented or of the future financial position or future results of operations of the combined company.

SMD

	Year ended December 31, 2007		Six months ended June 30, 2008 (unaudited)
Historical per share data
Book value per membership unit	$52,628,228	*	$55,116,538	*
Distribution declared per share	$11,403,847	*	$7,457,536	*
Income per membership unit from continuing operations	$19,614,981	*	$9,945,847	*

* Ron Guill, the owner of SMD, has a 100% ownership interest in the LLC.  For purposes of this table, this interest is represented by one membership unit.

Timberline

	Year ended September 30, 2007	Nine months ended June 30, 2008 (unaudited)
Historical per share data
Book value per share	$0.48	$0.25
Cash dividends declared per share	$-	$-
Income (loss) per share from continuing operations	$(0.15)	$(0.42)

Pro Forma Combined SMD and Timberline

Timberline reports its financial results on a calendar year basis ending September 30 of each year.  SMD reports its financial results on a calendar year basis ending December 31 of each year.  All pro forma balance sheet data is presented as of June 30, 2008.  In accordance with SEC rules, for the income statement financials presented for the year ended September 30, 2007, Timberline’ 12-month period ending September 30, 2007 is combined with SMD’s 12-month period ended December 31, 2007.

($000 thousands)	As at June 30, 2008 (unaudited)
Pro forma selected financial data :
Balance Sheet
Total assets	$133,170
Current liabilities	$28,083
Long term obligations	$61,059
Total liabilities	$89,142
Shareholders’ equity	$45,908
Capital stock	$37

($000 thousands)	Year ended September 30, 2007	Nine months ended June 30, 2008 (unaudited)
Pro forma selected financial data :
Income Statement
Operating Revenue	$120,229	$99,683
Income (loss) from continuing operations	$9,663	$5,709

As at June 30, 2008 (unaudited)
Pro forma per share data :
Balance Sheet
Book value per share	$1.20
Cash dividends declared per share	$-

	Year ended September 30, 2007	Nine months ended June 30, 2008 (unaudited)
Pro forma per share data :
Income Statement
Income (loss) per share from continuing operations	$0.26	$0.13

SMD Supplementary Financial Information

(in thousands except per share data)

			2007
	2008
(unaudited)	June 30	March 31	March 31	June 30	September 30	December 31

Net Sales	$21,699	$26,428	$22,053	$25,912	$25,486	$27,545
Gross Profit	5,259	4,319	3,321	7,259	4,245	5,535
Net income	5,797	4,147	3,198	7,059	3,932	5,426
Per share net income***	N/A	N/A	N/A	N/A	N/A	N/A

***Private company, data not available.

	2006
(unaudited)	March 31	June 30	September 30	December 31

Net Sales	$18,762	$19,141	$18,952	$23,534
Gross Profit	4,597	5,684	3,116	5,283
Net income	4,462	5,531	2,880	5,481
Per share net income***	N/A	N/A	N/A	N/A

***Private company, data not available.

SMD Financings

General Information

The Company intends to use the net proceeds of the SMD Financings to fund the purchase price of SMD, to repay a short-term loan entered into to repurchase the Series A Preferred Shares, for working capital and general corporate purposes and to pay related fees and expenses.

The outstanding Series A Preferred Shares were repurchased from Mr. Kettle by the Company and a private investor on June 27, 2008.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares using $7.5 million of an $8.0 million short-term loan entered into for the purpose of repurchasing the Series A Preferred Shares.  The remaining 1,175,000 Series A Preferred Shares that were outstanding were converted into common shares and transferred to a private investor.  The result of this transaction is that there is now only one class of stock, the common shares, and no holder has any rights associated with the Series A Preferred Shares, as they have all been cancelled.  We will use a portion of the SMD Financings in part to repay the $8.0 million short-term loan used to fund the repurchase of the Series A Preferred Shares.

In addition to the anticipated issuance of shares in the private placement discussed below, 4,672,897 shares of common stock (valued at $15 million based on $3.21 per share, the average closing price for the 30 day period  prior to the date of signing of the Purchase Agreement) will be issued directly to the owner of SMD as partial consideration for the anticipated SMD Purchase.

Anticipated SMD Financings

Our Board has determined that it is in the best interests of the Company and our shareholders to raise up to an aggregate of $75,000,000 through a private placement consisting of units and notes (we refer to together as the SMD Financings).

While the exact terms of the SMD Financings are not yet determined, on August 22, 2008 we received shareholder approval for the SMD Financings within the parameters set forth below.  We do not currently expect that the securities to be issued in the SMD Financings will consist of or be convertible or exercisable into all 50 million shares for which approval has been obtained.

If the conversion or exercise prices on the warrants and/or convertible notes adjusts such that upon conversion or exercise more than 50 million common shares would be issued in the SMD Financings, unless and until shareholder approval of an increased number of common shares is received, the number of common shares issuable initially in the financing and upon conversion or exercise of the notes and warrants may not exceed 50 million common shares.

Parameters of SMD Financings Terms

Unit Terms
Units

Each Unit is expected to consist of:

•

•

one share of common stock, par value $.001 per share; and

•

one-quarter to one-half of a warrant (each whole warrant is referred to as a Warrant) to purchase a share of common stock (referred to as a Warrant Share) with an initial exercise price set at no less than a 15% premium to the trading price of the Company’s common stock

Offering Price per Unit	The price will be no more than a 10% discount to the trading price of the Company’s common stock.
Warrant Exercise Rights

The Warrants will be exercisable until the second anniversary of the closing.  The exercise price of the Warrants shall be subject to adjustments for customary dilutive events, including stock splits, stock dividends, combinations of shares and recapitalizations and equity offerings at a price below the initial exercise price or the then applicable exercise price on a weighted average basis to reflect the size and price of the offering.

Note Terms
Maturity Date	[ ], 2013, or approximately five years from the date of issuance.
Interest Rate	[4-10]% per year. Interest will be payable in cash semi-annually in arrears.
Guarantors

The Notes will be unconditionally guaranteed, jointly and severally, by all of the Company’s existing and future domestic subsidiaries (together, referred to as the Guarantors).  Although terms have not yet been determined, if the Notes are secured, the Notes will be unconditionally guaranteed on a senior secured basis.

Security Interest

In addition to the existing security interests on the assets, we expect the Notes will be secured and will grant additional security interests on a portion of or substantially all of the Company’s tangible and intangible assets.  However, we do not know at this time what ranking these security interests will have.  If required, the holders of the Notes, the collateral agent under the indenture governing the Notes and other collateral holders will enter into a customary intercreditor agreement to reflect the sharing of collateral and related matters.

Offering Price	Each Note will be issued at a price equal to 100% of its principal amount plus accrued interest, if any, from the closing date.
Conversion Rights

Holders of the Notes may convert Notes into shares of the Company’s common stock, par value $0.001 per share, at any time and from time to time prior to maturity, with an initial exercise price set at no less than a 15% premium to the trading price of the Company’s common stock on the trading day immediately preceding the closing date of the SMD Financings.

For example, using the closing price on April 21, 2008 and assuming a 20% premium, the exercise price would be $4.08 (equivalent to an initial conversion rate of approximately 246 shares of common stock per $1,000 principal amount of Notes).  In this example, assuming the issuance of $37,500,000 of Notes, there would be approximately 9,225,000 shares initially issuable upon conversion of the Notes, as of the closing of the offering, subject to adjustment under certain circumstances.

The conversion price and conversion rate will be adjusted for customary dilutive events, including stock splits, stock dividends, combinations of shares and recapitalizations and equity offerings at a price below the initial conversion price or the then applicable conversion price, in each case on a weighted average basis to reflect the size and price of the offering.

Fundamental Change Protection

If Holders elect to convert Notes in connection with a change of control transaction constituting a fundamental change pursuant to which approximately 10% to 20% or more of the consideration for the Company’s common stock (other than with respect to cash payments for fractional shares  or dissenters’ appraisal rights) consists of cash, securities or other property that is not common stock or other equity interests to be traded on a U.S. national securities exchange immediately following such transaction, then we will increase the then applicable conversion rate by a number of additional shares.  The number of additional shares will be determined by reference to a customary table  based on the effective date and the price paid per share of our common stock in such transaction.

If Holders of the Company’s common stock are to receive only cash in the fundamental change transaction pursuant to the agreement relating to such transaction, then the price paid per share will be the cash amount paid per share.  Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such fundamental change transaction.

In the case of a fundamental change pursuant to which the acquiror or survivor is a public, listed company, the Company may, in lieu of adjusting the conversion rate as described in the first paragraph of this section, elect to adjust the conversion obligation and the conversion rate such that, from and after the effective date of such transaction, Holders will be entitled to convert Notes, subject to the satisfaction of certain conditions, based on the number of shares of common stock of the public acquirer by adjusting the then applicable conversion rate of the Notes in effect immediately before this fundamental change transaction by a fraction:

•

the  numerator of which will be:

o

o

in the case of a share exchange, consolidation, merger or binding share exchange pursuant to which the Company’s Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration as determined by the Company’s board of directors paid or payable per share of Common Stock, or

o

in the case of any other such fundamental change transaction, the average of the closing sale prices of the Company’s Common Stock for the five consecutive trading days prior to but excluding the effective date of such transaction, and

•

•

the denominator of which will be the average of the closing sale prices of the public acquiror common stock for the five consecutive trading days next succeeding the effective date of such transaction.

Dividend Protection

Each Holder of the Notes will be entitled to receive, at the Company’s option, a cash payment or an adjustment to the then applicable conversion price to provide the Holder with the benefit of any cash dividends paid in respect of the Company’s common stock.

Change of Control Repurchase Right of Holders

Upon a change of control, the Company will be required to make an offer to repurchase all or a portion of the Notes at a repurchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to but excluding the repurchase date.

Principal Covenants

The indenture governing the Notes will contain covenants limiting the Company and the Company’s restricted subsidiaries ability to:

•

•

incur additional indebtedness or issue certain preferred stock;

•

pay dividends, redeem preferred stock or subordinated indebtedness or make other restricted payments;

•

issue capital stock of its subsidiaries;

•

designate its subsidiaries as unrestricted subsidiaries;

•

change its line of business;

•

transfer or sell assets, including capital stock of its subsidiaries;

•

grant liens on its assets;

•

enter into certain transactions with affiliates; and

•

merge, consolidate or transfer substantially all of its assets.

The covenants to be contained in the indenture governing the Notes will be based on certain definitions and will be subject to customary exceptions.

Events of Default

The indenture under which the Notes will be issued will contain customary events of default and remedies.  If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture.  These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

Other General Terms applicable to the SMD Financings

Registration Rights

The Company expects it would be obligated to file a registration statement with respect to the resale of the common shares and the Warrant Shares to be sold in this offering, the Notes, and the shares of Common Stock issuable upon conversion of the Notes (referred to as the Registrable Securities) with the SEC.  If the registration statement is not effective within the time period negotiated in the SMD Financings (currently expect to be 180 days from Closing), we may be obligated to pay liquidated damages to the investors in the SMD Financings.

Private Placement; Form	The common shares and Warrants are being offered and sold pursuant to Section 4(2) and/or Regulation D of the Securities Act of 1933.
Conditions to Closing	Investors’ obligation to purchase the securities in the SMD Financings would be subject to the following conditions:
• satisfactory completion by the purchasers of due diligence;
• execution of satisfactory definitive documentation;
• no material adverse change in the business, assets, condition or prospects of the Company; • consummation of the acquisition of SMD; • receipt of necessary consents; and
• other customary conditions precedent for a similar transactions.

There can be no assurance that we will be able to complete the SMD Financings within these parameters.  The securities may be issued for less than the greater of book or market value of the stock.  We expect that the Units will be issued at no more than a 10% discount to the Company’s common stock on the trading day immediately preceding the closing date of the SMD Financings.

The American Stock Exchange has indicted its preference to us that any action taken pursuant to the shareholders approval of the SMD Financings be completed within 90 days of the meeting date, which was August 22, 2008.  We do not currently anticipate any problems arising that would prevent us from taking action within 90 days of the meeting date, however, no assurance can be given that we will be able to meet AMEX’s preference for action within 90 days.

The closing of the SMD Purchase is contingent on receiving satisfactory SMD Financings in order to consummate the SMD Purchase and fund the working capital requirements of SMD.

Use of the SMD Financings Proceeds

If the SMD Financings are completed, we intend to use the net proceeds for the following:

•

$35,000,000 to $45,000,000 to be paid to Mr. Guill in cash as part of the purchase price for the SMD Purchase;

•

$8,000,000 to be used to repay the $8.0 million short-term loan entered into, $7.5 million of which was used to repurchase the Series A Preferred Shares held by former Timberline Drilling owners (see the section heading “Certain Relationships and Related Transactions” for a description of the Series A Preferred Shares); and

•

approximately $13,800,000 to $23,800,000 for working capital requirements.

There can be no assurance that we will complete the SMD Financings or the SMD Purchase.

The Commodities Market

The price of Gold, Silver and Copper have fluctuated during the last several years.  The price of gold has risen steadily for the last few years.  Through 2005, gold traded in a fairly narrow price range between roughly $410 and $520 per ounce, based on the London PM Fix Price.  In 2006, gold traded between approximately $520 and $720 per ounce, and in 2007, gold traded between approximately $600 and $840 per ounce, based on the London PM Fix Price.  During 2008, gold has traded between approximately $780 and $1020 per ounce, based on the London PM Fix Price.  The price of gold based on the London PM Fix Price closed at $803.50 per ounce on September 3, 2008.

In 2005, the price of silver per ounce ranged from $6.40 to $9.20, based on the London Fix Price.  In 2006, the price of silver ranged from $8.80 to $14.90 per ounce, and in 2007, silver traded between $11.70 and 15.80 per ounce, based on the London Fix Price.  During 2008, the silver has traded between $12.79 and $20.92 per ounce, based on the London Fix Price.  The price of silver based on the London Fix Price closed at $12.79 per ounce on September 3, 2008.

During 2006, the approximate price per pound of copper ranged from $2.25 to $3.90, and in 2007, the approximate price per pound of copper ranged from approximately $2.50 to 3.75, based on the London Metal Exchange.  During 2008, copper has traded between $3.02 and $3.93, based on the London Metal Exchange.  The price of copper closed at $3.33 per pound on September 3, 2008, based on the London Metal Exchange price.

DESCRIPTION OF PROPERTY

Summary of Timberline’s Mineral Exploration Prospects

As of November 2007, Timberline has acquired mineral prospects for exploration in Montana, California, Nevada and Idaho mainly for target commodities of gold, silver, zinc and copper. The prospects are held by both patented and unpatented mining claims owned directly by the Company or through legal agreements conveying exploration and development rights to the Company.  Most of our prospects have had a prior exploration history and this is typical in the mineral exploration industry.  Most mineral prospects go through several rounds of exploration before an economic ore body is discovered and prior work often eliminates targets or points to new ones.  Also, prior operators may have explored under a completely different commodity price structure or technological regime. Mineralization which was uneconomic in the past may be ore grade at current market prices when extracted and processed with modern technology.

Montana Gold Properties

Butte Highlands Gold Project

In July 2007, Timberline closed its purchase of the Butte Highlands Gold Project.  The project is located 15 miles south of Butte in southwestern Montana within a favorable geologic domain that has hosted several multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City.

Gold mineralization at Butte Highlands is hosted primarily in lower Paleozoic Wolsey shale with higher-grade mineralization occurring within the sediments proximal to diorite sills and dikes.  Between 1988 and 1996, prior operators Placer Dome, Battle Mountain, ASARCO, and Orvana Minerals demonstrated the presence of a wide and continuous mineralized zone by drilling 46 core holes (36,835 feet) and 132 reverse-circulation holes (61,338 feet) within the district.  The vast majority of this drilling was conducted in the Nevin Hill area which is included in the Timberline property.  Best gold intercepts achieved at Butte Highlands include 49.8 feet of 0.651 ounces per ton (oz/t) and 11.5 feet of 1.996 oz/t from surface and 31.0 feet of 1.060 oz/t from underground.

In 1997, Orvana Minerals used recent and historic drilling data to estimate a mineral resource in the Nevin Hill area consisting of 583,253 tons grading 0.335 oz/t gold in the “measured and indicated” category and 1,259,263 tons grading 0.268 oz/t in the “inferred” category.  Orvana also estimated the existence of a “potential” resource of equal magnitude along-strike and down-dip, and stated a belief that other areas of the property beyond the known occurrences also had the potential to host substantial gold mineralization.  (The Orvana resource estimates pre-date NI 43-101 standards and are provided for historical context only.)

A summary of drilling highlights at Nevin Hill, which Orvana used to compile its resource estimate.

Historic Drilling Highlights (from Surface)

Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
DDH 88-3	745.0	756.0	11.0	0.110
	1,070.0	1,085.0	15.0	0.206
DDH 89-1	1,177.2	1,227.0	49.8	0.651
PD 89-1	1,351.0	1,366.0	15.0	0.340
PD 89-2	1,396.0	1,412.0	16.0	0.135
BH 93-1	885.0	895.0	10.0	0.138
	925.0	935.0	10.0	0.319
BH 93-8	1,189.0	1,200.0	11.0	0.131
BH 93-11	758.5	770.0	11.5	0.351
	825.0	845.0	20.0	0.114
	964.0	978.0	14.0	0.776
BH 93-12	762.5	786.0	23.5	0.548

BH 94-2	1,240.0	1,270.0	30.0	0.214
BH 94-3	1,129.3	1,141.0	11.7	0.255
	1,163.4	1,181.0	17.6	0.142
	1,312.0	1,325.5	13.5	0.492
	1,425.0	1,437.0	12.0	0.276
BH 94-16	1,335.5	1,347.0	11.5	0.165
BH 94-17	1,295.5	1,323.0	27.5	0.268
BH 95-5	1,429.0	1,457.5	28.5	0.338
	1,512.5	1,522.5	10.0	0.129
BH 96-1	697.0	722.3	25.3	0.153
	754.0	779.5	25.5	0.158
BH 96-5	837.0	849.0	12.0	0.678
	902.0	916.0	14.0	0.114
	932.5	944.0	11.5	1.996
BH 96-6	1,258.0	1,270.0	12.0	0.142
	1,320.0	1,333.0	13.0	0.165
BH 96-8	1,222.0	1,233.0	11.0	0.234
	1,287.0	1,307.0	20.0	0.212
BH 96-9	993.0	1,012.0	19.0	0.133

The following table includes highlights from past underground drilling programs conducted in the early-1940s, which Orvana also used to calculate their mineralization estimates at Butte Highlands.

Historic Drilling Highlights (from Underground)

Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
BH 40-23	147.0	157.0	10.0*	0.102
	205.0	226.0	21.0	0.230
BH 40-24	142.0	173.0	31.0	1.060
BH 40-34	182.0	192.0	10.0*	0.106
BH 40-35	329.5	339.5	10.0*	0.132
BH 40-41	162.0	181.0	19.0	0.280
BH 40-42	224.0	236.0	12.0	0.180
BH 40-43	237.0	249.0	12.0	1.140
BH 40-46	278.0	288.0	10.0*	0.124
	307.0	317.0	10.0*	0.558
	330.0	340.0	10.0*	0.160
BH 40-47	236.0	262.0	26.0	0.260
BH 40-48	197.0	207.0	10.0*	0.174
BH 40-49	234.0	244.0	10.0*	0.106

* averaged with 0.025 oz/t dilution to reach 10-foot thickness

The 1997 Orvana report also provided a preliminary technical review of feasibility issues, identifying no fatal flaws to mine development.  The report noted that suitable sites for a mill and tailings pond are present on the property, custom milling at existing nearby facilities was feasible, and access to the deposit could be achieved with a decline from either of two existing portals.

Since signing the Purchase Agreement for Butte Highlands in May, Timberline has expanded its land position to cover additional drill targets and has retained Klepfer Mining Services (Eric Klepfer, as affiliate of Klepfer Mining Services, is also a director to Timberline) to perform the environmental and permitting services necessary to advance the project.  Timberline management believes that there is excellent potential to increase the historic resource estimates at Butte Highlands, both along strike and down-dip, as well as a realistic opportunity for near-term production.

Timberline purchased the Butte Highlands property, including 100-percent ownership of mineral rights, from Butte Highlands Mining Company for $405,000 cash and 108,000 shares of Timberline common stock.

California Gold and Lead/Zinc Properties

The Conglomerate Mesa Prospect

In July 2007, Timberline finalized a Lease / Option to Purchase Agreement for the Conglomerate Mesa Project in Inyo County, California.  The project hosts structurally and stratigraphically controlled, sediment-hosted gold mineralization similar to the "Carlin-type" deposits of north-central Nevada.  Timberline management believes that Conglomerate Mesa represents one of the premier gold exploration projects remaining within the Great Basin province of the western United States with excellent potential for a multi-million ounce gold discovery.

Since signing a Memorandum of Understanding (MOU) on the project last September, Timberline has expanded its land position at Conglomerate Mesa to 325 unpatented lode claims, covering more than 10 square-miles.  The original property includes several mineralized gold zones identified by prior operators (Newmont and BHP-Billiton).  The expanded property also includes the historic Santa Rosa Mine, a silver-lead-zinc occurrence which had limited production by several operators including Anaconda Copper.

Also since the signing of the MOU, Timberline has completed extensive data compilation and submitted a Plan of Operation to the Bureau of Land Management (BLM) and to Inyo County.  The Plan will allow the reopening of an access road along with an initial 7-hole drill program to evaluate several areas of strong geochemistry.  Timberline has also retained Klepfer Mining Services to perform the environmental and permitting services necessary to advance the project.  In the quarter ended June 30, 2008 permits were granted by Inyo County to proceed with exploration at Conglomerate Mesa, where extensive mapping and sampling was performed in preparation for an upcoming drill program. The Company is still awaiting approval from the BLM to reopen the access road and begin drilling.

Conglomerate Mesa was originally explored by Newmont while it was within the Cerro Gordo Wilderness Study Area (WSA).  An initial 22-hole (10,360 feet) reconnaissance drill program focused primarily on just one of the property’s mineralized zones (“Resource Area”) outlining a mineralized resource estimate pre-dating (and not compliant with) NI 43-101 standards totaling 175,000 ounces of gold contained in 3-million tons grading 0.06 ounces per ton (oz/t).  Highlights from the Newmont drill program include the following:

Resource Area	CGL-01	5 ft of 0.24 oz/t gold
	CGL-02	20 ft of 0.08 oz/t gold
	CGL-03	45 ft of 0.07 oz/t gold
	CGL-04	20 ft of 0.08 oz/t gold
	CGL-12	45 ft of 0.04 oz/t gold
	CGL-19	20 ft of 0.09 oz/t gold

South Drainage Area	CGL-16	35 ft of 0.05 oz/t gold

Newmont withdrew from Conglomerate Mesa in 1993.  Federal agencies dropped the property’s WSA status the following year because it did not meet the necessary criteria for inclusion in a Wilderness Area and, in doing so, removed significant impediments to its future development.

In late-1995, BHP-Billiton acquired Conglomerate Mesa and identified a much larger hydrothermal gold system with excellent bulk-mineable potential.  The property’s core area was explored that year, with eight target zones identified by soil geochemistry and surface road cut channel sampling which returned the following highlights:

Dragonfly Area	40 ft of 0.37 oz/t gold (within 140 ft of 0.12 oz/t gold)
7 ft of 0.25 oz/t gold
15 ft of 0.11 oz/t gold

Middle CMFS Area	10 ft of 0.03 oz/t gold

Resource Area	40 ft of 0.15 oz/t gold

East Area	5 ft of 0.10 oz/t gold
15 ft of 0.21 oz/t gold

South Drainage Area	6 ft of 0.12 oz/t gold
20 ft of 0.04 oz/t gold

In 1997, BHP conducted a widely-spaced, 10-hole (8,060 feet) reconnaissance drill program at Conglomerate Mesa. BHP subsequently made a corporate decision to terminate all of its worldwide gold exploration activities and dropped the property.

Timberline, as part of due diligence efforts at Conglomerate Mesa, collected rock chip samples from three of the known mineralized zones, returning the following results:

Dragonfly Area	Cgl06-01	0.35 oz/t gold
	Cgl06-02	0.07 oz/t gold
	Cgl06-03	0.45 oz/t gold

Resource Area	Cgl06-04	0.14 oz/t gold

East Area	Cgl06-05	0.52 oz/t gold

Despite excellent surface gold grades encountered by Newmont, BHP, and Timberline, the Conglomerate Mesa property did not see historic mining because the sediment-hosted gold particles are micron-sized and therefore could not be panned by prospectors.  This same style of mineralization is present at deposits within Nevada’s Carlin and Battle Mountain / Eureka trends, which were also not historically mined, and which did not develop into world-class mining camps until the 1970s.

The two prior drill programs at Conglomerate Mesa totaled 31 completed holes over a 5 square-mile area.  Newmont completed 21 (of 22) holes and intersected significant mineralization in 15 of them.  BHP intersected multiple intervals of significant mineralization in all 10 of their holes, with 4 or more such intervals in 7 of the holes.  Given their largely-reconnaissance nature, Timberline management believes that the outstanding success of these early-stage drill programs suggests the potential for a massive, district-scale gold system at Conglomerate Mesa.

Results from all available prior drilling at Conglomerate Mesa are included in the following tables.

Resource Area – Previous Drill Results

Operator	Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
Newmont	CGL-1	25	30	5	0.240
		95	105	10	0.072
	CGL-2	200	215	15	0.044
		265	275	10	0.030
		320	340	20	0.079
		370	380	10	0.047
	CGL-3	130	175	45	0.073
	CGL-4	85	105	20	0.077
	CGL-5	75	80	5	0.033
		105	115	10	0.126
	CGL-6	315	335	20	0.026

		350	355	5	0.027
		370	375	5	0.038
		395	420	25	0.020
	CGL-12	500	510	10	0.062
		535	540	5	0.025
		665	670	5	0.031
		690	735	45	0.037
	CGL-13	405	410	5	0.024
		435	440	5	0.028
		455	460	5	0.021
	CGL-17	490	495	5	0.021
		610	620	10	0.014
	CGL-19	85	110	25	0.024
		245	265	20	0.090
	CGL-20	145	155	10	0.016
		260	270	10	0.024
BHP	CM97-8	165	175	10	0.028
		190	195	5	0.043
		245	250	5	0.010
	CM97-9	230	235	5	0.024
		410	445	35	0.027
	CM97-10	520	530	10	0.064
		670	675	5	0.064
		755	760	5	0.074
		880	900	20	0.018

East Area – Previous Drill Results

Operator	Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
Newmont	CGL-7	30	35	5	0.043
	CGL-8	170	185	15	0.053
	CGL-9	No significant results
	CGL-10	No significant results
	CGL-11	No significant results

Middle CMFS Area – Previous Drill Results

Operator	Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
Newmont	CGL-14	610	620	10	0.016
	CGL-21	No significant results
	CGL-22	No significant results
BHP	CM97-6	155	160	5	0.018
		560	565	5	0.024
		1050	1085	35	0.038
		1130	1140	10	0.084
	CM97-7	15	25	10	0.022
		980	985	5	0.062
		1010	1020	10	0.043

South Drainage Area – Previous Drill Results

Operator	Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
Newmont	CGL-16	15	30	15	0.036
		135	170	35	0.046
	CGL-18	No significant results

Dragonfly Area – Previous Drill Results

Operator	Drill Hole	From (ft)	To (ft)	Length (ft)	Gold (oz/t)
BHP	CM97-1	25	35	10	0.018
		280	290	10	0.019
		335	345	10	0.029
		465	475	10	0.012
	CM97-2	140	150	10	0.014
		210	215	5	0.016
		340	345	5	0.067
		440	450	10	0.026
	CM97-3	5	15	10	0.044
		30	40	10	0.028
		50	65	15	0.033
		75	85	10	0.016
		155	175	20	0.058
		370	380	10	0.011
		525	565	40	0.012
	CM97-4	20	35	15	0.029
		50	80	30	0.101
		140	180	40	0.110
		290	320	30	0.045

	380	390	10	0.009
	530	540	10	0.012
CM97-5	0	15	15	0.038
	395	405	10	0.014
	480	520	40	0.043
	570	575	5	0.039
	655	660	5	0.041

The Agreement provides Timberline the right to purchase a 100-percent interest in the Project, subject to a 4-percent NSR production royalty of which 1-percent may be purchased for $1-million.  In the first year of the Agreement, Timberline is obligated to make an option payment of $75,000 and 100,000 shares of its common stock to the property owners, along with a commitment to $100,000 in exploration expenditures.  The option payment will continue at $75,000 for 2008, and then increase by $25,000 per year annually to a cap of $250,000.  Annual share payments and work commitments will remain fixed at 100,000 and $100,000, respectively.  During the year ended September 30, 2007, lease payments of $555,000 have been capitalized.

The Santa Rosa Zinc-Lead-Silver Prospect

In July 2007, Timberline acquired the Santa Rosa Zinc-Lead-Silver Prospect in Inyo County, California.  The 70-claim property was included in Timberline’s Lease / Option to Purchase Agreement for the Conglomerate Mesa Project because it lies within an agreed-to Area of Interest, but was staked entirely by Timberline and constitutes a completely separate project.  Prior exploration at Santa Rosa indicates the potential for a major zinc deposit with significant base and precious metal credits.  However, significant permitting hurdles may be encountered at Santa Rosa because of its location, bounded by and adjacent to a Wilderness Area.

The historic Santa Rosa mining district was discovered in 1910 and produced from high-grade silver-lead veins reportedly averaging 11.6 ounces per ton (oz/t) silver and 16.3-percent lead through 1938.  Anaconda Copper Company purchased the property in 1947, producing an additional 40,000 tons of “direct shipping” ore until 1973.

In the early-1950s, a 7-hole, 3,000-foot exploration drill program by Anaconda identified a broad zone of strata-controlled sphalerite (zinc) replacement mineralization grading up to 19.8-percent across zones up to 24 feet wide.  Using minimum criteria of 2-percent zinc over a 5-foot thickness, vertically-drilled Hole DH-3 intersected 9 separate horizons within its total 510-foot depth, totaling an aggregate of 128.8 feet of mineralization averaging 8.8-percent zinc.  The following table lists the 9 intervals and their zinc assays.

Mineralized Intervals from Historic Anaconda Drill Hole DH-3

Interval	Length (ft)	Zinc (%)
A	25.0	4.6
B	11.0	9.2
C	5.0	9.8
D	20.0	2.4
E	20.0	9.2
F	24.0	19.8
G	8.8	9.5
H	5.0	3.4
I	10.0	5.6

Based on the size and grade potential of the property, along with an increase in the zinc price, Cyprus Mining conducted an 11-hole drill program at Santa Rosa in the early-1990s.  All 8 of their completed holes intersected multiple intervals of ore-grade mineralization, with four vertical holes confirming the strata-controlled zinc mineralization identified by Anaconda.  The following table includes the most significant intervals from those four holes.  It should be noted that Hole

SR-11 was drilled 1,600 feet east of Holes SR-1 through SR-3 and suggests a potentially substantial volume of strata-bound mineralization at Santa Rosa.

Most Significant Mineralized Intervals from Cyprus Drill Program

Drill Hole	From (ft)	To (ft)	Length (ft)	Zinc (%)	Lead (%)	Copper (%)	Silver (oz/t)
SR-1	440.0	545.0	105.0	9.87	2.10	0.30	2.61
SR-2	518.3	552.0	33.7	5.52	0.01	0.01	0.49
SR-3	450.7	521.7	71.0	1.98	-	0.02	0.18
SR-11	1164.0	1225.5	61.5	3.01	3.12	0.08	2.02

The Cyprus program confirmed the ore grades reported by Anaconda while encountering thicker and more frequent ore-grade intervals and vastly expanding the target area of the property.  An IP geophysical survey, also conducted by Cyprus, indicates that only a small portion of potential zinc mineralization has been drill-tested.

Next steps at Santa Rosa will include exploration permitting, an additional geophysical survey, geologic mapping, surface drilling, and extensive baseline environmental studies.  As announced previously, Timberline has retained Klepfer Mining Services to perform the environmental and permitting services necessary to advance the project.

The Conglomerate Mesa Agreement provides Timberline the right to purchase a 100-percent interest in the Project, subject to a 4-percent NSR production royalty of which 1-percent may be purchased for $1-million.  In the first year of the Agreement, Timberline is obligated to make an option payment of $75,000 and 100,000 shares of its common stock to the property owners, along with a commitment to $100,000 in exploration expenditures.  The option payment will continue at $75,000 for 2008, and then increase by $25,000 per year annually to a cap of $250,000.  Annual share payments and work commitments will remain fixed at 100,000 and $100,000, respectively.

Nevada Gold Properties

The East Camp Douglas Prospect

In August 2006, Timberline exercised its option to lease the East Camp Douglas Project, along the prolific Walker Lane Mineral Belt in south-central Nevada.  The property is comprised of 115 unpatented mining claims (totaling 2,300 acres) and represents a “district-scale” project with multiple targets of low-sulphidation quartz-adularia and high-sulphidation quartz-alunite gold-silver mineralization.  The project is the result of long-term efforts to consolidate the district, an area that has seen considerable exploration along with historic small-scale mining.

Past operators at East Camp Douglas, including FMC, Noranda, Teck, and Hecla, drilled 126 holes (totaling over 45,000 feet) and took 2,403 soil samples on and around the property, all of which are now included in a comprehensive digital database.  Drilling highlights include intercepts of 60 feet of 0.47 ounces per ton (oz/t) gold and 10 feet of 0.19 oz/t gold, with select rock chip samples grading up to 4.9 oz/t gold.  The project area was recently expanded based on the discovery of a broad zone of intense sulfate alteration, within which silica-rich breccia samples grading up to 0.23 oz/t gold were collected.

Data compilation and computer modeling have led to the selection of several priority drill targets at East Camp Douglas.  Management believes that the project is sufficiently advanced to enter discussions with potential joint-venture partners to conduct planned drilling and lead the next exploration phase.

The property is structurally well-located at the intersection of the northwest trending Walker Lane Structural Belt (Rawhide, Paradise Peak, Tonopah, and Goldfield mines) and the regional west-northwest trending Cerro Duro Lineament (Bodie, Aurora, and Borealis mines).  The Miocene age gold-silver mineralization at East Camp Douglas is related to an extensive intermediate to felsic eruptive volcanic center including early andesitic and later dacitic flows and dikes.

The Lease Agreement calls for annual advance royalty payments of $15,000 escalating to a cap of $75,000 and annual work expenditure obligations of $50,000, escalating to a cap of $100,000.  Upon completion of a positive feasibility study or a production decision, Timberline may purchase the Property for $10,000 subject to a 3-percent Net Smelter Returns (NSR) royalty, of which 1-percent may be purchased for $2-million.

The Long Canyon Prospect

In July 2006, Timberline signed a Letter of Intent to enter a Lease / Option to Purchase Agreement on the Long Canyon Project, along the Walker Lane Mineral Belt in south-central Nevada.  Long Canyon is located 9 miles east-southeast of the East Camp Douglas Project.

The Long Canyon project covers 22 mining claims and represents the upper levels of a low-sulfidation, quartz-adularia gold system within the same positive structural setting as East Camp Douglas.  The project area contains a series of narrow quartz veins grading up to 3.9 grams per tonne (g/t) gold and 529 g/t silver, cutting a broad, undefined, zone of gold bearing siliceous breccias associated with a poorly defined intrusive mafic sill.  Additionally, a regional rhyolite dike swarm appears to control some of the gold mineralization.  The property demonstrates the potential for porphyry-style mineralization similar to other systems found along Walker Lane.

A recent magnetic survey has revealed significant magnetic highs on the property, indicating a possible structural control for mineralization.  The survey, combined with geologic mapping and sampling results, has led to the selection of drill targets which will be tested later this year.

The Agreement requires Timberline to make annual advance royalty payments of $20,000 increasing $5,000 annually to a cap of $50,000.  Upon a production decision, Timberline may purchase the Property for $500,000 subject to a 2-percent Net Smelter Returns (NSR) royalty, of which 1-percent may be purchased for $1,000,000.

Cedar Mountain Property Summary - Nevada

In May 2006, Timberline entered into a Memorandum of Understanding (MOU) with Christopher James Gold Corporation (TSX-V–CJG) to explore the Olympic-Sun and Cedar Mountain projects along the Walker Lane Mineral Belt of south-central Nevada.  The primary geological model for both projects is a volcanic-hosted, epithermal gold deposit similar to the nearby Paradise Peak and Rawhide mines, each of which produced more than one million ounces of gold.  The Cedar Mountain project was initially comprised of the PAC, HD, and ACE properties.  Timberline has subsequently dropped these properties.

The Downeyville Prospect

The Downeyville Project consists of 32 unpatented mining claims along the Walker Lane Mineral Belt in Nye County, Nevada, approximately ten miles north of the Paradise Peak Mine.  The property is characterized by strongly-oxidized, shear-controlled and replacement-type mineralization.  A magnetic high southwest of the claim group under alluvial cover was discovered by an airborne geophysical survey by prior operators and may represent a buried intrusive related to the distal base and precious metal mineralization seen on the property.

In the quarter ended June 30, 2006, a 6-hole, 5,300-foot drill program was completed at Downeyville and the property was subsequently dropped.

Idaho Copper-Silver Property

The Snowstorm Prospect

The Snowstorm Project is located in north Idaho’s “Silver Valley” and features the Snowstorm Mine, a historic operation that produced 800,000 tons of ore averaging 4-percent copper and 6 ounces per ton (oz/t) silver.  Snowstorm mineralization occurred as disseminated copper and silver found in the same Revett Formation quartzites that host the Troy, Rock Creek, and Montanore deposits on the Montana Copper Sulfide Belt, but was of a much higher grade.  The Snowstorm property lies in the southwest corner of the Montana Copper Sulfide Belt where it overlaps the northeast corner of the Coeur d'Alene Mining District.  Timberline controls 100-percent of the Snowstorm Project.

Exploration work has been conducted in the project area for decades.  U.S. Borax conducted a program focusing on the nearby Military Gulch area during the 1980s.  Later, Silver Mountain Lead Mines, The Bunker Hill Company, and Hecla held the project area and also conducted significant exploration.  Timberline has obtained access to most of this data, which represents hundreds of thousands of dollars worth of work.  This data was reviewed and assembled to aid in the development of the 2005 exploration program.

In late-2005, Timberline completed a Phase I exploration program at Snowstorm, designed as an initial evaluation of the potential for copper-silver mineralization in Upper Revett quartzite within the large project area.  The program consisted of 10 core holes totaling 4,104 feet, drilled at nine widely-spaced sites along the projected mineralized horizon at depths ranging from 149 to 712 feet.

Mineralization was found to occur within the lower unit of the Upper Revett quartzite, with all ten drill holes encountering the quartzite in thicknesses varying from 37 to 57 feet.  Six holes encountered narrow irregular bands of mineralization grading up to 0.8-percent copper and 1.4 oz/t silver over a two-foot interval within the stratigraphic unit, with two additional holes returning anomalous values.  Although the continuity of the stratigraphy and the mineralized horizon was demonstrated, bulk grades across the horizon were sub-economic, with copper values typically less than 0.3-percent and silver values typically less than 0.25 oz/t.  Much of the mineralization in the shallower intercepts was oxidized with leaching contributing to the lower grades.  In the sulfide zones, chalcopyrite was the predominate sulfide rather than bornite or chalcocite.  Results of the drilling were reported in the Company’s 8-K report dated January 3, 2006.

Timberline submitted a technical report on the Phase I exploration program at Snowstorm, along with a Phase II exploration proposal, to Hecla as required by an earn-in agreement.  Hecla has subsequently elected not to participate in future expenditures at Snowstorm and thus retains a 4-percent NSR royalty on any future production from the project.  Timberline now controls 100-percent of the Snowstorm prospect.

Timberline plans to reactivate the project as the Silver Valley experiences investment activity not seen in several decades, led by Hecla Mining Company at its neighboring Lucky Friday Mine.  Hecla recently reported that it has completed a positive scoping study which outlines how it could increase annual production there by as much as 70-percent, extend the mine life, lower its cost per ounce, and increase the mineable resource.  The study also estimates $150 to $200 million of capital for a new mill, a surface shaft to the existing levels, and an underground shaft to more than 1,000 feet below the deepest identified resources.  Based on the study’s positive economics, Hecla expects to begin a prefeasibility study shortly, to be completed by year-end.  Hecla went on to add that it is conducting the first generative exploration program on its Silver Valley properties in 50 years.  Hecla maintains a 4-percent net smelter returns (NSR) royalty on the Snowstorm Project.

Hecla is joined by relative newcomers U.S. Silver Corporation, Sterling Mining Company, and SNS Silver Corp. which control the Galena, Sunshine, and Crescent mines, respectively.  All three companies have raised significant capital to support expansion and/or continued exploration and development of their projects.

The work plans at Snowstorm include the rehabilitation of underground access to the Snowstorm #3 haulage level, enabling the drill testing of known copper-silver mineralization that surrounds the historic high-grade stopes, both peripherally and down-plunge.  Past drilling peripheral to the Snowstorm workings, primarily by Hecla, has demonstrated a “halo” grading approximately 1-percent (20 pounds per ton) copper and 1 oz/t silver and containing an estimated 5 to 10 million tons of mineralized material.  The future drill program will seek to confirm and expand this historical resource.  The anticipated cost of this next exploration phase is approximately $250,000 to $400,000.

The mineralized horizon at the Snowstorm Mine was discovered in outcrop and subsequently developed with four adits, each driven at lower elevations to access its nearly vertical structure.  The horizon appears to have been offset by a structure near the lowest adit and little systematic exploration has been conducted for this lower portion of the ore body.  No stratabound copper-silver deposit has since been discovered that approached the grades of the Snowstorm.

In May 2005, the Company signed a Mineral Lease Agreement with Snowshoe for additional ground adjacent to the Snowstorm project area.  The property subject to the Snowshoe Agreement includes the patented claims of Mineral Survey 2224, encompassing an area of approximately 76 acres, just west of the Snowstorm claims.  The Agreement calls for an initial payment of $8,000, with annual payments increasing to $15,000 by May 2009, and remaining at that level thereafter.  The Company will pay a 3-percent NSR royalty on any production from the Snowshoe property, and will perform a minimum of $10,000 worth of exploration work upon it annually.  The work may be performed on or for the benefit of the Snowshoe claims.  Hecla previously elected to include the Snowshoe claims within the area of interest, and will consequently receive a 1-percent NSR royalty on any production from the Snowshoe property.

Idaho Gold Property

The Spencer Prospect

The Spencer prospect covers 640 acres on the western end of the Kilgore-Spencer Trend, a northeast-trending belt of rhyolite volcanics known to host epithermal gold-silver mineralization, just south of a privately-held opal mine near the town of Spencer.  The Company believes that the property has the potential to host both open-pit and underground gold deposits.

The project area is six miles southwest of the Kilgore deposit, an epithermal ore body with a NI 43-101 compliant indicated and inferred resource of 487,000 ounces of gold from 16.7 million tons grading 0.03 oz/t.  The deposit was defined by nearly 200 core and reverse-circulation drill holes totaling over 125,000 feet, primarily by Echo Bay and Placer Dome in the 1990s.  Although the existing resource has presented a possible open pit deposit, drilling has shown underground potential at Kilgore as well, with high-grade gold intercepts including 9.0 oz/t over 10 feet and 0.56 oz/t over 25 feet.

The Kilgore property is now held by Canadian-listed Kilgore Minerals Ltd.  In 2004, Kilgore Minerals announced the discovery of a new gold zone nearly a mile southwest and along trend from the existing resource, where they encountered a 10-foot intercept grading 0.465 oz/t gold within a 170-foot section grading 0.04 oz/t gold.

The geochemistry at Spencer is similar to that shown at Kilgore and is consistent with the upper levels of an epithermal system.  Rock sampling at Spencer has returned values of up to 0.20 ppm gold, 3.6 ppm silver, 8.7 ppm mercury, and 88 ppm arsenic.  Although there was considerable interest in the region during the 1980s and 1990s following the Kilgore discovery, the Spencer property has never been drill tested.

The Company has performed a phase-one exploration program consisting of reconnaissance-scale geological mapping along with rock chip and soil geochemical sampling.  Future work may include more detailed mapping and sampling, and possibly a geophysical survey to help define drill targets.  A geologic correlation model between Spencer and Kilgore is also proposed, based upon their similar stratigraphy and alteration.

The Spencer Prospect is held by State of Idaho Department of Lands Mineral Lease No. 9347. The Mineral Lease was issued to a prior Director of Timberline, who assigned it to the Company for consideration of common stock and approximately $3,000 in expenses.

The prospect is located in Section 16, Township 12 North, Range 37 East, in Clark County, Idaho.  The lease covers an area of approximately 640 acres and calls for annual payments to the State of Idaho of $640.  Royalties on production of previous metals are 5-percent of the gross receipts from the sale of minerals produced, less reasonable transportation, smelting and treatment costs.

Montana Copper-Silver Properties

The Minton Pass, East Bull, Standard Creek and Lucky Luke   Prospects

In 2004, Timberline acquired four properties on the Montana Copper Sulfide Belt in Lincoln and Sanders counties, all of which were then leased to Sterling Mining Company (“Sterling”).  All four properties are interpreted as sediment-hosted copper-silver occurrences located in the Revett Formation of the Montana Copper-Silver Belt and are considered early-stage exploration prospects.  The properties were held by U.S. Borax and its successor company, Kennecott Exploration, during the 1980s and early-1990s.  Timberline has acquired the mapping and sampling data from the U.S. Borax program.  There has been no documented activity in these areas since 1992.

In the 1970s and 1980s, major exploration companies identified several copper-silver occurrences within the Montana Copper Sulfide Belt, and successfully outlined three world-class ore bodies, including Troy, Rock Creek and Montanore.  These quartzite-hosted deposits are characterized by their lateral extensive size and continuity of mineralization.  The Troy Mine produced 390 million pounds of copper and 44 million ounces of silver from 1981 to 1993, and the undeveloped Rock Creek deposit is reported to contain 137 million tons of ore averaging 0.72-percent copper and 1.67 oz/t silver.  Many of the copper-silver occurrences, including those held by the Company, were evaluated in only a cursory manner during previous exploration.

Metasedimentary rocks of the Precambrian Belt Supergroup underlie the area. Outcropping rocks consist of a sequence of argillites, siltstones, and quartzites representing the basal portion of the Wallace, St. Regis, and Revett formations, along with the upper portion of the Burke Formation.  Locally, these rocks strike northwest with a shallow westerly dip.  Major faulting associated with the mineralization is generally north-northwest.  Disseminated bornite with secondary chrysocolla and malachite is reported to occur within a specific quartzite horizon of the Revett Formation.

All claims were staked by Timberline and are not subject to any underlying production royalty.  All of these claims have been filed with the BLM and their serial numbers can be found in Exhibits that are included in the Company's Form 10KSB and 10KSB/A and are incorporated by reference herein.

The State of Montana has banned the use of cyanide in mining activities within the state.  Cyanide is used in the mining of gold.  Since Timberline’s Montana prospects are for silver and copper only, this ban does not affect our plans in Montana.

Minton Pass

Minton Pass is a copper-silver occurrence first recognized during the early exploration phase of the Montana Copper-Sulfide Belt, and is comprised of 20 unpatented mining claims near Trout Creek.  The property has been explored intermittently since its discovery in 1966 with exploration focused on two mineralized horizons.  Mapping, sampling and trenching were conducted to better define the extent of the mineralization at Minton Pass and there is evidence of several drill holes on the claims.  Rock chip sampling over a 17-foot stratigraphic thickness averaged 0.70-percent copper and 1.78 oz/t silver.  The thickness and grade of Minton Pass mineralization is consistent with the geologic model, exhibiting similarities to the Troy and Rock Creek deposits.

Lucky Luke

The Lucky Luke prospect consists of 20 unpatented mining claims located on U.S. Forest Service property northwest of Thompson Falls.  The property has seen limited historic production via an adit that was driven on a mineralized quartz vein and eventually extended for 1,000 feet.  Exploration work at Lucky Luke has included several shallow trenches that crosscut at least two quartz veins with strike lengths in excess of 3,000 feet.  Chip samples from the vein contained 6 oz/t silver along with significant copper mineralization.

East Bull

The East Bull prospect consists of 19 unpatented mining claims located on U.S. Forest Service property about one mile east of the Troy Mine.  The primary feature at East Bull is its potential for stratiform silver-copper mineralization in the Upper or Lower Revett Formation on either side of the Bull Lake Fault, a large and untested structure near the Troy Mine.

Standard Creek

The Standard Creek prospect consists of 29 unpatented mining claims located on U.S. Forest Service property about six miles east of the Montanore deposit.  The property was staked on the basis of high-grade vein mineralization that has returned assay values of up to 0.10 oz/t gold, 9.95 oz/t silver, 0.69-percent copper, 3.6-percent lead, and 1.2-percent zinc.  In 1987, U.S. Borax mapped and sampled the property, and then drilled a single 1,450-foot core hole to the south of the existing claim block that encountered only trace amounts of pyrite, chalcopyrite and bornite.  A drill test to the north, closer to the vein mineralization, is still warranted.

Agreement with Sterling Mining Company

In November 2004, the Company signed a Mineral Lease Agreement with Sterling for a twenty-year lease on the four claim groups described above.  While Sterling retains the lease on these properties, any work program will be performed and paid for by Sterling.  Consideration for the Agreement included a cash payment of $19,600 for expenses incurred in staking the claims, and forgiveness of loans totaling $65,000 in principal and accrued interest of $2,669.  The Agreement calls for Sterling to make annual lease payments of $5,000 per claim group retained in the Agreement, beginning on June 1, 2007, and to pay a 1-percent NSR royalty on any production from the claims that are subject to the Agreement.

Overview of Regulatory, Economic and Environmental Issues

Hard rock mining and drilling in the United States is a closely regulated industrial activity.  Mining and drilling operations are subject to review and approval by a wide variety of agencies at the federal, state and local level.  Each level of government requires applications for permits to conduct operations.  The approval process always involves consideration of many issues including but not limited to air pollution, water use and discharge, noise issues, and wildlife impacts.  Mining operations always involve preparation of an environmental impact statement that examines the probable effect of the proposed site development.  Federal agencies that may be involved include: The U.S. Forest Service (USFS), Bureau of Land Management (BLM), Environmental Protection Agency (EPA), National Institute for Occupational Safety and Health (NIOSH), the Mine Safety and Health Administration (MSHA) and the Fish and Wildlife Service (FWS).  Individual states also have various environmental regulatory bodies, such as Departments of Ecology and so on.  Local authorities, usually counties, also have control over mining activity.  An example of such regulation is the State of Montana’s recent ban on the use of cyanide in mining activities within the state.  Cyanide is used in the mining of gold.  However, since some of our prospects in Montana are for silver and copper   , this ban does not affect those properties.  Our Butte Highlands project in Montana is partially on patented mining claims and is an underground gold prospect.  It is anticipated that any production from this property would be shipped to nearby mills for processing as opposed to building our own mills and processing facilities, therefore this ban should not affect our plans in Montana.  The Elkhorn project is nearby and similar to Butte Highlands and is following a similar plan with public support.  We are not aware of any other states that plan to enact similar legislation.

Gold, silver and copper are mined in a wide variety of ways, both in open pit and underground mines.  Open pit mines require the gold deposit to be relatively close to the surface.  These deposits tend to be low grade (such as 0.01-0.03 ounces per ton gold) and are mined using large, costly earth moving equipment, usually at very high tonnages per day.

Open pit operations for gold usually involve heap leaching as a metallurgical method to remove the gold.  Heap leaching involves stacking the ore on pads which are lined with an impenetrable surface, then sprinkling the gold with a weak cyanide solution to extract the gold.  The particle impregnated solution is collected and the gold recovered through further processing.

Underground metal mines generally involve higher grade ore bodies.  Less tonnage is mined underground, and generally the higher grade ore is processed in a mill or other refining facility.  This process results in the accumulation of waste by-products from the washing of the ground ore. Mills require associated tailings ponds to capture waste by-products and treat water used in the milling process.

Capital costs for mine, mill and tailings pond construction can easily run into the hundreds of millions of dollars.  These costs are factored into the profitability of a mining operation. Metal mining is sensitive to both cost considerations and to the value of the metal produced.  Metals prices are set on a world-wide market and are not controlled by the operators of the mine.  Changes in currency values or exchange rates can also impact metals prices. Thus changes in metals prices or operating costs can have a huge impact on the economic viability of a mining operation.

Environmental protection and remediation is an increasingly important part of mineral economics.  In some cases, particularly in Montana, with its concern for its grizzly bear population, mining companies have been required to acquire and donate additional land to serve as a substitute habitat for this endangered species.

Estimated future costs of reclamation or restoration of mined land are based principally on legal and regulatory requirements. Reclamation of affected areas after mining operations may cost millions of dollars.  Often governmental permitting agencies are requiring multi-million dollar bonds from mining companies prior to granting permits, to insure that reclamation takes place.  All environmental mitigation tends to decrease profitability of the mining operation, but these expenses are recognized as a cost of doing business by modern mining and exploration companies.

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our operations so as to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Every mining activity has an environmental impact. In order for a proposed mining project to be granted the required governmental permits, mining companies are required to present proposed plans for mitigating this impact.  In the United States, where our properties are located, no mine can operate without obtaining a number of permits.  These permits address the social, economic, and environmental impacts of the operation and include numerous opportunities for public involvement and comment.

We intend to focus on exploration and discovery of mineral resources, not their production.  If we are successful, the ore bodies discovered will be attractive to production companies.  The mining industry is, like agriculture, a fundamental component of modern industrial society, and minerals of all sorts are needed to maintain our way of life.  If we are successful in finding an attractive ore body, be it gold, silver or copper, sufficient value will be created to reward the company’s shareholders and allow for all production and reclamation expenses to be paid by the actual producer to whom we convey, assign or joint venture the project.

LEGAL PROCEEDINGS

Timberline is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer or affiliate of Timberline and no owner of record or beneficial owner of more than 5.0% of our securities or any associate of any such director, officer or security holder is a party adverse to Timberline or has a material interest adverse to Timberline in reference to pending litigation.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock was listed on American Stock Exchange on May 12, 2008 as is quoted under the trading symbol “TLR”.  Previously, our common stock was quoted on the Over-the-Counter Bulletin Board under the symbol “TBLC”.  The high and low sale prices for our common stock as quoted on the American Stock Exchange and the bid quotations of our common stock on the OCTBB were as follows:

Period(1)	High	Low
2008
First Quarter	$4.35	$2.50
Second Quarter(2)	$4.40	$2.65
Third Quarter	$2.99	$0.80
2007
First Quarter	$1.55	$0.65
Second Quarter	$2.90	$1.30
Third Quarter	$4.30	$2.39
Fourth Quarter	$5.15	$3.03
2006
First Quarter	$0.53	$0.35
Second Quarter	$0.85	$0.42
Third Quarter	$0.50	$1.05
Fourth Quarter	$0.85	$0.60
2005
Fourth Quarter(3)	$1.00	$0.35

(1)  Quarters indicate calendar year quarters.

(2)  Our common stock began trading on the American Stock Exchange on May 12, 2008.

(3)  Our shares were initially quoted for trading on  OTCBB.  There was no quote prior to February 2004.

The above quotations for the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

On September 29, 2008, the closing sale price for our common stock was $1.10 on the American Stock Exchange.

As of October 1, 2008, we had 28,739,903 shares of common stock issued and outstanding, held by approximately 750 registered shareholders.  In many cases, shares are registered through intermediaries, making the precise number of shareholders difficult to obtain.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Stock Incentive Plans

In February 2004, our Board adopted the 2004 Non-Qualified Stock Grant and Option Plan in order to provide incentives to Directors, employees and others rendering services to the Company. During the fiscal year ended September 30, 2004, no stock options were granted under this plan.

In February 2005, our Board adopted the 2005 Stock Incentive Plan which was approved by a vote of shareholders at our Annual Meeting of Shareholders on September 23, 2005. This plan authorizes the granting of up to 750,000 non-qualified stock options to Officers, Directors, and consultants.  As of September 30, 2005, 412,500 options have been granted to ten individuals at an exercise price of $0.56 per share, with options vesting incrementally through February 7, 2006.   At September 30, 2005, 245,000 of these options were exercisable.  The options have been deemed by the Company to have a value of approximately $0.14 per option to the recipients. See “Part III, Item 12. Certain Relationships and Related Transactions”, below.

On August 31, 2006, our Board of Directors approved an amendment to the Timberline Corporation 2005 Equity Incentive Plan for the purposes of increasing the total number of shares of common stock that may be issued pursuant to awards granted under the original 2005 plan from seven-hundred and fifty thousand (750,000) shares to two million (2,750,000) shares and allowing “Ten Percent Shareholders” to participate in the plan on the same basis of any other participant. The amended plan was approved by a vote of shareholders at our Annual Meeting of Shareholders on September 22, 2006.

On August 22, 2008, our shareholders approved a proposal for the increase in the total number of shares of common stock that may be issued pursuant to awards granted under the original 2005 Plan as previously amended.  Following the increase, the plan provides for 7,000,000 shares of common stock for awards under the plan.

Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,946,668 (1)		2,644,165
Equity compensation plans not approved by security holders
TOTAL	3,946,668 (1)		2,644,165

(1)  In February 2005, our Board adopted the 2005 Equity Incentive Plan which was approved by shareholders on September 23, 2005.  This plan authorizes the granting of up to 750,000 non-qualified 10 year stock options to Officers, Directors and consultants. In August 2006, the Board adopted the Amended 2005 Equity Incentive Plan which was approved by shareholders on September 22, 2006. This amended plan increases the number of non-qualified 10 year stock options that are authorized to be issued to Officers, Directors and consultants to 2,750,000. On August 22, 2008, our shareholders approved a proposal for the increase in the total number of shares of common stock that may be issued pursuant to awards granted under the original 2005 Plan as previously amended.  Following the increase, the plan provides for 7,000,000 shares of common stock for awards under the plan.

As to the options granted to date, there were none exercised during the year ended September 30, 2007 or the interim period to date.

Sale of Unregistered Securities

All sales of unregistered securities were previously reported in the Company’s quarterly and current reports filed with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Timberline Resources Corporation

We have audited the accompanying consolidated balance sheets of Timberline Resources Corporation ("the Company") as of September 30, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Timberline Resources Corporation as of September 30, 2007 and 2006, and the results of its consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12 to the consolidated financial statements the Company has restated its 2006 consolidated financial statements.

January 9, 2008

Spokane, Washington

Timberline Resources Corporation and Subsidiaries

Contents

Page

FINANCIAL STATEMENTS:

Consolidated balance sheets

68

Consolidated statements of operations

69

Consolidated statements of stockholders’ equity

70

Consolidated statements of cash flows

72

Notes to consolidated financial statements

74 - 92

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30,	September 30,
	2007	2006
		(Restated)
		(See Note 12)
ASSETS
CURRENT ASSETS:
Cash	$3,949,988	$732,245
Accounts receivable	3,882,275	1,305,496
Employee receivable	7,073	7,596
Materials and supplies inventory	1,925,392	865,566
Prepaid expenses	373,288	80,294
TOTAL CURRENT ASSETS	10,138,016	2,991,197
PROPERTY AND EQUIPMENT:
Property and equipment, net of accumulated depreciation	8,008,928	4,416,905
OTHER ASSETS:
Restricted cash	802,860	-
Deposits and other assets	147,058	10,020
Intangible assets, net of amortization	105,557	368,056
Goodwill	2,808,524	2,808,524
TOTAL OTHER ASSETS	3,863,999	3,186,600
TOTAL ASSETS	$22,010,943	$10,594,702

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable to bank	$599,065	$-
Accounts payable	3,617,165	1,321,854
Accrued expenses	944,627	672,302
Accrued interest - related party payables	-	23,120
Notes payable - related parties	787,000	1,222,524
Deferred lease income	-	23,272
Deferred revenue	250,000	-
Current portion of capital leases	476,032	478,099
Current portion of notes payable	300,638	165,849
TOTAL CURRENT LIABILITIES	6,974,527	3,907,020
LONG-TERM LIABILITIES:
Notes payable - related party, net of current portion	-	225,000
Capital leases, net of current portion	647,416	724,081
Notes payable, net of current portion	571,534	274,515
TOTAL LONG-TERM LIABILITIES	1,218,950	1,223,596
COMMITMENTS AND CONTINGENCIES	-	-
TEMPORARY EQUITY
Series A Preferred stock, $0.01 par value; liquidation and redemption value $2,738,500 and $2,750,000, respectively; 5,000,000 shares
authorized, 4,700,000 and 5,000,000 issued and outstanding, respectively	1,880,000	2,000,000
STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 24,801,108 and 14,356,921 shares issued
and outstanding, respectively	24,801	14,357
Common stock subscribed	(802,761)	-
Additional paid-in capital	20,433,478	8,479,403
Accumulated deficit	(7,718,052)	(5,029,674)
TOTAL STOCKHOLDERS' EQUITY	11,937,466	3,464,086
TOTAL LIABILITIES, TEMPORARY EQUITY AND
STOCKHOLDERS' EQUITY	$22,010,943	$10,594,702

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended
	September 30,	September 30,
	2007	2006

REVENUES	$19,233,406	$6,207,046

COST OF REVENUES	14,741,588	4,989,789

GROSS PROFIT	4,491,818	1,217,257

OPERATING EXPENSES:
Mineral exploration expenses	530,137	531,014
Other general and administrative expenses	6,186,781	2,430,941
Loss on sale of equipment	31,402	17,820
TOTAL OPERATING EXPENSES	6,748,320	2,979,775

LOSS FROM OPERATIONS	(2,256,502)	(1,762,518)

OTHER INCOME (EXPENSE):
Lease income and other	55,707	58,484
Interest income	31,797	-
Amortization of discount on note payable	-	(15,365)
Interest expense	(409,380)	(246,778)
TOTAL OTHER INCOME (EXPENSE)	(321,876)	(203,659)

NET LOSS BEFORE INCOME TAXES	(2,578,378)	(1,966,177)

INCOME TAX EXPENSE	(110,000)	-
NET LOSS	$(2,688,378)	$(1,966,177)

NET LOSS PER SHARE AVAILABLE TO COMMON
STOCKHOLDERS, BASIC AND DILUTED	$(0.15)	$(0.19)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	19,155,693	10,102,338

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006
			Common	Additional		Total
	Common Stock		Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity
Balance, September 30, 2005 (restated)	7,266,125	$7,266	$-	$2,984,217	$(3,063,497)	$(72,014)

Vested portion of stock options granted	-	-	-	22,025	-	22,025

Stock options granted for exploration costs	-	-	-	10,304	-	10,304

Common stock issued for acquisition	164,000	164	-	103,396	-	103,560

Beneficial conversion feature on Series A	-	-	-	1,950,000	-	1,950,000
preferred stock issued for acquisition

Common stock and warrants issued for
consulting	179,000	179	-	98,271	-	98,450

Common stock issued for cash for
excerise of warrants at $0.40 per share	500,000	500	-	199,500	-	200,000

Common stock and warrants issued for cash
at $0.55 per unit, net of offering costs	6,193,090	6,193	-	3,068,245	-	3,074,438

Common stock issued for compensation	50,000	50	-	39,450	-	39,500

Common stock issued for mining property
leases	4,706	5	-	3,995	-	4,000

Net loss	-	-	-	-	(1,966,177)	(1,966,177)

Balance, September 30, 2006	14,356,921	$14,357	$-	$8,479,403	$(5,029,674)	$3,464,086

-continued

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006
			Common	Additional		Total
	Common Stock		Stock	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity
Common stock and warrants
issued for cash ast $0.65 per
unit, net of offering costs	4,200,000	$4,200	$-	$2,415,360	$-	$2,419,560

Common stock and warrants
issued for cash at $2.75 per
unit, net of offering costs	1,780,972	1,781	-	4,858,400	-	4,860,181

Stock subscription receivable	-	-	(802,761)			(802,761)

Common stock issued for acquisition
warrants exercised	2,772,271	2,772	-	2,658,393	-	2,661,165

Common stock issued for
conversion of Series A preferred stock	300,000	300	-	119,700	-	120,000

Common stock issued for
options exercised	347,544	347	-	20,669	-	21,016

Common stock issued for services	757,600	758	-	947,432	-	948,190

Common stock issued for
land purchase payments	108,000	108	-	215,892	-	216,000

Common stock issued for mineral rights	200,000	200		404,800	-	405,000

Common stock issued for
land lease payments	2,000	2	-	4,998	-	5,000

Common stock bonuses to employees	25,800	26	-	88,564	-	88,590

Cancel duplicate shares	(50,000)	(50)	-	50	-	-

Vested portion of stock
options granted	-	-	-	219,817	-	219,817

Net loss	-	-	-	-	(2,688,378)	(2,688,378)
Balance, September 30, 2007	24,801,108	$24,801	$(802,761)	$20,433,478	$(7,718,052)	$11,937,466

-concluded

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	September 30,	September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,688,378)	$(1,966,177)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities:
Depreciation and amortization	1,144,695	672,043
Loss on sale of equipment	31,402	17,820
Common stock issued for consulting	720,190	98,450
Common stock issued for mineral agreement and leases	5,000	14,304
Share based compensation	308,407	61,525
Changes in assets and liabilities:
Accounts receivable	(2,576,779)	(263,321)
Materials and supplies inventory	(1,059,826)	343,644
Prepaid expenses and deposits	(202,032)	(50,969)
Employee receivable	523	(5,206)
Accounts payable	2,295,313	836,264
Accrued expenses	272,325	523,356
Deferred revenue	250,000	-
Accrued interest - related party payables	(23,121)	6,667
Deferred lease income	(23,272)	(33,030)
Net cash provided (used) by operating activities	(1,545,553)	255,370

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,246,703)	(274,315)
Increase in restricted cash	(802,860)	-
Purchase of land	(405,000)	-
Purchase of mineral rights	(150,000)	-
Proceeds from sale of equipment	16,294	30,990
Cash paid for acquisition of subsidiary	-	(2,400,000)
Net cash used by investing activities	(3,588,269)	(2,643,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in bank overdraft	-	(290,843)
Net proceeds (payments) on line of credit	599,065	(63,906)
Proceeds from related party notes payable	-	794,000
Payments of related party notes payable	(660,525)	(483,920)
Proceeds from notes payable and capital leases	-	186,904
Payment of notes payable	(254,608)	(218,763)
Payments on capital leases	(491,529)	(251,980)
Proceeds from exercise of options	21,017	-
Proceeds from exercise of warrants	2,661,165	200,000
Proceeds from issuances of stock and warrants,
net of stock issue costs	6,476,980	3,074,438
Net cash provided by financing activities	8,351,565	2,945,930

Net increase in cash and cash equivalents	3,217,743	557,975

CASH AT BEGINNING OF PERIOD	732,245	174,270
CASH AT END OF PERIOD	$3,949,988	$732,245

-continued

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	September 30,	September 30,
	2007	2006

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid in cash	$409,380	$203,846

NON-CASH FINANCING AND INVESTING ACTIVITIES:

Common stock issued for land	$216,000	$-
Common stock issued for prepaid expenses and deposits	228,000	-
Series A preferred stock converted to common stock	3,000	-
Capital for equipment purchase	412,797	731,931
Note payable issued for equipment purchase	686,416	189,224
Common stock issued for acquisition	-	103,560
Series A preferred stock issued for acquisition	-	2,000,000
Beneficial conversion on series A preferred stock	-	1,950,000
Notes payable issued for acquistion	-	400,000

-concluded

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS:

Timberline Resources Corporation (“Timberline” or “the Company”) was incorporated in August of 1968 under the laws of the state of Idaho as Silver Crystal Mines, Inc., for the purpose of exploring for precious metal deposits and advancing them to production.

During the first quarter of 2006, the Company acquired Kettle Drilling, Inc. (“Kettle Drilling” or “Kettle”) and its Mexican subsidiary, World Wide Exploration S.A. de C.V. (“World Wide”).  Kettle provides drilling services to the mining and mineral exploration industries across North America and worldwide.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a.

Basis of presentation –this summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the united states of america and have been consistently applied in the preparation of the financial statements.

b.

Principles of consolidation – the consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kettle Drilling and World Wide after elimination of the intercompany accounts and transactions.

c.

Exploration Expenditures – All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized.  If no mineable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

d.

Fair Value of Financial Instruments – The Company’s financial instruments include cash, accounts receivable, accounts payable, and accrued expenses, and are carried at fair value. The carrying value of restricted cash, notes payable, capital leases, and related party notes payable approximate fair value based on the contractual terms of those instruments at September 30, 2007 and 2006.

e.

Cash Equivalents – For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in one financial institution. Balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

f.

Restricted Cash – Restricted cash represents investments in money market funds and are restricted as collateral for various financing arrangements.

g.

Estimates and Assumptions – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions and could have a material effect on the Company’s reported financial position and results of operations.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued):

h.

Revenue Recognition – Generally, the Company recognizes drilling service revenues as the drilling services are provided to the customer based on the actual amount drilled for each contract. In some cases, the customer is responsible for mobilization and “stand by” costs when the Company deploys its personnel and equipment to a specific drilling site, but for reasons beyond the Company’s control, drilling activities are not able to take place. Usually, the specific terms of each drilling job are agreed to by the customer and the Company prior to the commencement of drilling.

i.

Intangible Assets – Other assets include intangible assets from the acquisition of Kettle Drilling.  The employment contracts and customer drilling contracts are stated at the estimated value at the date of acquisition.  Amortization of employment contracts is calculated on a straight-line basis over a useful life of three years.  Amortization of the drilling contracts is calculated on a straight-line basis over the life of the contracts (typically one year or less).  The value of employment and customer drilling contracts is periodically tested for impairment.  No impairment loss was revealed by this test as of September 30, 2007.

j ..

Accounts Receivable – Accounts receivable are carried at original invoice amount less an estimate for doubtful accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.   Trade receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as income when received.  Management considers all accounts receivable to be fully collectible at September 30, 2007; accordingly, no allowance for doubtful accounts has been recorded.

k.

Materials and supplies inventory –- The Company values its materials and supplies inventory at the lower of average cost or market.  Allowances are recorded for inventory considered to be in excess or obsolete. Inventories consist primarily of parts, operating supplies, drill rods and drill bits. The value of used inventory, if considered still usable, is valued at 25-90% of cost depending on remaining life expectancy. At September 30, 2007, the Company had materials and supplies inventories of $1,925,392.

l.

Property and Equipment –- Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which is approximately three to fifteen years.  Maintenance and repairs are charged to operations as incurred. Significant improvements are capitalized and depreciated over the useful life of the assets.

m.

Assets Held under Capital Leases – Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

n.

Review of Carrying Value of Property and Equipment for Impairment – The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2007.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued):

o.

Provision for Taxes – Income taxes are provided based upon the liability method of accounting.  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized (See Note 9).

p.

Translation of Foreign Currencies – All amounts are presented in US dollars. World Wide’s operations in Mexico are translated at average rates of exchange for the year. The assets and liabilities of the Mexico operations are translated at the exchange rate in effect at the balance sheet date. There was no material foreign currency translation gain or loss at September 30, 2007 and 2006.

q.

Stock-based compensation – The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment (“SFAS 123(R)”), at the beginning of fiscal year 2007, which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument on the grant-date fair value of the award. The Company has chosen to use the modified prospective transition method under SFAS 123(R). The Company’s financial statements for the year ended September 30, 2007 reflect the impact of this adoption.  Prior to the adoption of SFAS 123(R) the Company accounted for its stock-based compensation pursuant to SFAS 123.

Under SFAS 123(R), the Company is required to select a valuation technique or option-pricing model that meets the criteria as stated in the standard. At present, the Company is continuing to use the Black-Scholes model, which requires the input of some subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected life”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”), the risk-free interest rate and the dividend yield. Changes in the subjective assumptions can materially affect the estimate of fair value of stock-based compensation.

r.

Goodwill – Goodwill relates to the acquisition of Kettle Drilling.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” at least annually goodwill is tested for impairment by applying a fair value based test.  In assessing the value of goodwill, assets and liabilities are assigned to the reporting units and a discounted cash flow analysis is used to determine fair value.  There was no impairment loss revealed by this test as of September 30, 2007.

Net Loss per Share – Basic EPS is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities.

As required under SFAS No. 128, the cumulative but undeclared dividends on the Series A Preferred Stock (Note 12) at September 30, 2007 of $153,530 has been considered in the EPS computation, increasing the net loss per share available to common stockholders by $0.008.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUTING POLICIES, (continued):

The dilutive effect of convertible and exercisable securities, in periods of future income as of September 30, 2007, is as follows:

Stock options	2,073,333
Warrants	3,618,061
Convertible preferred stock	4,700,000

Total possible dilution	10,391,394

At September 30, 2007 and 2006, the effect of the Company’s outstanding options and common stock equivalents would have been anti-dilutive. Accordingly, only basic EPS is presented.

t.

New accounting pronouncements – In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, (SFAS 157), which will become effective in our 2008 financial statements. SFAS 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements, but does not require any new fair value measurements. The Company has not yet determined the effect that adoption of SFAS 157 may have on the results of operations or financial position.

The FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115, in the first quarter 2007. The statement allows entities to value financial instruments and certain other items at fair value. The statement provides guidance over the election of the fair value option, including the timing of the election and specific items eligible for the fair value accounting. Changes in fair values would be recorded in earnings. The Company is evaluating the impact the adoption of this statement will have, if any, on its financial statements.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48") which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring uncertain tax positions for financial statement purposes.  FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes assets and liabilities.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption.  The Company is currently evaluating the impact of adopting the provisions of FIN 48 in fiscal 2008.

u.

Reclassifications – Certain reclassifications have been made to the 2006 financial statements in order to conform to the 2007 presentation.  These reclassifications have no effect on net loss, total assets or accumulated deficit as previously reported.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 3 – PROPERTY AND EQUIPMENT:

The following is a summary of property, equipment and accumulated depreciation at September 30, 2007 and 2006:

	2007	2006

Equipment and vehicles	$7,652,275	$4,566,824
Office equipment and furniture	162,320	114,390
Land	621,000	-
Mineral rights	555,000	-
Leasehold improvements	161,450	134,875
Total property and equipment	9,152,045	4,816,089
Less accumulated depreciation	(1,143,117)	(399,184)
Property and equipment, net	$8,008,928	$4,416,905

Property and equipment includes assets (primarily core drilling equipment) held under capital leases of $2,156,861 and $1,656,501 at September 30, 2007 and 2006. Related amortization of assets held under capital leases included in accumulated depreciation was $229,967 and $112,671 at September 30, 2007 and 2006 (See Note 5).

Depreciation expense for the years ended September 30, 2007 and 2006 was $882,196 and $400,190, respectively.

NOTE 4 – LINE OF CREDIT:

The Company entered into a line of credit agreement for $600,000 with bankcda on October 13, 2006. The loan bears interest at the bank’s prime lending rate plus 1% which was 7.75% at September 30, 2007. The loan is collateralized by a money market account (classified as restricted cash) earning interest at 3.9% as of September 30, 2007. The outstanding balance on the line of credit as of September 30, 2007 was $599,065.

NOTE 5 – CAPITAL LEASES:

The Company finances a substantial portion of their core drilling equipment purchases through capital leases.  Future minimum lease payments at September 30, 2007 for the related obligations under capital leases were:

Year Ending September 30,

2008	$556,939
2009	389,721
2010	231,049
2011	80,166
Total minimum lease payments	1,257,875
Less amount representing interest	(134,427)
Present value of minimum lease payments	1,123,448
Less obligations due within one year	(476,032)
Obligations under capital leases, due after one year	$647,416

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 6 – NOTES PAYABLE:

Notes payable at September 30, 2007 and 2006 consist of the following:

	2007	2006
Notes payable to various lenders for vehicles and equipment, in monthly payments totaling $31,066 per month, at rates ranging from 0.9% to 9.5% with a weighted average interest rate of approximately 7%. The notes are collateralized by vehicles, equipment and restricted cash.	$872,172	$440,364
Less current portion	(300,638)	(165,849)
	$571,534	$274,515
Debt outstanding will mature as follows: Year ending September 30,
2008		$300,638
2009		275,789
2010		207,471
2011		75,062
2012		9,676
Thereafter		3,536
Total		$872,172

NOTE 7 – ACQUISITION OF KETTLE DRILLING:

On March 6, 2006, the Company acquired 100% of the voting interests of Kettle Drilling for $2.4 million in cash; notes payable of $400,000; 164,000 shares of unregistered common stock valued at an average price of $0.63 per share or $103,560 and five million shares of Series A preferred stock (See Note 12) valued at $0.40 per share or $2,000,000. The Series A preferred stock contained a beneficial conversion feature with a value of $1,950,000.

Net assets acquired at fair value at the acquisition date are as follows:

Accounts receivable	$1,044,565
Inventories	1,209,210
Equipment	3,669,976
Other assets, including intangible assets	689,344
Goodwill	2,808,524
Total assets	9,421,619

Accounts payable	(737,535)
Accrued expenses	(294,390)
Notes payable and capital leases	(1,536,134)
Total liabilities	(2,568,059)
Total purchase price	$6,853,560

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 7 – ACQUISITION OF KETTLE DRILLING, (continued):

Assuming Kettle had been acquired as of the beginning of the acquiring period and included in the consolidated statements of operations, unaudited pro forma consolidated revenues, net loss and net loss per share would have been as follows for the year ended September 30, 2006:

2006

Gross revenues	$9,113,604
Net loss	$(1,750,967)
Net loss per share-basic and diluted	$(0.17)

Included in intangible assets were management employment contracts and drilling contracts. The gross carrying value of the employment contracts is $200,000 and amortization expense for the years ended September 30, 2007 and 2006 was $75,000 and $19,444, respectively. The gross value of drilling contracts is $450,000 and amortization expense of $187,500 and $262,500 for the years ended September 30, 2007 and 2006 was recognized. Amortization expense for the employment contracts is expected to be approximately $5,556 for the next nineteen months. Drilling contracts were fully amortized in 2007.

NOTE 8 – RELATED PARTY TRANSACTIONS:

On August 24, 2005, the Company borrowed $125,000 from John Swallow, a director. The note payable accrued interest at 10% and was payable on an interest only basis.  The note was paid in full during the year ended September 30, 2007.

The note was convertible to common stock of the Company, at a price of $0.25 per share or the market price of the stock when the loan was repaid, whichever is less. The Company determined that the convertible debt included an embedded derivative which was recorded as a liability of $112,085 and a discount on the note of $101,996 during the year ended September 30, 2005.

During the year ended September 30, 2006, the Company and Mr. Swallow agreed to extinguish the conversion feature of the debt.  The extinguishment eliminated the derivative and adjusted the note to face value.  The net effect of eliminating the derivative was recorded in other income at $10,088.

On December 1, 2005, the Company entered into a note agreement with Swallow Family, LLC, an entity controlled by Mr. Swallow, for $100,000. The note payable accrued interest at 10% and was payable on an interest only basis. The note was paid in full during the year ended September 30, 2007.

On March 1, 2006, the Company entered into an additional note agreement with John Swallow for $400,000. The note accrued interest at 9% and was payable on an interest only basis, although $100,000 of note principal was paid during 2006. The note was paid in full during the year ended September 30, 2007.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 8 – RELATED PARTY TRANSACTIONS, (continued):

In 2006, Kettle Drilling entered into loan agreements with its officers, David Deeds and Doug Kettle.  These loans totaled $160,000 and $587,000, respectively as of September 30, 2007, and $125,000 and $487,000, respectively as of September 30, 2006. David Deeds is the Chief Executive Officer of Kettle Drilling and a shareholder of the Company.  Mr. Kettle is the President of Kettle Drilling and a shareholder of the Company. The loans bear interest at 10% and are due on demand. There was no accrued interest outstanding as of September 30, 2007 and 2006. The Company also has a current payable to Mr. Kettle in the amount of $40,000 and $97,505 as of September 30, 2007 and 2006, respectively.  All this outstanding debt was paid in full during October 2007.

As part of the acquisition of Kettle Drilling, Timberline issued notes in the amounts of $300,000 and $100,000 to Doug Kettle and Dave Deeds, respectively.  The notes were due September 1, 2006, and the outstanding balances payable to Mr. Kettle and Mr. Deeds as of September 30, 2006 were $216,009 and $3,082 (including accrued interest), respectively, and classified in current liabilities. During the year ended September 30, 2007 the loans were paid in full.

Related party notes payable consist of the following at September 30, 2007 and 2006:

	2007	2006

Swallow Family LLC (Including John Swallow)	$-	$524,520
Doug & Brenda Kettle	627,000	798,005
David Deeds	160,000	125,000
Less current portion	(787,000)	(1,222,525)
	$-	$225,000

Related party interest expense	$111,004	$93,711

NOTE 9 – INCOME TAXES:

At September 30, 2007 and 2006, the Company had a net deferred tax asset calculated at an expected rate of 34% of approximately $3,216,000 and $1,670,000 respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded at September 30, 2007 and 2006.

	2007	2006

Net operating loss carryforwards	$9,470,000	$4,920,000
Deferred tax asset:
Properties, plants and equipment	(250,000)	(4,800)
Intangibles	61,000	50,150
Vested share-based compensation	75,000	-
Foreign income tax credit carryforwards	110,000	83,050
Federal net operating losses	3,220,000	1,541,600
Total deferred tax asset	$3,216,000	$1,670,000
Deferred tax asset valuation allowance	$(3,216,000)	$(1,670,000)

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 9 – INCOME TAXES, (continued):

Income (loss) from continuing operations before income taxes for September 30, 2007 and 2006 are as follows:

	2007	2006
Current:
Domestic	$(3,158,404)	$(1,689,373)
Foreign	580,026	(276,864)
	$(2,578,378)	$(1,966,177)

Significant components of income tax expense as of September 30, 2007 and 2006 are as follows:

	2007	2006
Current:
Federal	$-	$-
State	-	-
Foreign	110,000	-
Total current income tax provision	110,000	-

Deferred:
Federal	-	-
Foreign	-	-
Total deferred income tax provision	-	-
Total income tax provision	$110,000	$-

	2007	2006
Statutory Federal income tax rate	34%	34%

Expected income tax expense (benefit) based on statutory rate	$(876,650)	$(668,500)

Non-recognition of tax benefits related to losses	876,650	668,500

Foreign tax expense	110,000	-
Federal income tax benefit due to foreign taxes paid	-	-
Total income tax provision	$110,000	$-

The recognition and measurement of the current and future tax assets and liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions and in the assessment of the recoverability of future tax assets.  Potential liabilities are recognized for anticipated tax audit issues in various tax jurisdictions based on the Company’s estimate of whether, and the extent to which, additional taxes will be due.  If payment of the accrued amounts ultimately proves to be unnecessary, the elimination of the liabilities would result in tax benefits being recognized in the period when the Company determines the liabilities no longer exist.  If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense will result.  In addition, a valuation allowance has been provided against a portion of the Company’s future tax assets based on a current assessment of recoverability of these future tax assets.  If the Company’s assessment changes, any increases or decreases in the valuation allowance will result in decreases or increases in net earnings, respectively.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 9 – INCOME TAXES, (continued):

Income tax payable is included with accrued liabilities at September 30, 2007. At September 30, 2007, the Company has a net operating loss carryforward of approximately $9,470,000 which will expire in the years September 30, 2008 through September 30, 2027. Additionally, at September 30, 2007 the Company had $110,000 of foreign tax credit carryforwards that expire in 2012.

The Tax Reform Act of 1986 substantially changed the rules relative to the use of net operating loss and general business credit carryforwards in the event of an “ownership change” of a corporation.  Due to the change in ownership during January 2004, the Company is restricted in the future use of net operating loss and tax credit carryforwards generated before the ownership change.  As of September 30, 2007, this limitation is applicable to accumulated net operating losses of approximately $2,040,000.

NOTE 10 – COMMON STOCK AND WARRANTS:

Private Placements

During December 2006, the Company initiated a private placement of the Company’s restricted common stock. Under the private placement agreement, the Company can sell up to 4,200,000 shares of stock for a total of $2,730,000. The stock was being offered in units, with each unit offered consisting of one share of common stock and one-half of one common stock purchase warrant, with each full warrant exercisable to purchase one share of the Company’s common stock for $1.00 per share, through December 31, 2008. The units were sold for $0.65 each, representing management’s estimate of the fair value of the Company’s unregistered common stock and warrants at the time of sale. The Company sold 4,200,000 units for a total of $2,730,000 as of September 30, 2007.

In connection with the private placement, 477,600 units were granted to a consultant for services associated with the offering. The units are valued at $0.65 per unit or $310,440, and were recognized as stock issuance costs.

During September, 2007, the Company initiated a second private placement of the Company’s restricted common stock. Under the private placement subscription agreement, the Company can sell up to 2,545,455 units for a total of $7,000,000, plus up to 5% in over-subscriptions. Each unit consists of one share of common stock and one half of one Class A Warrant; with each whole warrant exercisable to acquire one additional share of common stock at an exercise price of $3.50 per share for the period of twenty-four months from the Issue Date. The units were sold for $2.75 each, representing management’s estimate of the fair value of the Company’s unregistered common stock and warrants at the time of sale. In connection with this offering, the Company agreed to use commercially reasonable efforts to file a resale registration on Form SB-2 (or such other available form) no later than 60 days after the Closing Date and cause such registration to be declared effective no later than 120 days of the Closing Date (150 days if reviewed by the SEC).  The registration statement is to register for resale the shares of common stock and the shares of common stock acquirable upon exercise of the warrants.  The Company sold a total of 2,626,694 units for total proceeds of $7,223,408; with 1,780,972 units for proceeds of $4,897,673 closing on September 30, 2007, 288,182 units for proceeds of $792,500 closing on October 1, 2007, and 557,540 units for proceeds of $1,533,235 closing on October 11, 2007.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 10 – COMMON STOCK AND WARRANTS, (continued):

Stock Issued for Services

During the fiscal year ended September 30, 2007, the Company entered into agreements under which consultants agreed to provide investor relations consulting services for a twenty-four month period ending on April 30, 2009. As compensation, in addition to cash, the Company agreed to issue shares of restricted common stock. As of September 30, 2007, 280,000 shares of restricted common stock have been issued for consulting services rendered. The shares issued were valued at the Company’s common stock trading price as of the close of business on the date of each issuance. As of September 30, 2007, there was a total of $637,750 recorded to expense.

During the year ended September 30, 2007, 347,544 shares of common stock were issued pursuant to exercises of stock options previously issued to employees and consultants under the 2005 Equity Incentive Plan (Amended).  Of the options exercised, 371,667 were exercised via the cashless exercise provisions of the plan.  Another 37,500 were exercised resulting in proceeds of $21,000 to the Company

Stock Issued for Property and Mineral Interests

During the year ended September 30, 2007, the Company purchased the Butte Highlands Gold Project from Butte Highlands Mining Company.  The Company agreed to pay $405,000 cash and 108,000 shares of common stock in exchange for the Butte Highlands property.  The shares of common stock were valued at $2.00 per share for a total price of $216,000 based on management’s estimate of the fair value of the shares at the time of issue.  The total purchase price was $621,000.

In 2007, the Company finalized a Lease/Option to Purchase Agreement for the Conglomerate Mesa Project in Inyo County, California. The Agreement provides Timberline the right to purchase a 100-percent interest in the Project, subject to a 4-percent NSR production royalty of which 1-percent may be purchased for $1-million. In the first year of the Agreement, Timberline is obligated to make an option payment of $75,000 and 100,000 shares of its common stock to the property owners. The option cash payment will continue at $75,000 for 2008, and then increase by $25,000 per year annually to a cap of $250,000. Annual share payments will remain fixed at 100,000 shares.  In July 2007, the Company issued 100,000 shares which were valued at the closing price on the effective date of the agreement as the first year’s option share payment.  The shares were valued at $0.75 per share, or $75,000, based on management’s estimate of the fair value of the shares at the time of issue.  In September 2007, the Company issued 100,000 shares as the second annual option share payment.  The shares were valued at $3.30 per share, or $330,000 based on management’s estimate of the fair value of the shares at the time of issue.  During the year ended September 30, 2007, $555,000 of these payments were capitalized as mineral rights.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 10 – COMMON STOCK AND WARRANTS, (continued):

Warrants

The following is a summary of the Company’s warrants outstanding:

	Shares	Weighted Average Exercise Price
Outstanding at September 30, 2005	500,000	$0.40
Issued	3,186,045	1.00
Exercised	(500,000)	(0.40)
Outstanding at September 30, 2006	3,186,045	1.00
Issued	3,204,287	1.70
Exercised	(2,772,271)	1.00
Outstanding at September 30, 2007(1)	3,618,061	$1.62

(1)  These warrants expire as follows:

Shares	Price	Expiration Date
1,603,774	$1.00	January 31, 2008
1,123,800	$1.00	December 31, 2008
890,487	$3.50	September 30, 2009
3,618,061

NOTE 11 – STOCK OPTIONS:

The Company has established a Stock Incentive Plan (as amended August 31, 2006) to authorize the granting of up to 2,750,000 stock options to employees, directors and consultants. Upon exercise of options, shares are issued from the available authorized shares of the Company.

During August 2006, the Company issued 95,000 options to two individuals for services performed.  The options have an exercise price of $0.75 and begin vesting after one year from the option grant date.  These options expire after 10 years.  As of September 30, 2007, 31,667 of these options had vested.

During November 2005, the Company issued 40,000 stock options to two individuals for services performed.  The options have an exercise price of $0.56 and vested immediately.  The options expire after 5 years.

The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Pricing Model.  The following assumptions were made in estimating fair value: risk-free interest rate of 5%; volatility of 75.72%; expected life of five years; dividend yield of zero.  The options were valued at $0.26 per share, or $10,304.  This amount was recognized in other general and administrative expense for the year ended September 30, 2006.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 11 – STOCK OPTIONS, (continued):

During October 2006, the Company issued 75,000 options to an individual for investor relations services performed. The options have an exercise price of $0.80 and expire after two years. An additional 100,000 options were granted to the same individual in December 2006 for consulting services. The exercise price is $1.60 and expires after three years. As of September 30, 2007, all 175,000 options were fully vested. The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Model. The following assumptions were made in estimating fair value: risk-free interest rate of 4.66%; volatility of 90.02%; expected life of two years; dividend yield of zero. The 75,000 options issued in October were valued at $0.36 per share, or $27,150 and the 100,000 shares issued in December were valued at $0.41 per share, or $41,200. This amount has been recognized in other general and administrative expense during the year ended September 30, 2007.

During November 2006, 100,000 options were issued to the chief financial officer of the Company per the employment agreement. The options have an exercise price of $0.75 and begin vesting after one year from the option grant date. These options expire after five years. As of September 30, 2007, none had vested. The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Model. The following assumptions were made in estimating fair value: risk-free interest rate of 4.75%; volatility of 88.31%; expected life of five years; dividend yield of zero. The options were valued at $0.58 per share, or $57,800.

During May 2007, 875,000 options were issued to employees of the Company and Kettle Drilling.  The options have an exercise price of $3.00 and begin vesting one year after the option grant date. These options expire after five years. As of September 30, 2007, none had vested. The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Model. The following assumptions were made in estimating fair value: risk-free interest rate of 4.00%; volatility of 95.00%; expected life of five years; dividend yield of zero. The options were valued at $1.70 per share, or $1,487,500.

During July 2007, 60,000 options were issued to a consultant of the Company.  The options have an exercise price of $5.00 and begin vesting one year after the option grant date. These options expire after five years. As of September 30, 2007, none had vested. The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Model. The following assumptions were made in estimating fair value: risk-free interest rate of 4.84%; volatility of 84.70%; expected life of three years; dividend yield of zero. The options were valued at $2.61 per share, or $156,600.

During August 2007, 200,000 options were issued to an officer of the Company.  The options have an exercise price of $3.70 and begin vesting one year after the option grant date. These options expire after five years. As of September 30, 2007, none had vested. The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Model. The following assumptions were made in estimating fair value: risk-free interest rate of 4.50%; volatility of 84.90%; expected life of three years; dividend yield of zero. The options were valued at $2.10 per share, or $420,000.

During the year ended September 30, 2007, 409,167 options were exercised.  The Company received $21,000 from the exercise of 37,500 options and the remainder was exercised using a cashless exercise provision.  The aggregate intrinsic value of options exercised during the year ended September 30, 2007 was $1,336,784.  During the year ended September 30, 2006, no options were exercised.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 11 – STOCK OPTIONS, (continued):

The following is a summary of the Company’s options issued under the Stock Incentive Plan:

	Shares	Weighted Average Exercise Price
Outstanding at September 30, 2005	412,500	$0.56
Granted	635,000	0.74
Expired	-	-
Outstanding at September 30, 2006	1,047,500	$0.67

Exercisable at September 30, 2006	452,500	$0.56
Weighted average fair value of options granted during the period ended September 30, 2006		$0.50
Outstanding at September 30, 2006	1,047,500	$0.67
Granted	1,435,000	2.78
Exercised	(409,167)	(0.56)
Expired	-	-
Outstanding at September 30, 2007	2,073,333	$2.13

Exercisable at September 30, 2007	525,001	$0.83

Weighted average fair value of options granted during the period ended September 30, 2007		$1.53

The weighted average remaining contractual term of options outstanding and exercisable at September 30, 2007 and 2006 was 3.50 and 2.48 years, respectively.

Over the next twelve months, the Company expects to recognize an additional $948,922 in compensation expense for unvested options.  The aggregate intrinsic value of options exercisable as of September 30, 2007 before applicable income taxes was $1,441,653, based on our closing price of $3.58 per common share at September 30, 2007.

NOTE 12 – PREFERRED STOCK:

Timberline is authorized to issue up to 10,000,000 shares of preferred stock, $.01 par value. The Board of Directors of Timberline is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into Common Stock.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 12 – PREFERRED STOCK, (continued):

Restatement

During the audit of our 2007 financial statements the Company discovered that the accounting classification for the Series A Preferred Stock issued to the Kettle Shareholders upon our acquisition of Kettle Drilling was incorrect.  As a result of our consultation with our auditors and our counsel, the Company determined that the preferred stock should be classified as a temporary equity item requiring re-classification on the Company’s balance sheet out of preferred stock and paid-in-capital to a “mezzanine” section of temporary equity presented between total liabilities and stockholders’ equity.

Accordingly, the Company concluded that the 2006 financial statements should be restated to reflect this reclassification.  This reclassification has no effect on net loss or cash flows as currently and previously reported.

The following tables reflect the amounts as previously reported and as restated for our balance sheet dated September 30, 2006:

	2006
	As Reported	As Restated
Consolidated balance sheet:
Temporary equity	-	2,000,000
Preferred stock	50,000	-
Additional paid-in capital	1,950,000	-

Series A Preferred Stock

On February 26, 2006, our Board of Directors adopted a resolution creating a series of Five Million Shares (5,000,000) shares of voting, convertible Preferred Stock designated as Series A Preferred Stock. The Preferred Stock was issued to the Doug Kettle and Dave Deeds (the “Kettle Shareholders”) as a part of the consideration delivered to them for the acquisition of Kettle Drilling in the following proportion: 1,250,000 shares to David Deeds and Margaret Deeds, husband and wife, and 3,750,000 shares to Doug Kettle. The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred and the holders include:

•

preferred dividend equal to $0.032 per share per year; cumulative after December 31, 2006, and payable prior to dividends paid to common shareholders;

•

participating on a pro rata basis  in any declared common stock dividend on an “as converted to common stock basis”;

•

each share of Preferred Stock is convertible to the number of shares of common stock determined by dividing $0.40 by the conversion price.   The initial conversion price was $0.40 (at September 30, 2007, the conversion price was $0.40);

•

conversion price adjustments should the Company issue additional common stock at a price lower than the conversion price then in effect, or for any stock splits, reclassifications, stock dividends, etc;

•

voting rights equal to the shares of common stock on an as converted basis;

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 12 – PREFERRED STOCK, (continued):

•

liquidation preferences, subject to certain event adjustments, of $0.55 per share plus any unpaid cumulative dividends;

•

automatic conversion into common stock upon the earliest of:

▪

The filing of an effective registration statement covering the offer of sale of common stock at a price per share of not less than $5.00 and with aggregate gross proceeds of not less than $10,000,000, or

▪

December 31, 2010;

•

redemption triggering provisions requiring the Company to purchase the Preferred Stock back (redeem the shares) from the holders at the liquidation price per share plus any accumulated dividend and any Preferred Stock shares that have been converted to common stock  are to be purchased back (redeemed) at a per share price determined by calculating  trading price over a four week period immediately prior to the redemption;

•

the right for the Kettle Shareholders to repurchase Kettle Drilling in the event that the Company cannot or do not pay the required redemption price.

•

 the Company’s ability to vote its shares of Kettle Drilling is governed by a Voting Trust Agreement put in place to protect the interests of the Kettle Shareholders;

•

certain preemptive rights regarding new securities the Company may offer to third parties; and

•

redemption triggering events include: not having the Company’s common stock approved to be listed and traded on a “national securities exchange” on or before December . 31, 2008; if after having been approved for listing on a “national securities exchange”, the Company’s common stock is delisted or trading is terminated or suspended; if after having been approved for listing on a “national securities exchange”, the average weekly trading volume in the Company’s common stock is less than 25% of the number of shares of common stock into which the outstanding preferred stock is then convertible;   if after having been approved for listing on a “national securities exchange”, the average price of the Company’s common stock during the preceding four calendar weeks is less than the liquidation preference of the preferred stock, including any accrued and unpaid dividends; the Company becoming insolvent; Timberline filing for relief under federal bankruptcy code; failing to honor the Company’s covenants under the Kettle stock purchase and sale agreement or other related agreements; being subject to a suit alleging violations of registration or antifraud laws which is not dismissed or terminated within 180 days of filing.

In March 2007, the two holders of the Company’s Series A Preferred Stock converted a total of 300,000 shares of the Company’s Series A Preferred Stock into 300,000 shares of Common Stock pursuant to the conversion rights of the Series A Preferred Stock Resolution.  The Series A Preferred Stock were convertible into common stock at the rate of one share of common stock for one share of preferred stock subject to certain exceptions and adjustments including anti-dilution provisions.  There was no expense associated with this conversion.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 13 – COMMITMENTS AND CONTINGENCIES:

Real Estate Lease Commitments

The Company has real estate lease commitments related to its main office in Coeur d’Alene, Idaho, a facility in Butte, Montana, offices of Kettle Drilling in Coeur d’Alene, Idaho, a storage shop in Rathdrum, Idaho, and its operational facility in Elko, Nevada. The Company’s Mexico subsidiary also leases facilities for its administrative office and warehouse under defined term lease agreements which are for one year. Total office and storage rental expense aggregated $91,273 and $46,377 for years ended September 30, 2007 and 2006, respectively.

Annual lease obligations until the termination of the leases are as follows:

For the year ending September 30,

2008	$214,028
2009	$228,189

Environmental Contingencies

The Company has in past years been engaged in mining in northern Idaho, which is currently the site of a federal Superfund cleanup project. Although the Company is no longer involved in mining in this or other areas at present, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of these financial statements, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 14 – SEGMENT INFORMATION:

The Company has three operating segments at September 30, 2007 and 2006: drilling revenues from Kettle Drilling; drilling revenues in Mexico through Kettle’s subsidiary, World Wide Exploration; and Timberline’s exploration activities.

Segment information (after intercompany eliminations) for the years end September 30, 2007, and 2006 is as follows:

	2007	2006
Revenues:
Timberline	$-	$7,430
Kettle Drilling	15,440,806	4,966,879
World Wide Exploration	3,792,600	1,232,737
Total revenues	$19,233,406	$6,207,046

Income / (Loss) before income taxes:
Timberline	$(2,142,663)	$(1,068,718)
Kettle Drilling	(1,015,741)	(620,595)
World Wide Exploration	580,026	(276,864)
Loss before income taxes	$(2,578,378)	$(1,966,177)

Identifiable assets:
Timberline	$15,143,464	$7,181,427
Kettle Drilling	6,147,484	2,794,597
World Wide Exploration	719,995	618,678
Total identifiable assets	$22,010,943	$10,594,702

Depreciation and amortization:
Timberline	$274,936	$283,423
Kettle Drilling	795,035	397,146
World Wide Exploration	74,724	1,564
Total depreciation and amortization	$1,144,695	$682,133

Expenditures for additions to long-lived assets
Timberline	$1,437,536	$30,215
Kettle Drilling	2,225,183	1,142,200
World Wide Exploration	859,197	23,055
Total expenditures for additions to long-lived assets	$4,521,916	$1,195,470

The accounting policies of the segments are the same as those described in the notes to the consolidated financial statements included in the Company’s annual report filed on Form 10-KSB for the fiscal year ended September 30, 2007, after considering newly adopted accounting pronouncements described elsewhere herein. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 31, 2007

NOTE 14 – SEGMENT INFORMATION (continued):

During the year ended September 30, 2007, revenues from transactions with three customers each amounted to 10% or more of our consolidated revenues.  One such customer accounted for revenue of $2,707,248 and another accounted for revenue of $2,549,751, both to Kettle Drilling.  One other customer accounted for revenue of $2,933,396 to World Wide Exploration.

During the year ended September 30, 2006, revenues from transactions with four customers each amounted to 10% or more of our consolidated revenues.  One such customer accounted for revenue of $1,925,519, another customer accounted for revenue of $1,094,971, and another customer accounted for revenue of $844,452.  The revenue for all three of those customers is reported through Kettle Drilling.  One other customer accounted for revenue of $688,973 to World Wide Exploration.

The assets of Timberline are located in the United States.  The assets of Kettle Drilling are also located in the United States and their revenues are derived from drilling contracts in the United States.  The assets of World Wide Exploration are located in Mexico and their revenues are derived from drilling contracts in Mexico.

Timberline is not an operating entity at this point insofar as they are not generating revenues from the sales of their properties, but they are actively exploring several properties for their mining potential.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

June 30, 2008 and 2007

Timberline Resources Corporation and Subsidiaries

Contents

Page

FINANCIAL STATEMENTS:

Consolidated balance sheets

95

Consolidated statements of operations

96

Consolidated statements of cash flows

97

Notes to consolidated financial statements

98 - 108

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
	2008	2007
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS:
Cash	$2,922,345	$3,949,988
Accounts receivable, net of allowance for doubtful accounts of
$150,740 and $ - , respectively	4,594,657	3,882,275
Employee receivable	18,294	7,073
Materials and supplies inventory	2,048,350	1,925,392
Deferred financing cost	829,800	-
Prepaid expenses	301,250	373,288
TOTAL CURRENT ASSETS	10,714,696	10,138,016
PROPERTY, MINERAL RIGHTS AND EQUIPMENT:
Property, mineral rights and equipment, net of accumulated depreciation	9,785,525	8,008,928
OTHER ASSETS:
Restricted cash	273,750	802,860
Deposits and other assets	139,944	147,058
Intangible assets, net of accumulated amortization	-	105,557
Goodwill	2,808,524	2,808,524
TOTAL OTHER ASSETS	3,222,218	3,863,999
TOTAL ASSETS	$23,722,439	$22,010,943

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Note payable to bank	$-	$599,065
Accounts payable	2,612,090	3,617,165
Accrued expenses	800,252	220,578
Accrued payroll, benefits and taxes	2,831,578	724,049
Bridge loan financing	8,000,000	-
Notes payable - related parties	-	787,000
Deferred revenue	128,664	250,000
Current portion of capital leases	465,223	476,032
Current portion of notes payable	268,731	300,638
TOTAL CURRENT LIABILITIES	15,106,538	6,974,527
LONG-TERM LIABILITIES:
Loan commitment fee payable	484,800	-
Capital leases, net of current portion	681,183	647,416
Notes payable, net of current portion	421,249	571,534
TOTAL LONG-TERM LIABILITIES	1,587,232	1,218,950
COMMITMENTS AND CONTINGENCIES	-	-
TEMPORARY EQUITY
Series A Preferred stock, $0.01 par value; liquidation and redemption value $ - and $2,738,500, respectively; 5,000,000 shares authorized,
none and 4,700,000 issued and outstanding, respectively	-	1,880,000
STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares
authorized, 28,479,903 and 24,801,108 shares issued
and outstanding, respectively	28,479	24,801
Common stock subscribed	-	(802,761)
Additional paid-in capital	19,814,270	20,433,478
Accumulated deficit	(12,814,080)	(7,718,052)
TOTAL STOCKHOLDERS' EQUITY	7,028,669	11,937,466
TOTAL LIABILITIES, TEMPORARY EQUITY AND
STOCKHOLDERS' EQUITY	$23,722,439	$22,010,943

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES	$9,703,813	$4,798,748	$24,525,265	$11,840,469

COST OF REVENUES	7,647,637	3,996,672	18,931,196	9,428,122

GROSS PROFIT	2,056,176	802,076	5,594,069	2,412,347

OPERATING EXPENSES:
Mineral exploration expenses	167,098	130,472	1,166,818	285,420
Other general and administrative expenses	2,338,933	1,435,340	7,081,567	4,139,688
Severance benefits	1,880,590	-	1,880,590	-
Loss on sale of equipment	44,382	27,023	34,558	31,402
TOTAL OPERATING EXPENSES	4,431,003	1,592,835	10,163,533	4,456,510

LOSS FROM OPERATIONS	(2,374,827)	(790,759)	(4,569,464)	(2,044,163)

OTHER INCOME (EXPENSE):
Other income	904	24,749	171,813	42,203
Interest income	39,551	-	159,991	-
Interest expense	(54,924)	(152,887)	(306,864)	(277,987)
TOTAL OTHER INCOME (EXPENSE)	(14,469)	(128,138)	24,940	(235,784)

NET LOSS BEFORE INCOME TAXES	(2,389,296)	(918,897)	(4,544,524)	(2,279,947)

INCOME TAX EXPENSE	(225,982)	-	(551,502)	-

NET LOSS	$(2,615,278)	$(918,897)	$(5,096,026)	$(2,279,947)

NET LOSS PER SHARE AVAILABLE TO COMMON
STOCKHOLDERS, BASIC AND DILUTED	$(0.32)	$(0.04)	$(0.42)	$(0.13)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	27,325,782	20,504,423	26,726,289	18,201,369

See accompanying notes to consolidated financial statements.

TIMBERLINE RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	June 30,	June 30,
	2008	2007
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,096,026)	$(2,279,947)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	1,215,725	857,824
Allowance for doubtful accounts	150,740	-
Loss on sale of equipment	34,558	31,402
Inventory writedown	535,658	-
Common stock issued for consulting	105,783	551,017
Share based compensation	1,099,449	20,000
Changes in assets and liabilities:
Accounts receivable	(1,464,017)	(827,249)
Materials and supplies inventory	(658,616)	(1,070,057)
Prepaid expenses, deposits, and other assets	129,152	9,633
Employee receivable	(11,221)	(2,567)
Accounts payable	(1,005,075)	677,908
Accrued payroll, benefits, taxes and expenses	2,687,203	(137,134)
Deferred revenue	(121,336)	-
Accrued interest - related party payables	-	(23,121)
Deferred lease income	-	(23,272)
Net cash used by operating activities	(2,398,023)	(2,215,563)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(1,843,725)	(1,007,038)
Change in restricted cash	529,110	-
Purchase of investment in equity security	(50,000)	-
Proceeds from sale of equipment	40,014	16,294
Net cash used by investing activities	(1,324,601)	(990,744)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bridge loan financing	8,000,000	-
Redemption of Series A preferred stock	(7,500,000)	-
Deferred financing cost	(345,000)	-
Loan commitment fee payable	-	-
Net proceeds from line of credit	-	596,065
Proceeds from related party notes payable	60,000	-
Payments on related party notes payable	(847,000)	(330,955)
Proceeds from notes payable and capital leases	-	(1,758)
Payments on notes payable	(311,615)	(171,379)
Payments on capital leases	(364,339)	(371,608)
Payment of note payable to bank	(599,065)	-
Proceeds from exercise of options	-	21,017
Proceeds from exercise of warrants	1,508,873	1,759,664
Collection of common stock subscriptions	802,761	-
Proceeds from issuances of stock and warrants,
net of stock offering costs	2,290,366	2,730,000
Net cash provided by financing activities	2,694,981	4,231,046

Net increase (decrease) in cash	(1,027,643)	1,024,739

CASH AT BEGINNING OF PERIOD	3,949,988	732,245
CASH AT END OF PERIOD	$2,922,345	$1,756,984

NON-CASH FINANCING AND INVESTING ACTIVITIES:

Account receivable exchanged for equipment	$700,895	$-
Capital lease for equipment purchase	387,297	412,797
Note payable issued for equipment purchase	129,423	681,580
Series A preferred stock exchanged for common stock	470,000	120,000
Financing charges payable with common stock	484,800	-

See accompanying notes to consolidated financial statements.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS:

Timberline Resources Corporation (“Timberline” or “the Company”) was incorporated in August of 1968 under the laws of the state of Idaho as Silver Crystal Mines, Inc., for the purpose of exploring for precious metal deposits and advancing them to production.

During the first quarter of 2006, the Company acquired Kettle Drilling, Inc. (“Kettle Drilling” or “Kettle”) and its Mexican subsidiary, World Wide Exploration S.A. de C.V. (“World Wide”). Kettle provides drilling services to the mining and mineral exploration industries across North America and worldwide.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a.

Basis of presentation – The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information, as well as the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company’s management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included. Operating results for the three and nine-month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the full year ending September 30, 2008.

For further information refer to the financial statements and footnotes thereto in the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2007.

b.

Principles of consolidation – the consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kettle Drilling and World Wide after elimination of the intercompany accounts and transactions.

c.

Exploration Expenditures – All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized. If no mineable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

d.

Estimates and assumptions – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions and could have a material effect on the Company’s reported financial position and results of operations.

e.

Materials and supplies inventory –- The Company values its materials and supplies inventory at the lower of average cost or market.  Allowances are recorded for inventory considered to be in excess or obsolete. Inventories consist primarily of parts, operating supplies, drill rods and drill bits. The value of used inventory, if considered still usable, is valued at 25-90% of cost depending on remaining life expectancy.   During the quarter ended June 30, 2008, the Company undertook a detailed materials and supplies inventory analysis and determined that a charge to net income of $535,658 was appropriate to reflect the net realizable value of the materials and supplies inventory.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued):

f.

Reclassifications – Certain amounts in the prior-period financial statements have been reclassified for comparative purposes to conform to current period presentation with no effect on previously reported net loss.

g.

Investments – The Company owns 1,000,000 restricted shares of Rae Wallace Mining Company, a public corporation.  The investment is recorded at cost which management estimates approximates fair market value at June 30, 2008.

h.

Provision for Taxes – Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109,  “Accounting for Income Taxes” (hereafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized (See Note 5).

i.

Stock-based compensation – The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment (“SFAS 123(R)”), at the beginning of fiscal year 2007, which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument on the grant-date fair value of the award. The Company has chosen to use the modified prospective transition method under SFAS 123(R). The company’s financial statements for the year ended September 30, 2007 and the three and nine months ended June 30, 2008 reflect the impact of this adoption.

Under SFAS 123(R), the Company is required to select a valuation technique or option-pricing model that meets the criteria as stated in the standard. At present, the Company is continuing to use the Black-Scholes model, which requires the input of some subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them (“expected term”), the estimated volatility of the Company’s common stock price over the expected term (“volatility”), the risk-free interest rate and the dividend yield. Changes in the subjective assumptions can materially affect the estimate of fair value of stock-based compensation.

j.

Net loss per share – Statement of Financial Accounting Standards NO. 128, Earnings Per Share requires dual presentation of basic earnings per share (“EPS”) and diluted EPS on the face of all income statements issued after December 15, 1997, for all entities with complex capital structures. Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities.

On June 27, 2008, the Company repurchased and cancelled 3,525,000 of the 4,700,000 Series A Preferred Stock from the Kettle Shareholders for $7,500,000 (see Note 8).  Under EITF D-53, the reduction in Additional paid up capital arising from this transaction is treated as a dividend for purposes of calculating EPS.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued):

The dilutive effect of convertible and exercisable securities, in periods of future income as of June 30, 2008 and 2007, is as follows:

	June 30, 2008	June 30, 2007

Stock options	3,181,668	2,140,000
Warrants	2,401,734	3,654,074
Convertible preferred stock	-	4,700,000
Total possible dilution	5,583,402	10,494,074

At June 30, 2008 and 2007, the effect of the Company’s outstanding options and common stock equivalents would have been anti-dilutive.

k.

New accounting pronouncements – in September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements , (SFAS 157), which will become effective in our 2008 financial statements. SFAS 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements, but does not require any new fair value measurements. The Company has not yet determined the effect that adoption of SFAS 157 may have on the results of operations or financial position.

The FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115, in the first quarter 2007. The statement allows entities to value financial instruments and certain other items at fair value. The statement provides guidance over the election of the fair value option, including the timing of the election and specific items eligible for the fair value accounting. Changes in fair values would be recorded in earnings. The Company is evaluating the impact the adoption of this statement will have, if any, on its financial statements.

On October 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Tax Positions (“FIN48”).  FIN48 prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns.  FIN48 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  In the course of our assessment, we determined that we were subject to examination of our income tax filings in the United States and various state jurisdictions for the 2003 – 2006 tax years.  Within each of these jurisdictions we examined our material tax positions to determine whether we believed they would be sustained under the more-likely-than-not guidance provided by FIN48.  If interest and penalties were to be assessed, we would charge interest to interest expense, and penalties to other operating expense.  As a result of our assessment, we have concluded that the adoption of FIN48 had no significant impact on the Company’s results of operations or balance sheet for the nine months ended June 30, 2008, and required no adjustment to opening balance sheet accounts as of October 1, 2007.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued):

In December 2007, the FASB revised SFAS No. 141 “Business Combinations”.  The revised standard is effective for transactions where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS No. 141(R) will change the accounting for the assets acquired and liabilities assumed in a business combination.

•

Acquisition costs will be generally expensed as incurred;

•

Non-controlling interests (formally known as “minority interests”) will be valued at fair value at the acquisition date;

•

Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•

In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•

Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•

Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

The adoption of SFAS No. 141(R) does not currently have a material effect on our Consolidated Financial Statements. However, any future business acquisitions occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 will be accounted for in accordance with this statement.

NOTE 3 – RELATED PARTY TRANSACTIONS:

On March 10, 2008, the Company entered into an agreement with Douglas Kettle and David and Margaret Deeds providing for severance arrangements relating to the resignation of Messrs. Kettle and Deeds, the President and CEO, respectively, of Kettle Drilling.

Messrs. Kettle and Deeds resigned from Kettle Drilling on May 15, 2008. In connection with the resignations, the Company paid each of Mr. Kettle and Mr. Deeds a cash severance amount of $600,000 at the time of their resignation, as well as the balance of their 2007 bonuses ($135,822 each) and will pay additional cash severance of $300,000 over installments during the remainder of 2008.  Additionally, the Company also transferred certain personal property to Mr. Kettle and Mr. Deeds.

In 2006, Kettle Drilling entered into loan agreements with its former officers, David Deeds and Doug Kettle.  These loans totaled $160,000 and $627,000, respectively as of September 30, 2007. David Deeds was the Chief Executive Officer of Kettle Drilling and a shareholder of the Company.  Mr. Kettle was the President of Kettle Drilling and a shareholder of the Company. The loans bear interest at 10% and are due on demand. There was no accrued interest outstanding as of June 30, 2008 and September 30, 2007.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 3 – RELATED PARTY TRANSACTIONS, (continued):

Related party notes payable consist of the following at June 30, 2008 and September 30, 2007:

	Jun. 30, 2008	Sep. 30, 2007

Doug & Brenda Kettle	$-	$627,000
David Deeds	-	160,000
Less current portion	-	(787,000)
	$-	$-

NOTE 4 – BRIDGE LOAN FINANCING:

On June 24, 2008, the Company entered into a bridge loan financing arrangement for $8,000,000 with Auramet Trading, LLC (“Auramet”) under which the Company could draw funds at any time before June 30, 2008.  On June 27, 2008 the Company withdrew $8,000,000, net of a fee equal to 4% of the principal amount of the loan, to repurchase the Company’s outstanding Series A Preferred Shares (See Note 8).

The loan bears interest at 12% per annum, with interest payable monthly in arrears commencing August 1, 2008, and the principal amount outstanding is due October 27, 2008.  The loan agreement includes certain affirmative covenants including a requirement that we maintain current all tax balances owing by the Company.  At June 30, 2008, we were not in compliance with the tax covenant.  Our lender has waived compliance with the tax covenant as of June 30, 2008.

Pursuant to the fee terms of the Term Sheet, the Company paid a fee equal to 4% of the principal amount of the loan and issued 160,000 common shares of the Company to Auramet after the Company’s drawdown of the loan on June 27, 2008.  The 4% fee paid, as well as the fair market value of the 160,000 common shares issued by the Company will be charged to operations over the term of the loan.  The 160,000 shares were not issued by the Company to Auramet until July 3, 2008, therefore the fair market value of the shares on June 27, 2008 of $484,800 is reflected in the June 30, 2008 balance sheet as a long-term liability.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 5 – INCOME TAXES:

Income (loss) from continuing operations before income taxes for the nine months ended June 30, 2008 and 2007 are as follows:

	2008	2007
Current:
Domestic	$(5,995,846)	$(2,692,296)
Foreign	1,451,322	412,349
	$(4,544,524)	$(2,279,947)

Significant components of income tax expense as of June 30, 2008 and 2007 are as follows:

	2008	2007
Current:
Federal	$-	$-
State	-	-
Foreign	551,502	-
Total current income tax expense	551,502	-

Deferred:
Federal	-	-
State	-	-
Foreign	-	-
Total deferred income tax expense	-	-
Total income tax expense	$551,502	$-

	2008	2007

Statutory Federal income tax rate	34%	34%

Expected income tax expense (benefit) based on statutory rate	$(2,038,588)	$(775,182)
Non-recognition of tax benefits related to losses	2,038,588	775,182
Foreign tax expense	551,502	-
Total income tax expense	$551,502	$-

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6 – COMMON STOCK AND WARRANTS:

During September, 2007, the Company initiated a private placement of the Company’s restricted common stock. Under the private placement subscription agreement, the Company can sell up to 2,545,455 units for a total of $7,000,000, plus up to 5% in over-subscriptions. Each unit consists of one share of common stock and one half of one Class A Warrant; with each whole warrant exercisable to acquire one additional share of common stock at an exercise price of $3.50 per share for the period of twenty-four months from the Issue Date. The Company sold a total of 2,626,694 units for total proceeds of $7,223,408; with 1,780,972 units for proceeds of $4,897,673 closing on September 30, 2007, 288,182 units for proceeds of $792,500 closing on October 1, 2007, and 557,540 units for proceeds of $1,533,235 closing on October 11, 2007.  As of June 30, 2008, there are 1,337,934 warrants outstanding from this placement.

During the quarter ended June 30, 2008, the Company issued 25,000 shares of common stock as a result of warrants exercised.  The warrants were granted pursuant to a private placement during 2006 and were exercised at a price of $1.00 per warrant.

The following is a summary of the Company’s warrants outstanding:

	Warrants	Weighted Average Exercise Price
Outstanding at September 30, 2007	3,618,061	$1.62
Issued	447,447	3.50
Exercised	(1,663,774)	(1.00)
Outstanding at June 30, 2008	2,401,734	2.39

These warrants expire as follows:

Warrants	Price	Expiration Date
1,063,800	$1.00	December 31, 2008
1,337,934	$3.50	September 30, 2009
2,401,734

NOTE 7 – STOCK OPTIONS:

The Company has established a stock incentive plan as amended August 31, 2006, to authorize the granting of up to 2,750,000 stock options to employees, directors and consultants.  The plan documents include a provision for all options granted to be exercised through a cashless exercise.

During October 2007, the Company granted 1,230,000 options to purchase common stock to directors and employees of the company as compensation for services rendered. The options have an exercise price of $3.40, the market price of the common stock on that date, and vest over the next two years.  These options expire five years from the grant date.  The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate of 3.75%; volatility of 82.3%; expected life of three years; dividend yield of zero. The options were valued at $1.87 per share. 493,336 of these options vested immediately, however only 267,500 were available under the reserve

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7 – STOCK OPTIONS (continued):

limit of the plan.  Accordingly, an expense relating to those that were available under the reserve of the plan was recognized during the quarter ended December 31, 2007 in the amount of $500,225 and is included in Other general and administrative expenses.  The expense was allocated on a pro-rata basis according to the number of options that vested immediately on the grant date.  The remaining 225,836 options that did not vest because they were in excess of the reserve limit of the plan will only vest upon shareholder approval of an increase in the reserve limit.  An additional 82,918 options vested during the quarter ended December 31, 2007 and an other general and administrative expense of $45,118 was taken related to those vested options.

During January 2008, the Company granted 165,000 options to purchase common stock to two individuals for consulting services performed. The options have an exercise price of $4.05, the market price of the common stock on that date, and vest over the next two years.  These options expire five years from the grant date.  The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate of 3.11%; volatility of 81.8%; expected life of three years; dividend yield of zero. The options were valued at $2.22 per share. These options did not vest because they were in excess of the reserve limit of the plan and will only vest upon shareholder approval of an increase in the reserve limit.

During February 2008, the Company granted 30,000 options to purchase common stock to an employee of the company. The options have an exercise price of $3.20, the market price of the common stock on that date, and vest over the next two years.  These options expire five years from the grant date.  The fair value of the options granted was estimated on their grant date using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate of 2.15%; volatility of 82.3%; expected life of three years; dividend yield of zero. The options were valued at $1.73 per share. These options did not vest because they were in excess of the reserve limit of the plan and will only vest upon shareholder approval of an increase in the reserve limit.  An additional 57,918 options vested during the quarter ended March 31, 2008 and an other general and administrative expense of $30,601 was taken related to those vested options.

No option grants were made during the quarter ended June 30, 2008. An additional 324,587 options vested and an other general and administrative expense of $493,289 was taken related to those vested options.

The current number of securities to be issued upon exercise of outstanding options exceeds the authorized shares to be issued under the Amended 2005 Equity Incentive Plan which was approved by shareholders on September 22, 2006.  The Company plans to seek an increase in the number of authorized shares to be issued under the Amended 2005 Equity Incentive Plan at its next annual shareholder’s meeting.  If the requested increase in the number of authorized shares is not approved, only 2,750,000 options will vest and may be exercised.  If the requested increase in the number of authorized shares to be issued under the Plan is approved, the expense related to the remaining options that were to vest immediately upon grant will be recognized in the period where shareholder approval is obtained.  There are 1,363,730 options vested as of June 30, 2008 while 1,817,938 remain unvested and vest over the next 3 years.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7 – STOCK OPTIONS (continued):

The following is a summary of the Company’s options issued under the Amended 2005 Equity Incentive Plan:

			Weighted
			Average
			Exercise
	Options		Price

Outstanding at September 30, 2007	2,073,333		$2.13
Granted	1,425,000		3.47
Exercised	-0-		-0-
Expired / Cancelled	(316,665)		1.24
Outstanding at June 30, 2008	3,181,668	(1)	$2.82
Exercisable at June 30, 2008	1,137,924		$2.14

Weighted average fair value of options granted during the period ended
June 30, 2008			$1.91

The average remaining contractual term of the options outstanding and exercisable at June 30, 2008 is 3.75 and 3.17 years, respectively.

(1) As discussed above, options granted that are in excess of the reserve limit of the Company’s Amended 2005 Equity Incentive Plan are subject to shareholder approval of an increased reserve limit.

NOTE 8 – PREFERRED STOCK:

Timberline is authorized to issue up to 10,000,000 shares of preferred stock, $.01 par value. The Board of Directors of Timberline is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into Common Stock.

On February 26, 2006, our Board of Directors adopted a resolution creating a series of Five Million Shares (5,000,000) shares of voting, convertible Preferred Stock designated as Series A Preferred Stock.  The Preferred Stock was issued to Doug Kettle and Dave Deeds (the “Kettle Shareholders”) as a part of the consideration delivered to them for the acquisition of Kettle Drilling.

On June 27, 2008, the Company repurchased and cancelled 3,525,000 of the 4,700,000 Series A Preferred Stock from the Kettle Shareholders for $7,500,000.  The difference of $6,090,000 between the purchase price and the $1,410,000 carrying value of the Series A Preferred Stock was recognized as a reduction to Additional paid-in capital. The remaining 1,175,000 Series A Preferred Stock were converted to Common Stock by the Kettle Shareholders and sold to a third party investor.

As of June 30, 2008, none of the Series A Preferred stock remain outstanding.

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 9 – COMMITMENTS AND CONTINGENCIES:

Real Estate Lease Commitments

The Company has real estate lease commitments related to its main office in Coeur d’Alene, Idaho, a facility in Butte, Montana, offices of Kettle Drilling in Coeur d’Alene, Idaho, a storage shop in Rathdrum, Idaho, and its operational facility in Elko, Nevada. The Company’s Mexico subsidiary also leases facilities for its administrative office and warehouse under defined term lease agreements which are for one year. Total office and storage rental expense aggregated $83,576 and $19,553 for the three months ended June 30, 2008 and 2007, respectively, and $208,722 and $51,235 for the nine months ended June 30, 2008 and 2007, respectively.

Environmental Contingencies

The Company has in past years been engaged in mining in northern Idaho, which is currently the site of a federal Superfund cleanup project. Although the Company is no longer involved in mining in this or other areas at present, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of these financial statements, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Severance Agreements

As discussed in Note 3 - Related Party Transactions, during the quarter ended June 30, 2008 the Company announced a change in management at its Kettle Drilling subsidiary.  As a result of this change, the Company has a commitment to pay total additional severance of $600,000 in installments for the remainder of 2008.

NOTE 10 – SEGMENT INFORMATION:

The Company has three operating segments at June 30, 2008: drilling revenues from Kettle Drilling; drilling revenues in Mexico through Kettle’s subsidiary, World Wide Exploration; and Timberline’s exploration activities.

Segment information (after intercompany eliminations) for the three months and nine months ended June 30, 2008 and 2007 is as follows:

	Three months ending June 30		Nine months ending June 30
Revenues:	2008	2007	2008	2007
Timberline	$-	$-	$-	$-
Kettle Drilling	7,318,802	3,855,351	17,983,223	9,351,425
World Wide Exploration	2,385,011	943,397	6,542,042	2,489,044
Total revenues	$9,703,813	$4,798,748	$24,525,265	$11,840,469

Income / (Loss) before income taxes:
Timberline	$(1,325,486)	$(658,831)	$(4,060,370)	$(1,651,067)
Kettle Drilling	(1,745,974)	(395,071)	(1,935,476)	(1,044,406)
World Wide Exploration	682,164	135,005	1,451,322	415,526
Income / (Loss) before income taxes	$(2,389,296)	$(918,897)	$(4,544,524)	$(2,279,947)

	June 30, 2008	September 30, 2007
Total assets:
Timberline	$18,031,689	$15,143,464
Kettle Drilling	3,292,975	6,147,484
World Wide Exploration	2,397,775	719,995
Total assets	$23,722,439	$22,010,943

Timberline Resources Corporation and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10 – SEGMENT INFORMATION (continued):

The accounting policies of the segments are the same as those described in the notes to the consolidated financial statements included in the Company’s annual report filed on Form 10-KSB for the fiscal year ended September 30, 2007, after considering newly adopted accounting pronouncements described elsewhere herein. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

During the nine months ended June 30, 2008, revenues from transactions with four customers each amounted to 10% or more of our total revenues.  Customer A accounted for revenue of $5,897,763, customer B accounted for revenue of 4,167,572, customer C accounted for revenue of 2,971,372, and customer D accounted for revenue of $2,860,772.  The revenue for customers A, C and D is reported through Kettle Drilling, while the revenue for customer B is reported through World Wide Exploration.

The assets of Timberline are located in the United States.  The assets of Kettle Drilling are also located in the United States and their revenues are derived from drilling contracts in the United States.  The assets of World Wide Exploration are located in Mexico and their revenues are derived from drilling contracts in Mexico.

Timberline is not an operating entity at this point insofar as they are not generating revenues from the sales of their properties, but they are actively exploring several properties for their mining potential.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of Timberline Resources and SMD adjusted to give effect to the following transactions:

•

The proposed acquisition of SMD by Timberline Resources, and the related issuance of 4,672,897 Common Shares as partial consideration for the purchase;

•

The completion of the proposed financing resulting in net proceeds of $68,800,000.  While the terms of the financing have not been determined, for purposes of this table we assumed the financing would consist of the issuance of an aggregate principal amount of $37.5 million convertible senior secured notes (the “Notes”) and the issuance of 11,538,462 Common Shares and warrants, using an assumed per share price of $3.25 per common share (Timberline’s historical 20 day average closing share price as of July 3, 2008); and

•

The repurchase for $7.5 million by Timberline Resources of 3,525,000 of its Series A Preferred Shares outstanding and the conversion to Common Shares of the remaining 1,175,000 Series A Preferred Shares outstanding, along with the execution of severance agreements entered into with management of the Company’s Kettle subsidiary.

Timberline Resources reports its financial results on a calendar year basis ending September 30 of each year.  SMD reports its financial results on a calendar year basis ending December 31 of each year. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of Timberline Resources and SMD and has been prepared to reflect the purchase as if it had been completed on March 31, 2008.  The unaudited pro forma condensed combined statements of income assume that the purchase had been completed as of October 1, 2006.  Timberline Resources’ audited consolidated statement of income for the year ended September 30, 2007 has been combined with SMD’s audited consolidated statement of income for the year ended December 31, 2007. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Timberline Resources (including their Management’s Discussion and Analysis) and SMD (including their Management’s Discussion and Analysis) incorporated by reference into this proxy statement as well as the summary selected historical consolidated financial data included elsewhere in this proxy statement.

The acquisition of SMD by Timberline will be accounted for as a purchase in accordance with Statement of Accounting Financial Standards No. 141, Business Combinations.  Under the purchase method of accounting, the total purchase price will be allocated to the assets acquired and the liabilities assumed of SMD based on their respective fair values.  A preliminary allocation of the purchase costs has not been made for major categories of assets and liabilities in the accompanying pro forma financial statements.  The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein once a valuation and the allocation process is completed.

Timberline Resources management believes that the unaudited pro forma condensed combined financial statements reflect a reasonable estimate of the SMD Purchase based on currently available information as set forth in the notes to such statements and are not necessarily an indication of the results that would have been achieved had the purchase been completed as of the dates indicated or that may be achieved in the future. The acquisition will be accounted for under the purchase method of accounting. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition. Therefore, the actual amounts recorded as of the completion of the purchase and thereafter may differ materially from the information presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	Timberline Resources as of June 30, 2008	SMD as of June 30, 2008	Pro Forma Adjustments		Pro Forma Combined

ASSETS

Current Assets:
Cash and cash equivalents	$2,922	$22,720	$1,080	(1)	$26,722
Accounts receivable, net	4,613	10,566	-		15,179
Inventories	2,048	601	-		2,649
Other current assets	1,131	1,981	-		3,112

Total current assets	10,714	35,868	1,080		47,662
Property and equipment, net	9,786	26,705			36,491
Goodwill	2,808	-	-		2,808
Other non-current assets	414	-	53,295	(3)	53,709

Total assets	$23,722	$62,573	$54,375		$140,670

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	2,612	1,377	-		3,989
Accrued liabilities	3,632	243	-		3,875
Deferred revenue	129	-	-		129
Other current liabilities	8,734	3,864	5,692	(2)	18,290
Total current liabilities	15,107	5,484	5,692		26,283
Other long-term liabilities	1,587	1,972	57,500	(4)	61,059

Total liabilities	16,694	7,456	63,192		87,342
Temporary equity	-	-	-		-
Total shareholders’ equity	7,028	55,117	(8,817))	(5)	53,328

Total liabilities and shareholders’ equity	$23,722	$62,573	$54,375		$140,670

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Timberline Resources Twelve Months Ended September 30, 2007	SMD Twelve Months Ended December 31, 2007		Pro Forma Adjustments		Pro Forma Combined

Revenue	$19,233		$100,996	$-		$120,229
Cost of goods sold	14,741		80,636			95,377
Gross margin	4,492		20,360			24,852
Operating expenses	6,748		891	1,800	(6)	9,439

Income (loss) from operations	(2,256)		19,469	(1,800)		15,413
Interest expense	(409)		(568)	(2,625)	(7)	(3,602)
Interest income	87		714			801

Income (loss) before income taxes	(2,578)		19,615	(4,425)		12,612
Income tax benefit (expense)	(110)		-	(2,839)	(8)	(2,949)

Net income	$(2,688)		$19,615	$(7,264)		$9,663

Net income per share:
Basic	$(0.15)	$	N/A	(0.42)		$0.26

Diluted	$(0.15)	$	N/A	(0.42)		$0.17

Shares used in per share calculation:
Basic	19,155,693		N/A	17,386,359		36,542,052

Diluted	29,547,087		N/A	28,070,974		57,618,061

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 (In thousands, except per share data)

	Timberline Resources Nine Months Ended June 30, 2008	SMD Nine Months Ended June 30, 2008		Pro Forma Adjustments		Pro Forma Combined

Revenue	$24,525		$75,158	$-		$99,683
Cost of goods sold	18,931		60,560			79,491
Gross margin	5,594		14,598			20,192
Operating expenses	10,164		(797)	-		9,367

Income (loss) from operations	(4,570)		15,395	-		10,825
Interest expense	(307)		(487)	(1,969)	(7)	(2,763)
Interest income	332		462	-		794

Income (loss) before income taxes	(4,545)		15,370	(1,969)		8,856
Income tax benefit (expense)	(551)		-	(1,498)	(8)	(2,049)

Net (loss)income	$(5,096)		$15,370	$(3,467)		$6,807

Net income (loss) per share:
Basic	$(0.42)	$	N/A	(0.20)		$0.15

Diluted	$(0.42)	$	N/A	(0.20)		$0.10

Shares used in per share calculation:
Basic	26,726,289		N/A	17,368,359		44,112,648

Diluted	37,699,939		N/A	28,070,974		65,740,913

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Cash and cash equivalents

This reflects the net effects on the cash and cash equivalents balance after giving effect to the transactions, assuming the transactions occurred as of June 30, 2008.

Proposed financings necessary to complete the purchase of SMD, net of expenses	$68,800
Cash paid in consideration for SMD	(45,000)
Excess working capital paid to Ron Guill (Note 2, below)	(22,720)

$1,080

2. SMD Working Capital

Under the terms of the Purchase Agreement to acquire SMD, Ron Guill will cause an amount of working capital equal to the debt of SMD to remain with SMD at closing.  All working capital of SMD in excess of this amount will be paid out to Mr. Guill.  This adjustment reflects the net impact to the pro forma financial statements as a result.

SMD current assets at March 31, 2008	$35,868
SMD current liabilities at March 31, 2008	5484
SMD working capital	30,384
SMD other long term liabilities at March 31, 2008	1,972
Working capital in excess of debt to be paid out	28,412
Cash available from SMD to be paid to Ron Guill	22,720
Other current liability for payable to Ron Guill	$5,692

3. Other Non-Current Assets

The acquisition of SMD will be accounted for using the purchase method of accounting.  In accordance with SFAS 141, the total purchase costs will be allocated to the assets acquired and liabilities assumed of SMD based upon their respective fair values.  Management has not attempted to estimate how the purchase price will be allocated to major categories of assets nor the amount of amortization expenses, if any, arising from the acquisition for purposes of the pro forma financial statements.

Purchase price of SMD	$80,000
Less book value of net assets at March 31, 2008	(55,117)
Adjustment to working capital (Note 2, above)	28,412
Excess purchase price reflected as non-current assets	$53,295

4. Other Long Term Liabilities

Reflects the incurrence of debt as follows:

Proposed convertible debentures	$37,500
Payable to Ron Guill on acquisition of SMD	20,000
Total	$57,500

5.  Shareholders’ Equity

The estimated pro forma adjustment to  shareholders’ equity reflects the following:

Elimination of historical SMD shareholder’s equity	$(55,117)
Issuance of common stock of Timberline, net of expenses	31,300

Issuance of common stock as consideration for the acquisition of SMD	15,000

Total adjustment to shareholders’ equity	$(8,817)

6. Operating Expenses

Reflects the cost of execution of severance agreements with management of the Timberline’s Kettle subsidiary (see Note 4, above).

7. Interest Expense

It is anticipated that the interest rate on convertible debentures to be issued as part of the proposed financing will be in a range between 4% and 10%.  Interest expense has been reflected in the pro forma income statements assuming an interest rate at the midpoint of this range (7%) and that the aggregate principal amount of convertible notes will be $37.5 million.  The actual interest rate of any convertible debentures issued, as well as the dollar amount of convertible debentures to be issued may differ significantly from the amounts used to determine interest expense for the pro forma income statements.

	Twelve months ending December 31, 2007	Nine months ending June 30, 2008

Interest expense	$2,625	$1,969

8. Income Taxes

The financial statements of SMD do not include a provision for current income tax expense because SMD elected tax treatment under Subchapter S provisions of the Internal Revenue Code, wherein SMD’s taxable income is reported on the individual income tax return of SMD’s owner.  The pro forma adjustment reflects a provision for current income tax expense if SMD’s earnings were combined with the losses incurred by Timberline Resources and taxed on the combined entity’s corporate tax return.

	Twelve months ending December 31, 2007	Nine months ending June 30, 2008

Timberline total income (loss) from continuing operations	$(2,578)	$(4,545)
Less: Timberline foreign income from continuing operations	580	1,451
Timberline domestic income (loss) from continuing operations	(3,158)	(5,996)
SMD income from continuing operations	19,615	15,370
Effect of other pro forma adjustments on income	(4,425)	(1,969)
Combined domestic pro forma income from continuing operations	12,032	7,405

Net operating losses of Timberline available for carry forward, subject to estimated limitations on losses	(4,753)	(3,565)
Domestic income from continuing operations	7,279	3,840

Estimated Federal and State income taxes using an assumed effective tax rate of 39%	$2,839	$1,498

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We commenced our exploration stage in January 2004 with the change in the management of the Company.  From January 2004 until March 2006, we were strictly a mineral exploration company.  Beginning with the management appointments of John Swallow and Paul Dircksen and our acquisition of Kettle Drilling Inc., which in September 2008 changed its name to Timberline Drilling Incorporated (herein referred to as Timberline Drilling), in March 2006, we have advanced a new, aggressive business plan.  Prior to our new business model, the addition of new management, and the purchase of Timberline Drilling, the Company had no reported revenues and accumulated losses.

Timberline Drilling and its subsidiary, World Wide Exploration S.A. de C.V. (which we refer to herein as WWE), provide both surface and underground drilling services but specialize in underground, hard rock core drilling.  Their clients include both mining and exploration companies in the United States and Mexico.

On February 23, 2008, we entered into a Stock Purchase Agreement (which we refer to as the Purchase Agreement) with Ron Guill, sole owner of Small Mine Development, LLC (which we refer to as SMD).  Under the terms of the Purchase Agreement, we will acquire all of the outstanding membership interests of SMD, an underground mine development and production contractor specializing in hard rock mining in the western United States.  On August 22, 2008, our shareholders approved the Purchase Agreement with SMD.  For a discussion of the terms of the Purchase Agreement and the acquisition of SMD (which we refer to as the SMD Purchase) see the section heading “Description of the Business – SMD Purchase”.  Financial statements for SMD and pro forma financial statements showing the effect of the anticipated acquisition of SMD accompany this prospectus, see the section heading “Financial Statements”.  For a description of the financings to be completed in connection with the SMD acquisition (which we refer to herein as the SMD Financings) see the section heading “Description of Business – SMD Financings”.

Timberline has taken the complementary businesses of mine development, contract mining, drilling and mineral exploration and combined them into a unique, forward-thinking investment vehicle.  The Timberline business model provides investors exposure to both the “picks and shovels” and “blue sky” aspects of the mining industry.  The “picks and shovels” aspect of our business includes the mining services provided by Timberline Drilling and the services which SMD will provide if the proposed acquisition of SMD, as described more fully under the section heading “Description of Business”, is successfully completed.  We use the term “blue sky” to mean the potential of our exploration properties.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  As the work progresses, the potential of the property becomes more and more clear.  If the exploration results are favorable, the value of the property may increase significantly, and the term “blue sky” refers to the upside potential of that value.

Our business model offers the opportunity to participate both the “picks and shovels” and “blue sky” aspects of the business—we can participate in the surging markets for precious and base metal mining without the degree of risk inherent to mine operation and/or sole reliance on speculative early-stage drill-plays.  Following the closing of our proposed acquisition of SMD, we believe Timberline will be poised to become North America’s premier vertically-integrated emerging resource company.

The Company’s shares began trading on the American Stock Exchange (AMEX) on May 12, 2008.

Revenue growth at Timberline Drilling and WWE was aggressive and deliberate over the past year.  We began 2007 with 8 drills operating in the U.S. and 3 in Mexico and ended the year with 21 drills total in service.  This was accomplished by reinvesting all of the cash flows from Timberline Drilling and WWE and by investing $2,945,802 from Timberline during the year.  The expansion required the financing of new rigs and equipment and the hiring of additional management and drilling personnel.  As part of an employee incentive program, Timberline issued 825,000 incentive stock options to Timberline Drilling employees that vest over three years and are exercisable at $3.00 per share.  Timberline also instituted a periodic restricted stock bonus of 200 shares each to certain employees upon meeting safety and revenue goals.

In 2007, we reported $19,233,406 in total revenue for the year, an increase of $13,026,360 or 210% over the $6,207,046 reported for 2006.  Gross profit for 2007 was $4,491,818, an increase of $3,274,561 over the $1,217,257 reported for 2006.

During the quarter ended June 30, 2008, we implemented our previously announced management transition at Timberline Drilling, which included severance payments to the previous management that resulted in a one-time charge of $1,880,590.  As a part of this management transition, the Company undertook a detailed materials and supplies inventory analysis and determined that a charge to net income of $535,658 was appropriate to reflect the net realizable value of the materials and supplies inventory.  For the three months ended June 30, 2008, Timberline Drilling reported a net loss of $1,745,974. Without the one-time severance payments and adjustment to inventory, Timberline Drilling would have reported a net income before taxes of $670,274 for the quarter ended June 30, 2008 in addition to the net income before taxes of $682,164 realized by WWE in the quarter.  In addition, we obtained a loan to repurchase and retire the majority of the outstanding Series A Preferred shares held by the previous owners of Timberline Drilling.

As a part of this transition, we have a new and more focused corporate culture at Timberline Drilling with an emphasis on improving the performance of the U.S. operations. During the quarter we hired Martin Lanphere as President of Timberline Drilling.  Mr. Lanphere brings a hands-on management and banking background to the Company.  In addition to Mr. Lanphere and a number of other personnel changes at Timberline Drilling, we hired Reggie Montgomery as General Manager in charge of all drilling operations.  Mr. Montgomery was most recently with Newmont Mining and was Manager of Drilling Services.  Newmont is a current customer of Timberline Drilling and our drilling teams worked directly with Mr. Montgomery in Nevada.

We believe that our new management team and ongoing focus from rapid growth to profitability will continue to improve our operating results.  As previously announced, and based on the revenues reported by our drilling operations for the first three quarters, we are confident that, barring unforeseen events, we will achieve our 2008 drilling revenue objective of $30-million.

In our Exploration Division, during the quarter ended June 30, 2008, as in previous quarters, we continued our exploration, permitting, and drilling activities.  Our increased expenditures are representative of our commitment to ramp up exploration activity during 2008 on several of our properties.  Subsequent to the end of the quarter, as announced, we mobilized a drill rig to the Butte Highlands property and drilling is currently underway on this project.  Furthermore, we are moving forward with the permitting and planning necessary for additional drilling and exploration at Butte Highlands.

Also, we received approval from Inyo County to proceed with exploration at Conglomerate Mesa and are awaiting final approval from the Bureau of Land Management for our planned road building and drill program.  In preparation for our upcoming drill program, we conducted extensive mapping and sampling at this property, and we continue to build upon previous work performed by Newmont and BHP-Billiton as we explore and define this district-scale gold exploration prospect.

2007 Accomplishments

In 2007 we accomplished several objectives within our drilling and exploration divisions, as well as the corporate level.

Corporate Highlights:

•

We completed a stock offering in December 2006, raising $2.73-million, and the first tranche of another offering in September 2007, raising $4.90-million.  Subsequent to year-end, we completed the final tranches of that later offering in October 2007, raising an additional $2.32-million.

•

We hired Randal Hardy as CEO/CFO.

•

We applied for listing on the American Stock Exchange (AMEX).

•

We paid off approximately $1.1 million in related party notes – including the remainder owed from the Timberline Drilling acquisition.

•

Subsequent to year-end, we added Ron Guill and Jim Moore to our Board of Directors.

•

Also subsequent to year-end, we signed a non-binding Letter of Intent to acquire Small Mine Development, LLC (“SMD”), an underground mining contractor.

Timberline Drilling and WWE Highlights:

We increased number of drills in operation from 11 to 21(18 owned), combined U.S. and Mexico.

•

We compiled record revenues in every quarter.

•

We achieved profitability in the 2nd quarter, had a minor downturn in the 3rd quarter, and then resumed profitability in the 4th quarter which, we believe, will sustain for the foreseeable future.

•

The 3rd quarter was negatively impacted by two incidents beyond our control.  There was an accident at the Midas Mine in Nevada that resulted in a “lock down” which kept two drill rigs and their crews idle for several weeks.  Simultaneously at another work site, we experienced warranty-covered technical issues with two of our new LF-90 drills, also resulting in idle rigs and crews.

•

Subsequent to year-end, we purchased a UDR200 drill for Mexico and the two LF-70 drills that had been under lease in Alaska.  We plan to add one additional rig in the next few months, bringing our total fleet to 23 drill rigs.

Timberline Exploration Highlights:

•

We closed our acquisition of the Conglomerate Mesa project, which includes the Santa Rosa project.

•

We closed our purchase of the Butte Highlands project.

•

We completed a massive data compilation effort at our East Camp Douglas project.

•

We conducted geophysical surveys at our Downeyville and Long Canyon projects and subsequently expanded our land positions at each location.

•

Funded by exploration partner Christopher James Gold Corp, we drill-tested our Olympic-Sun property and subsequently dropped our lease agreement for the property.

•

We acquired our own drill rig for use on our exploration properties.

Management Forecast for remainder of 2008 and into 2009:  Key Issues, Challenges, and Opportunities

Our corporate objective is to provide investors with significant exposure to both the ‘picks and shovels’ and ‘blue sky’ aspects of our industry.  We believe that our business model is highly scalable and uniquely well-positioned to take advantage of the environment that currently exists in the mining and exploration industries.  We have the people and knowledge base to continue to evaluate growth opportunities – either organically or through mergers and acquisitions.

We believe that as mainstream investors become increasingly aware that the natural resource sector is not experiencing a typical short-lived cyclical uptrend but rather what we believe is a long-term, demand-driven bull market, the Timberline business model will have far-reaching market appeal.

Mine Services

As evidenced by the sharp year over year increase in our corporate revenues, we have aggressively pursued opportunities to expand our American and Mexican drilling operations since acquiring Timberline Drilling in March 2006.  However, as we announced in our November 7th corporate update press release, our primary focus in 2008 is to reduce costs and increase profitability at Timberline Drilling while maintaining sustainable organic growth.  We have thus far achieved Timberline Drilling’s expansion through equity financings and by reinvesting all of its cash flow.  As our growth rate moderates, we expect to deliver greatly improved bottom-line results in our 2008 fiscal year and beyond, while significantly expanding our in-house exploration programs.

Our rapid expansion into drilling services was driven by the unprecedented demand for exploration drilling in the American and Mexican markets.  The primary restraint on continued growth is not a lack of available projects, but rather a lack of experienced personnel.  Timberline Drilling has strived to find, train, incentivize, and retain quality personnel through the implementation of health and dental plans, stock incentive plans, retirement plans, and other benefits.  Even so, the labor pool from which Timberline Drilling, and to a lesser degree WWE, draw is limited, and we believe that a period of consolidation and bottom line focus is now prudent and, perhaps, necessary.

On February 23, 2008, we entered into a Stock Purchase Agreement (which we refer to as the Purchase Agreement) with Ron Guill, sole owner of Small Mine Development, LLC (which we refer to as SMD).  Under the terms of the Purchase Agreement, we will acquire all of the outstanding membership interests of SMD, an underground mine development and production contractor specializing in hardrock mining in the western United States.  On August 22, 2008, our shareholders approved the Purchase Agreement with SMD.  For a discussion of the terms of the Purchase Agreement and the acquisition of SMD (which we refer to as the SMD Purchase) see the section heading “Description of the Business – SMD Purchase”.  Financial statements for SMD and pro forma financial statements showing the effect of the anticipated acquisition of SMD accompany this prospectus, see the section heading “Financial Statements”.  For a description of the financings to be completed in connection with the SMD acquisition (which we refer to herein as the SMD Financings) see the section heading “Description of Business – SMD Financings”.

We believe that if we complete the acquisition of SMD, this will provide us with the foundation to be a significant player in the North American mining services industry.  We believe that our pursuit of SMD demonstrates our belief that a strong presence in both mining services and exploration is likely to provide excellent returns to our shareholders over the long term.

Mineral Exploration

In 2007, we greatly enhanced our exploration portfolio with the addition of potentially world-class projects at Conglomerate Mesa and Santa Rosa, along with the advanced-stage Butte Highlands project.  However, as in 2006, our exploration efforts were clearly secondary as we focused our time and money on growing our drilling business.  Subsequent to year-end, this trend has continued as we pursue the acquisition of SMD.

We remain committed to providing exploration “blue sky” to our investors, and we intend to become significantly more active on our exploration projects in 2009.  However, as multiple opportunities have arisen in the mining and drill services area over the last two years, we believe that we implemented the correct strategy to pursue them, even to the point where exploration work has been deferred.  We believe this to be true for several reasons:

•

As we grow our revenue-generating operations, we not only provide a unique opportunity for more conservative resource investors, but we become increasingly less dependent on the public markets for future exploration financing.  As of year-end 2007, many “pure exploration” companies are financing at or near their low share prices for the year.

•

As described above, there are severe labor bottlenecks in the mining services industry at present.  By acquiring these resources today, along with their already significant market shares, we are well-positioned for what we believe will be a long-term bull market for commodities and mining.

•

As this bull market continues to unfold, we believe that acquiring large-scale projects for future exploration is equally as important for our long-term success as our more near-term exploration efforts.   We believe that the market is more likely to place a higher value on such projects and strategy over time.

Looking forward to the remainder of 2008 and into 2009, our exploration plans include drilling at our Butte Highlands project, the receipt of our final drilling permit from the BLM at Conglomerate Mesa, commencement of a drilling program at Conglomerate Mesa, and seeking a joint venture partner for our East Camp Douglas project.

Goals and Objectives for remainder of 2008 and into 2009

Our goals and objectives for 2008 include:

•

Complete due diligence and close the acquisition of SMD.

•

Achieve substantially increased profitability to further our business model.

•

Complete exploration and drilling programs at several project sites.

•

Increase our exploration activity with reduced financial risk through increased use of strategic partnerships with larger mining and exploration companies.

•

Continue evaluating additional merger and acquisition opportunities in both mining services and mineral exploration.

Anticipated Exploration Expenditures Over the Next 12 Months	Amount
Exploration Activity at Butte Highlands Project	$800,000
Exploration Activity and Property Payments at Conglomerate Mesa Properties	600,000
Exploration Activity at Santa Rosa Project	300,000
Exploration Activity at Other properties	200,000
Exploration Management and Project Generation activities	400,000
Total	2,300,000

Results of Operations for Years Ended September 30, 2007 and 2006

Note that the year ended September 30th, 2007 was the first full year of operations at Timberline that included Timberline Drilling and WWE.  Timberline purchased Timberline Drilling in March of 2006.  The year ended September 30th, 2006 included just seven months ownership of Timberline Drilling, thus if not taken in context, a comparison to our previous years’ results can be misleading.  All 2006 figures represent only seven months ownership of Timberline Drilling and World Wide Exploration.  Additionally, there were a number of expenses included in fiscal 2006 that included costs and amortizations associated with the purchase of Timberline Drilling.  Thus, if not taken in context, a comparison of the year ended September 30th, 2007 to the year ended September 30th, 2006 can be misleading.

Combined Results – Timberline Corporate, Timberline Exploration, Timberline Drilling and WWE

For the year ended September 30, 2007, we reported $19,233,406 in revenue compared to $6,207,046 in fiscal 2006.  Our revenues are derived entirely from our drilling subsidiaries and comprised of $15,440,806 from Timberline Drilling and $3,792,600 from WWE.  Our revenue increase was primarily due to an increased number of drill rigs in service during this year.  Gross profit from Timberline Drilling and WWE was $3,018,656 and $1,473,162, respectively for the year ended September 30th, 2007.  Timberline owned Timberline Drilling and WWE for only seven months of Fiscal Year 2006.

Our overall after tax net loss for the year ended September 30, 2007 was $2,688,378 compared to an overall net loss of $1,966,177 for the year ended September 30, 2006.  Our net loss after income taxes for the year ended September 30, 2007 is comprised of a loss of $2,142,663 for Timberline Corporate and Exploration, a loss of $1,015,741 for Timberline Drilling, offset by a gain of $470,026 at WWE.

Timberline Corporate and Exploration Division

The after tax net loss of $2,142,663 combined for Timberline Corporate and the Exploration division is mostly comprised of non-cash charges of $1,553,096.  Included in the non-cash charges are expenses related to common stock issuances for consulting services, bonuses to employees, and for stock options that vested during the year.

Timberline Drilling and WWE

For the year ended September 30th, 2007, Timberline Drilling had revenues of $15,440,806 as compared to $4,966,879 for seven months for the year ended September 30th, 2006.  WWE had revenues of $3,792,600 for fiscal 2007 as compared to $1,232,737 for the seven months for the year ended September 30th, 2006.

For the year ended September 30th, 2007, Gross profit from Timberline Drilling and WWE was $3,018,656 and $1,473,162, respectively, as compared to $1,614,730 for Timberline Drilling and $1,375,140 for WWE for the seven months for the year ended September 30th, 2006.

Timberline Drilling and WWE had General and Administrative Expenses of $3,644,750 and $900,815 respectively for the year ended September 30th, 2007 as compared to a $2,049,028 for Timberline Drilling and $133,573 for WWE for the seven months for the year ended September 30th, 2006.

Results of Operations for the Three Month and Nine Month Periods ended June 30, 2008 and 2007

Combined Results – Timberline Corporate, Timberline Exploration, Timberline Drilling and WWE

For the three months ended June 30, 2008, we reported $9,703,813 in revenue compared to $4,798,748 in the same period of 2007.  For the nine months ended June 30, 2008 we reported revenues of $24,525,265 versus revenues of $11,840,469 in the same period of 2007.  Our revenues are derived entirely from our drilling subsidiaries and are comprised of $7,318,802 from Timberline Drilling and $2,385,011 from WWE for the three months ended June 30, 2008.  For the nine months ended June 30, 2008, Timberline Drilling and WWE reported revenues of $17,983,223 and $6,542,042, respectively.  Our revenue increase was primarily due to the growth in the number of drill rigs operating this year versus last year.  Gross profit from Timberline Drilling and WWE was $1,271,632 and $784,544, respectively, for the three months ended June 30, 2008, and $3,664,286 and $1,929,783, respectively, for the nine months ended June 30, 2008.

Our overall after tax net loss for the three months ended June 30, 2008 was $2,615,278 compared to an overall net loss of $918,897 for the three months ended June 30, 2007.  For the nine months ended June 30, 2008, our overall net loss was $5,096,026 compared to $2,279,947 for the same period in 2007.  Our net loss for the three months ended June 30, 2008 is comprised of $1,325,486 for Timberline Corporate and Exploration and $1,745,974 for Timberline Drilling, offset by income of $456,182 at WWE. Our net loss for the nine months ended June 30, 2008 is comprised of $4,060,370 for Timberline Corporate and Exploration and $1,935,476 for Timberline Drilling offset by a gain of $899,820 at WWE.   Timberline Drilling’s net loss for the three months and nine months ended June 30, 2008 includes one-time severance benefits of $1,880,590 to former managers of the company.

Timberline Corporate and Exploration Division

The after tax net loss of $1,325,486 for the combined Timberline Corporate and the Exploration division during the three months ended June 30, 2008 is comprised of non-cash charges of $493,289, exploration expenditures of $167,098, and other general and administrative costs of $670,130, less other income of $5,031.  A significant portion of other general and administrative costs during the quarter were related to legal and accounting costs associated with our proposed acquisition of SMD and our definitive proxy that was filed with the SEC subsequent to quarter end.  Included in the non-cash charges are expenses related to stock options that vested during the quarter.  Also included in the non-cash charges is $12,734 in Depreciation and Amortization.

The after tax net loss of $4,060,370 for the combined Timberline Corporate and the Exploration division during the nine months ended June 30, 2008 is comprised of non-cash charges of $1,332,222, exploration expenditures of $1,166,818, and other general and administrative costs of $1,661,188, less other income of $99,858.  A significant portion of other general and administrative costs  for the year to date were related to legal and accounting costs associated with our proposed acquisition of SMD and our definitive proxy that was filed with the SEC subsequent to quarter end.  Included in the non-cash charges are expenses related to common stock issuances for consulting services, stock based compensation, and for stock options that vested during the year to date.  Also included in the non-cash charges is $139,724 in Depreciation and Amortization.

Timberline Drilling and WWE

For the three months ended June 30, 2008, Timberline Drilling had revenues of $7,318,802 as compared to $3,855,351 for the three months ended June 30, 2007.  WWE had revenues of $2,385,011 for the three months ended June 30, 2008 as compared to $943,397 for the three months ended June 30, 2007.  The increase in revenues is attributable to the growth in the number of operating drill rigs at each company.

For the three months ended June 30, 2008, net loss before taxes from Timberline Drilling was $1,745,974 while net income before taxes at WWE was $682,164 as compared to a net loss of $395,071 for Timberline Drilling and net income of $135,005 for WWE for the three months ended June 30, 2007.  At Timberline Drilling, the current quarter loss is attributable to one-time severance expenses incurred as part of our management transition at the Company, while the net income at WWE grew substantially compared to the corresponding quarter in 2007 due to the increased activity and number of drill rigs in Mexico.

For the nine months ended June 30, 2008, Timberline Drilling had revenues of $17,983,223 as compared to $9,351,425 for the nine months ended June 30, 2007.  WWE had revenues of $6,542,042 for the nine months ended June 30, 2008 as compared to $2,489,044 for the nine months ended June 30, 2007.  The considerable increase in revenues is attributable to the growth in the number of operating drill rigs at each company.

For the nine months ended June 30, 2008, net loss before taxes from Timberline Drilling was $1,935,476 while net income before taxes at WWE was $1,451,322, as compared to a net loss of $1,044,406 for Timberline Drilling and net income before taxes of $415,526 for WWE for the nine months ended June 30, 2007.  At Timberline Drilling, the increased loss from last year is attributable to one time severance expenses incurred as part of our management transition at the Company, while the net income at WWE grew substantially due to the increased activity and number of drill rigs in Mexico.

Financial Condition and Liquidity

At September 30, 2007, we had assets of $22,010,943 consisting of cash in the amount of $3,949,988; restricted cash of $802,860; accounts receivable in the amount of $3,882,275; materials and supplies inventory valued at $1,925,392; property, plant, and equipment, net of depreciation of $8,008,928; goodwill related to the acquisition of Timberline Drilling in the amount of $2,808,524; and other assets of $632,976.

At June 30, 2008, we had assets of $23,722,439 consisting of cash in the amount of $2,922,345; accounts receivable, net of allowance for doubtful accounts, in the amount of $4,594,657; inventories valued at $2,048,350; property, mineral rights and equipment, net of depreciation of $9,785,525; and other assets of $4,371,562.  The Company believes that its cash and cash flow from continuing operations will be sufficient to fund our operations for the next twelve months.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this Annual Report for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Exploration Expenditures

All exploration expenditures are expensed as incurred. Significant property acquisition payments for active exploration properties are capitalized.  If no mineable ore body is discovered, previously capitalized costs are expensed in the period the property is abandoned.

Revenue Recognition

Generally, the Company recognizes drilling service revenues as the drilling services are provided to the customer based on the actual amount drilled for each contract. In some cases, the customer is responsible for mobilization and “stand by” costs when the Company deploys its personnel and equipment to a specific drilling site, but for reasons beyond the Company’s control, drilling activities are not able to take place. Usually, the specific terms of each drilling job are agreed to by the customer and the Company prior to the commencement of drilling.

Intangible Assets

Intangible assets from the acquisition of Timberline Drilling, including employment contracts, and customer drilling contracts, are stated at the estimated value at the date of acquisition.  Amortization of employment contracts is calculated on a straight-line basis over a useful life of three years.  Amortization of the drilling contracts is calculated on a straight-line basis over the life of the contracts (typically one year or less).  The value of employment and customer drilling contracts will be periodically tested for impairment. Any impairment loss revealed by this test would be reported in earnings for the period during which the loss occurred.

Materials and Supplies Inventory

The Company values its inventories at the lower of average cost or market.  Allowances are recorded for materials and supplies inventory considered to be in excess or obsolete. Materials and supplies inventories consist primarily of parts, operating supplies, drill rods and drill bits. The value of materials and supplies inventory previously used in drilling and still considered useable, is valued at 25-90% of cost depending on remaining life expectancy.

Review of Carrying Value of Property and Equipment for Impairment

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Goodwill

Goodwill relates to the acquisition of Timberline Drilling.  In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” at least annually goodwill is tested for impairment by applying a fair value based test.  In assessing the value of goodwill, assets and liabilities are assigned to the reporting units and a discounted cash flow analysis is used to determine fair value. There was no impairment loss revealed by this test as of September 30, 2007.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.  Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

Recently Issued Accounting Standards

The Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”) at the beginning of fiscal year 2007, which requires measurement of the cost of employee services received in exchange for an award of an equity instrument on the grant-date fair value of the award.  The Company’s financial statements for the year ended September 30, 2007 reflect the impact of this adoption.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, (SFAS 157) , which will become effective in our 2008 financial statements.  SFAS 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements, but does not require any fair value measurements.  The Company has not yet determined the effect that adoptions of SFAS 157 may have on the results of operations or financial position.

The FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115, in the first quarter 2007. The statement allows entities to value financial instruments and certain other items at fair value. The statement provides guidance over the election of the fair value option, including the timing of the election and specific items eligible for the fair value accounting. Changes in fair values would be recorded in earnings. The Company is evaluating the impact the adoption of this statement will have, if any, on its financial statements.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48") which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring uncertain tax positions for financial statement purposes.  FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes assets and liabilities.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption.  The Company is currently evaluating the impact of adopting the provisions of FIN 48 in fiscal 2008.

Contractual Obligations

As of September 30, 2007, we had the following non-cancelable contractual obligations:

The Company finances a substantial portion of their core drill purchases through capital leases. The capital lease obligations as of September 30, 2007 and 2006 were $1,257,875 and $1,396,142, respectively. Future minimum lease payments at September 30, 2007 for the related obligations under capital leases were:

Year Ending September 30,
2008	$ 556,939
2009	389,721
2010	231,049
2011	80,166
Total Minimum Lease Payments	1,257,875
Less Amount Representing Interest	(134,427)
Present Value of Minimum Lease Payments	1,123,448
Less Obligations Due within One Year	(476,032)
Obligations Under Capital Leases, Due after One Year	$ 647,416

Long-term debt at September 30, 2007 and 2006, respectively, consisted of the following:

	September 30, 2007	September 30, 2006
Notes payable to various lenders for vehicles and equipment, in monthly payments totaling $31,066 per month, at rates ranging from 0.9% to 9.5% with a weighted average interest rate of
approximately 7%. The notes are collateralized by the vehicles
and equipment that they represent.	$ 872,172	$ 440,364

Less Current Portion	(300,638)	(165,849)

	$571,534	$ 274,515

As of September 30, 2007, debt outstanding will mature as follows:

2008		$ 300,638
2009		275,789
2010		207,471
2011		75,062
2012		9,676
Thereafter		3,536
Total		$ 872,172

A substantial portion of the Company’s core drill purchases are financed through capital leases.  Payment for the fiscal year ending September 30, 2007 under these capital leases was $601,541.88.  The following fiscal year payments are due under these leases: $556,939 (2008), $389,721 (2009), $231,049 (2010) and $80,166 (2011).

Timberline Drilling also owns a fleet of vehicles, trucks and fork-lifts for its drilling operations.  Other equipment and vehicles were financed with notes collateralized by the equipment or vehicles. Monthly payments under the notes at September 30, 2007 were $31,066. The following fiscal year payments are due under these financing arrangements: $300,638 (2008), $275,789 (2009), $207,471 (2010) and $75,062 (2011).

Timberline and its subsidiaries lease office space and storage facilities.  All of these facilities, which we believe are adequate for our needs for the foreseeable future, are leased. Under the current leases, we paid rental payments of $95,873 in the fiscal year ending September 30, 2007. The current leases call for total payments of $196,028 in fiscal year 2008.

Certain information contained in this “Management Discussion and Analysis” constitutes forward looking information and actual results could differ from estimates, expectations or beliefs contained in such statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

The following table sets forth certain information with respect to our current Directors and executive officers.  The term for each Director expires at our next Annual Meeting or until his or her successor is appointed and qualified.  The ages of the Directors and officers are shown as of December 31, 2007.

Name	Current Office	Principal Occupation	Director/Officer Since	Age
John Swallow	Executive Chairman	Executive Chairman, Director to Timberline Resources	September 22, 2006	41
Randal Hardy	Chief Executive Officer; Chief Financial Officer; Director	Chief Executive Officer; Chief Financial Officer; Director to Timberline Resources	August 27, 2007	46
Paul Dircksen	Vice President, Exploration; Director	Vice President, Exploration; Director to Timberline Resources	September 22, 2006	62
Craig Crowell	Chief Accounting Officer	Chief Accounting Officer to Timberline Resources	September 5, 2008	36
Vance Thornsberry*	Director	Consulting geologist	September 22, 2006	62
Eric Klepfer*	Director	Principal of Klepfer Mining Services	September 22, 2006	50
Ron Guill*	Director	Founder, General Manager of Small Mine Development, LLC	November 9, 2007	59
James Moore*	Director	Chief Financial Officer to Mines Management, Inc.	January 1, 2008	62

* Indicates that the director is “independent” in accordance with Rules 121 and 803A of the American Stock Exchange Company Guide.

The following is a description of the business background of the Directors and executive officers of Timberline Resources Corporation.

Randal Hardy – Chief Executive Officer, Chief Financial Officer & Director

Mr. Hardy (46) was appointed as our Chief Executive Officer, Chief Financial Officer and to our board of directors in August 2007.  Prior to his appointment by us, since September 2006, Mr. Hardy was the President of HuntMountain Resources, a publicly held U.S.-based junior exploration company.  Prior to that, from August 2005, he was HuntMountain’s Chief Financial Officer.  Previously, from 1997 to 2005, he held positions as President and CEO of Sunshine Minting, Inc. a privately held, precious metal custom minting and manufacturing firm.  Prior to his tenure at Sunshine Minting, Inc., Mr. Hardy has served as Treasurer of the NYSE-listed Sunshine Mining and Refining Company.  Mr. Hardy has a Business Administration degree from Boise State University and has attained certifications as a Certified Management Accountant and a Certified Cash Manager.  Mr. Hardy is currently a director of HuntMountain Resources.

John Swallow – Executive Chairman

Mr. Swallow (41) served as Timberline’s CEO from January 2006 through August 2007 and is largely responsible for enacting the Company’s current business plan.  From 1994 to December 2005, Mr. Swallow founded and ran Coeur d’Alene Appraisals, Inc., a real estate appraisal firm.  He was formerly the President of Sterling Mining Corporation in 1998 and served on its board of directors until November 2003.  He brings wide-ranging experience from within the local mineral exploration industry as well as extensive knowledge of the junior equity markets.  Mr. Swallow holds a B.S. in Finance from Arizona State University.

Paul Dircksen – Vice President, Exploration & Director

Mr. Dircksen (62) has over 35 years of experience in the mining and exploration industry, serving in executive, managerial, and technical roles at several companies.  He has been a director since January 2005 and our Vice President of Exploration since May 1, 2006.  Working in the United States and internationally, he has a strong technical background, serving as a team member on approximately nine gold discoveries, seven of which later became operating mines.  From January 2005 to May 2006 he was self employed as a consulting geologist until joining Timberline Resources.  Mr. Dircksen was the president of Brett Resources from January 2004 to December 2004, and prior to that, from January 2003 to December 2003, he was President of Bravo Venture Group, a junior exploration company.  During 2002 he was self employed as an independent mineral geologist.  Between 1987 and 2001, Mr. Dircksen was Senior Vice-President of Exploration for Orvana Minerals Corp.  He holds an M.S. in Geology from the University of Nevada.  Mr. Dircksen currently serves as a director of Bravo Venture Group and is employed on a full-time basis with Timberline Resources.

Craig Crowell – Chief Accounting Officer

Mr. Crowell (36) was appointed as our Chief Accounting Officer in September 2008.  Prior to his appointment, since February 2008, Mr. Crowell was corporate controller of the Company.  Prior to that, from January 2003, he was a supervising accountant at Potlatch Corporation.  Previously, from 1998 to 2003, he served in several accounting roles with Nexen, Inc. a NYSE-listed international energy company.  Prior to his tenure at Nexen, Inc., Mr. Crowell was employed by Price Waterhouse.  Mr. Crowell has a Commerce degree from the University of Alberta and is a Certified Public Accountant (Illinois) and a Canadian Chartered Accountant (Alberta).

Eric Klepfer - Director

Mr. Klepfer (50) has over 23 years of experience in the mining industry, serving in environmental, engineering and management positions at Placer Dome, Newmont Mining, Coeur d’Alene Mines, and Mines Management.  He has been a director since January 2004.  Since November 2003, he has been the President of Klepfer Mining Services.  In addition, from August 2004 to August 2007 he was the Vice President of Operations at Mines Management, Inc.  From 1995 to November 2003, Mr. Klepfer was simultaneously the Director of Environmental Affairs for Coeur d’Alene Mines Corporation and the Vice President of Operations and Technical Services of its subsidiary Earthworks Technology, Inc.  He holds B.S. degrees in Mining Engineering and Engineering Administration from Michigan Technological University.

Ron Guill - Director

Mr. Guill (59) is the founder, owner, and general manager of Small Mine Development (“SMD”), one of the largest underground mine contractors in the United States.  He was appointed to the Board in November 2007.  Mr. Guill founded and has been fully employed by SMD since 1982.  SMD now has more than 300 full-time employees working at five mine sites, serving world-class clients such as Newmont Mining.  He has served as a trustee for the Northwest Mining Association which recognized him, and SMD, with their 2006 Platinum Award for Corporate Excellence. He holds a degree in Mining Engineering from the Mackay School of Mines at the University of Nevada.  Upon the closing of the acquisition of SMD as contemplated by this proxy statement, Mr. Guill has agreed to remain with SMD as President for at least four (4) years during which time he will continue to manage SMD.

Vance Thornsberry - Director

Mr. Thornsberry (62) has been a director since January 2004 and is a Registered Professional Geologist with over 35 years of experience in the mining and exploration industry.  Since December 2007, Mr. Thornsberry has worked as a consulting geologist, but has not been a consultant for Timberline at any time in the past three years.  From January 2005 until December 2007, Mr. Thornsberry served as a consulting geologist and Vice-President of Exploration for TSX-listed Northland Resources.  He also served as Vice President of Exploration for Timberline from January 2004 to May 2006.  From 1997 through December 2004, Mr. Thornsberry consulted for a variety of exploration companies, including Golden Queen Mining Company, Beartooth Mining Company, Thunder Mountain LLC and Romarco Minerals.  He held senior positions with Inspiration Development Company in the 1970s and 1980s, and has since worked as a consulting geologist for over fifteen mining companies worldwide.  He holds a B.S. in Geology from the University of Missouri.

James Moore – Director

Mr. Moore (62) has been a director since January 2008, and since March 2004 has been Chief Financial Officer of Mines Management, Inc.  Mr. Moore has over 30 years of senior level experience in financial management with the mining sector. Prior to joining Mines Management, from November 2002 to March 2004, Mr. Moore was an independent mining consultant for Idaho General Mining Inc. From September 1997 through August 2003 he was the Vice President of Business Development for RAHCO International, Inc., a heavy mining equipment designer and manufacturer in Spokane, Washington. Prior to that time Mr. Moore was employed by Barrick Gold Corporation in Santiago, Chile as Vice President and Chief Financial Officer for its Latin American division. Other experience includes service as Division Controller Mobil Oil, Energy Minerals Division, and Operations Controller for United Nuclear Corporation. Mr. Moore attended Stanford University and graduated from University of Utah with a B.S. in accounting.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.  To our knowledge, there is no arrangement or understanding  between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

Involvement In Certain Legal Proceedings

To the knowledge of the Company, none of its officers or directors has been personally involved in any bankruptcy or insolvency proceedings within the last five years. Similarly, to the knowledge of the Company, none of the directors or officers, within the last five years, have been convicted in any criminal proceedings (excluding traffic violations and other minor offenses) or are the subject of a criminal proceeding which is presently pending, nor have such persons been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining them from acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or insurance company, or from engaging in or continuing in any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, nor were any of such persons the subject of a federal or state authority barring or suspending, for more than 60 days, the right of such person to be engaged in any such activity, which order has not been reversed or suspended.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended September 30, 2007 of those persons who were, at September 30, 2007 (i) the chief executive officer (Randal Hardy) and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (John Swallow – Executive Chairman, Paul Dircksen—Vice President of Timberline, Doug Kettle---former President of Timberline Drilling, Dave Deeds--- former CEO of Timberline Drilling, and William Higgins – former Vice President of Timberline Drilling):

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards Vested ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Swallow, Executive Chairman, Former CEO	2007	144,750	0	0	0	0	0	0	144,750
Randal Hardy, Chief Executive Officer and Chief Financial Officer	2007	13,500	0	37,000 (1)	0	0	0	0	50,500
Paul Dircksen, Vice President	2007	162,000	0	0	130,000 (2)	0	0	0	292,000
Doug Kettle, Former President of Timberline Drilling	2007	162,000	71,311	1,310 (3)	0	0	0	0	234,621
Dave Deeds, Former CEO of Timberline Drilling	2007	162,000	71,311	1,310 (3)	0	0	0	0	234,621
William Higgins, Former VP of Timberline Drilling	2007	112,295	0	1,310 (3)	0	0	0	0	113,605

(1)

(1) A signing bonus of 10,000 shares of common stock awarded on August 27, 2007 with a fair value of $3.70 per share.  The fair value of stock awarded was determined using the closing market value of the Company’s common shares on the award date.

(2)

(2) 250,001 stock options vested. The valuation of the option award is calculated using the Black-Scholes method in accordance with FAS 123(R).  Vesting dates for the option awards range from March 2007 through September 2007.

(3)

(3)200 shares of common stock awarded on April 25, 2007 with a fair value of $2.50 per share and 200 shares of common stock awarded on August 8, 2007 with a fair value of $4.05 per share.  The fair value of stock awarded was determined using the closing market value of the Company’s common shares on the respective award dates.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended September 30, 2007, the Company’s Board   and the Company’s Compensation Committee, once appointed, was responsible for establishing a compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid by the Company to each of our officers and the terms of those persons’ employment is determined  by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers.  The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Our Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.  In this regard, on October 24, 2007, our Compensation Committee and the Board of Directors authorized the issuance of 1,230,000 stock option awards.  Pursuant to his employment agreement, Mr. John Swallow was awarded 500,000 options.  In addition, the following stock option issuances were made in the normal course of business: 100,000 options to Mr. John Swallow; 300,000 options to Mr. Randal Hardy; 100,000 to Mr. Dircksen; and 50,000 options each to our directors Eric Klepfer, Ron Guill and Vance Thornsberry.  An additional 80,000 options were granted to non-executive employees at this time.  All options issued are exercisable at $3.40 until October 24, 2012, and are subject to different vesting schedules, with all options vesting by two years from the date they were granted.  We intend to make similar awards in the future.

Executive Compensation Agreements

Swallow Employment Agreement

As of May 1, 2006, John Swallow, entered into a three year employment agreement. Pursuant to the terms of this agreement, he  agreed to function as and perform the customary duties of Chief Executive Officer and Chairman of the Company’s Board of Directors. His original compensation under the employment agreement was $90,000, but was later increased to $162,000 in 2007 to match the salaries of Paul Dircksen, Doug Kettle and David Deeds.  In addition to this annual salary, his compensation includes fringe benefits including payment of medical and dental insurance coverage premiums of up to $12,000 per year.  The agreement permits the issuance of a signing bonus of our common stock, automobile benefits (encompassing a Company truck), performance benefits and incentives.  The agreement permits the issuance of stock options per the terms of the 2005 Stock Incentive Plan with an exercise price of $0.75 per share, but such options were not issued in conjunction with the signing of this agreement.  In October 2007, Mr. Swallow was granted 500,000 stock options with an exercise price of $3.40, a term of five years, with one half vesting immediately and the remainder vesting in one year.   In the event of a change of control, if Mr. Swallow’s employment is terminated by the Company without Manifest Cause or by Mr. Swallow for Good Reason, he will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as the Company is then obligated to pay.  Good Reason is defined in the Swallow employment agreement to mean a reduction in his compensation, title or level of responsibility, a forced relocation or other change to the terms of his employment, or a change of control of the Company.  Manifest cause is defined as a felony conviction, a gross and willful failure to perform his duties, or dishonest conduct which is intentional and materially injurious to the Company.  Under the agreement, Mr. Swallow is permitted to engage in other business activities.  Mr. Hardy succeeded Mr. Swallow as Chief Executive Officer on August 27, 2007.

Hardy Employment Agreement

In connection with his appointment, Mr. Hardy entered into an employment agreement with us, effective August 27, 2007.  A brief description of the material terms of this agreement are as follows:  the term is three years, with a provision for mutually agreed upon annual renewals thereafter. It can be terminated by us for cause (without notice), without cause (with three months’ notice) or upon a takeover, acquisition or change in control.  Mr. Hardy is to act as both Chief Executive and Financial Officer until such time as a new Chief Financial Officer is appointed. Thereafter, he will remain as Chief Executive Officer during the term of his employment.  His compensation includes: an annual salary of $162,000, payment or reimbursement of up to $12,000 per year of premiums for health insurance coverage for him and his family, and reimbursement of Mr. Hardy’s personal automobile related expenses.  In addition to salary and fringe benefits, Mr. Hardy shall be entitled to receive performance bonuses and other incentive compensation as authorized by the Board of Directors.  Per the agreement, Mr. Hardy was granted 10,000 shares of our restricted common stock as a “signing bonus”, and incentive stock options to purchase 200,000 shares of our restricted common stock (at the closing stock price on the effective date of the agreement, August 27, 2007) pursuant to our Amended 2005 Stock Incentive Plan.   In the event of a change of control, if Mr. Hardy’s employment is terminated by the Company without Manifest Cause or by Mr. Hardy for Good Reason, he will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as the Company is then obligated to pay.  Good Reason is defined in the Hardy employment agreement to mean a reduction in his compensation, title or level of responsibility, a forced relocation or other change to the terms of his employment, or a change of control of the Company.  Manifest cause is defined as a felony conviction, a gross and willful failure to perform his duties, or dishonest conduct which is intentional and materially injurious to the Company.

Dircksen Employment Agreement

Mr. Dircksen entered into a three year employment with us, effective May 1, 2006, to become our Vice President of Exploration.  Pursuant to the terms of this agreement, he will function as and perform the customary duties of Vice President of Exploration and a member of the Company’s Board. His compensation includes an annual salary of $162,000, fringe benefits including payment of medical and dental insurance coverage premiums of up to $12,000 per year, automobile benefits (encompassing a Company truck) and performance benefits and incentives. Regarding the performance benefits and incentives, the agreement called for the issuance of 50,000 shares of our common stock as a signing bonus, and the issuance of 500,000 incentive stock options with an exercise price of $.75 per share. These signing bonus shares and the incentive stock options were issued pursuant to this agreement.   In the event of a change of control, if Mr. Dircksen’s employment is terminated by the Company without Manifest Cause or by Mr. Dircksen for Good Reason, he will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as the Company is then obligated to pay.   Mr. Dircksen is permitted to engage in other business activities.  Good Reason is defined in the Dircksen employment agreement to mean a reduction in his compensation, title or level of responsibility, a forced relocation or other change to the terms of his employment, or a change of control of the Company.  Manifest cause is defined as a felony conviction, a gross and willful failure to perform his duties, or dishonest conduct which is intentional and materially injurious to the Company.

The Company issued the 50,000 shares due as a signing bonus on June 21, 2006 and the 500,000 incentive stock options on March 15, 2006.

Prior to May 1, 2006, he had a consulting arrangement with us to provide services related to geologic evaluation and marketing of the Company’s mineral properties.  Under this arrangement, he received payment of $400 per day or $50 per hour.

Guill Employment Agreement

Mr. Guill will enter into a four year employment agreement with us to remain at SMD, continuing to function as and perform the customary duties of President that he has performed in the past.  Employment may be renewed annually.  His compensation will likely include: an annual salary of $250,000, fringe benefits including payment of health insurance premiums of up to $12,000 per year, automobile benefits and performance benefits and incentives.

Kettle Employment Agreement

On March 3, 2006, Doug Kettle and Timberline Drilling, our wholly owned subsidiary, entered into a three year employment agreement. Pursuant to the terms of this agreement, Doug Kettle was to function as and perform the customary duties of President and a member of the board of directors of Timberline Drilling.  His compensation included an annual salary of $162,000, fringe benefits including payment of medical and dental insurance coverage premiums of up to $12,000 per year, automobile benefits (encompassing two vehicles), a $1,500 per month non-accountable expense allowance and a revenue-based bonus of 2% of gross revenues exceeding $4,800,000 annually and a net income-based bonus of 5% of net income (before income taxes and depreciation expense) exceeding $760,000 annually.  In addition, he was entitled to an acquisition-based bonus of the greater of 5% of total assets or 5% of gross revenue of any drilling company acquired during the term of the agreement.  Mr. Kettle was not required to devote more than 15 to 20 hours per week to the business affairs of Timberline Drilling.  As discussed below, pursuant to an agreement between the Company and Mr. Kettle, his employment agreement was terminated effective May 15, 2008.

On March 10, 2008, we entered into an agreement (which we refer to as the Kettle Agreement) with Douglas Kettle and David and Margaret Deeds which provides for, among other things, severance arrangements relating to the resignation of Messrs. Kettle and Deeds, the President and CEO, respectively, of our subsidiary Timberline Drilling.  For more information on the Kettle Agreement, please see “Certain Relationships and Related Transactions” below.

Under the terms of the Kettle Agreement, in connection with the resignations, we agreed to pay each of Mr. Kettle and Mr. Deeds a cash severance amount of $600,000 at the time of their resignation, an additional cash severance of $300,000 paid out over installments during 2008, the balance of their 2007 bonuses ($135,822 each), and the Company agreed to repurchase the Series A Preferred Shares of Mr. Kettle and Mr. and Mrs. Deeds for an aggregate price of $10.0 million.  We also agreed to transfer certain personal property to Mr. Kettle and Mr. Deeds.

Also on March 10, 2008, Mr. Kettle entered into an agreement with Mr. and Mrs. Deeds whereby Mr. Kettle purchased all of the Series A Preferred Shares held by Mr. and Mrs. Deeds, contingent upon receiving payment from Timberline.  The effect of this agreement is that Timberline will purchase all of the Series A Preferred Shares solely from Mr. Kettle for the aggregate price of $10.0 million.

Effective on May 15, 2008, Mr. Kettle resigned from Timberline Drilling and his employment agreement was terminated.

Effective May 15, 2008, Mr. Kettle also has resigned as an Advisory Director of Timberline Resources.  As of May 21, 2008 Timberline has paid the cash severance amount of $600,000 and the 2007 bonus amount of $135,822 to Mr. Kettle.

The outstanding Series A Preferred Shares were repurchased from Mr. Kettle by the Company and a private investor on June 27, 2008 for the aggregate purchase price of $10.0 million.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million, which funds came from a short-term $8.0 million loan entered into by the Company on June 27, 2008.  The remaining 1,175,000 Series A Preferred Shares that were outstanding were converted into Common Shares and transferred to a private investor, who waived any redemption rights that might attach to the converted common stock, for $2.5 million.  The result of this transaction is that there is now only one class of stock, the Common Shares, as all Series A Preferred Shares have been cancelled or converted into common stock.

Deeds Employment Agreement

On March 3, 2006, David Deeds and Timberline Drilling, our wholly owned subsidiary, entered into a three year employment agreement. Pursuant to the terms of this agreement, David Deeds was to function as and perform the customary duties of Chief Executive Officer and a member of the board of directors of Timberline Drilling.  His compensation included an annual salary of $162,000, fringe benefits including payment of medical and dental insurance coverage premiums of up to $12,000 per year, automobile benefits (encompassing two vehicles), a $1,500 per month non-accountable expense allowance and a revenue-based bonus of 2% of gross revenues exceeding $4,800,000 annually and a net income-based bonus of 5% of net income (before income taxes and depreciation expense) exceeding $760,000 annually.  In addition, he was entitled to an acquisition-based bonus of the greater of 5% of total assets or 5% of gross revenue of any drilling company acquired during the term of the.  Mr. Deeds was not required to devote more than 15 to 20 hours per week to the business affairs of Timberline Drilling.  As discussed below, pursuant to an agreement between the Company and Mr. Kettle, his employment agreement was terminated effective May 15, 2008.

On March 10, 2008, we entered into the Kettle Agreement with Douglas Kettle and David and Margaret Deeds which provides for, among other things, severance arrangements relating to the resignation of Messrs. Kettle and Deeds, the President and CEO, respectively, of our subsidiary Timberline Drilling.  For more information on the Kettle Agreement, please see “Certain Relationships and Related Transactions” below.

Under the terms of the Kettle Agreement, in connection with the resignations, we will pay each of Mr. Kettle and Mr. Deeds a cash severance amount of $600,000 at the time of their resignation, an additional cash severance of $300,000 paid out over installments during 2008, the balance of their 2007 bonuses ($135,822 each), and the Company has agreed to repurchase the Series A Preferred Shares of Mr. Kettle and Mr. and Mrs. Deeds for an aggregate price of $10.0 million.  We will also transfer certain personal property to Mr. Kettle and Mr. Deeds.

Also on March 10, 2008, Mr. Kettle entered into an agreement with Mr. and Mrs. Deeds whereby Mr. Kettle purchased all of the Series A Preferred Shares held by Mr. and Mrs. Deeds, contingent upon receiving payment from Timberline.  The effect of this agreement is that Timberline will purchase all of the Series A Preferred Shares solely from Mr. Kettle for the aggregate price of $10.0 million.

Effective on May 15, 2008, Mr. Deeds resigned from Timberline Drilling and his employment agreement was terminated.

Effective May 15, 2008, Mr. Deeds also has resigned as an Advisory Director of Timberline Resources.  As of May 21, 2008 Timberline has paid the cash severance amount of $600,000 and the 2007 bonus amount of $135,822 to Mr. Deeds.

The outstanding Series A Preferred Shares were repurchased from Mr. Kettle by the Company and a private investor on June 27, 2008 for the aggregate purchase price of $10.0 million.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million, which funds came from a short-term $8.0 million loan entered into by the Company on June 27, 2008.  The remaining 1,175,000 Series A Preferred Shares that were outstanding were converted into Common Shares and transferred to a private investor, who waived any redemption rights that might attach to the converted common stock, for $2.5 million.  The result of this transaction is that there is now only one class of stock, the Common Shares, as all Series A Preferred Shares have been cancelled or converted into common stock.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth the stock options granted to our named executive officers as of  September 30, 2007. No stock appreciation rights were awarded.

Option Awards						Stock Awards
Name (1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Securities Unearned Shares, Units or Other Rights That have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Randal Hardy	0	200,000	0	$3.70	8/27/2012	0	$0.00	0	$0.00
Paul Dircksen	83,334	249,999	0	$0.75	3/14/2011	0	$0.00	0	$0.00

As of September 30, 2007, John Swallow has no option awards or stock awards and therefore has been omitted from the table.

(1)Randal Hardy’s unexercisable options vest at a rate of 33% annually, with vesting dates ranging from August 2008 through August 2010.

(2)Paul Dircksen’s unexercisable options vest in equal increments on a quarterly basis, with vesting dates ranging from December 2007 through March 2009.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.  Specific executive employment agreements described above do, however, provide that i n the event of a change of control, if the executive’s employment is terminated by the Company without Manifest Cause or by the executive for Good Reason, as such terms are defined in their respective employment agreements, the executive will be entitled to receive a lump sum payment equaling three (3) times his annual base salary and the continuation of medical and dental insurance benefits as the Company is then obligated to pay.

Timberline Drilling, our wholly owned subsidiary, does maintain a Supplemental Executive Retirement Plan (SERP), which is funded by insurance and covers several of its executive officers, including Paul Dircksen, Douglas Kettle and David Deeds.  As of May 15, 2008, Mr. Kettle and Mr. Deeds resigned and their SERPs were discontinued.

The Supplemental Income Agreement (“Agreement” for purposes of this paragraph) between Timberline Drilling, Inc. and Paul Dircksen provides for the payment of deferred compensation to Mr. Dircksen upon his death, Disability, Retirement or Early Retirement, or upon a Change in Control as defined in Regulations issued by the Internal Revenue Service under IRC Section 409A.  If Mr. Dircksen remains actively and continuously employed on a full time basis until his Retirement (defined as his voluntary termination of employment on or after attaining age 65) or his death, Mr. Dircksen will be paid $100,000 pursuant to the Agreement.  If Mr. Dircksen remains actively and continuously employed on a full time basis until his Early Retirement (defined as his voluntary termination of employment after attaining age 60 and before attaining age 65) or his Disability (as defined in the Agreement) he will be paid each year for ten years an amount equal to 5% of the cash surrender value of the life insurance policy funding the Agreement (the “Policy’).  Upon a Change in Control, the Policy will be distributed to Mr. Dircksen and the Agreement will be terminated, with no further obligations on the part of the Company.

Director Compensation

The following table sets forth the stock options granted to our directors during the fiscal year ended September 30, 2007.  Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees Earned or Paid in Cash ($)($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric Klepfer	0	0	3,467	(1)	0	0	0	3,467
(1) (1) A vested option to purchase 8,334 shares was granted to this director on August 15, 2006 with an exercise price of $0.75 per share and an expiration date of August 14, 2011.

Compensation of Directors

Directors receive no monetary compensation for their work for the Company.  Directors are granted non-qualified stock options as compensation.

Compensation Committee Interlocks and Insider Participation

During the year ended September 30, 2007:

•

none of the members of the Company’s Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with us or any of our subsidiaries in which the amount involved exceeded $120,000 in which he had or will have a direct or indirect material interest;

•

none of our executive officers was a director or Compensation Committee member of another entity an executive officer of which served on our Compensation Committee; and

•

none of our executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity an executive officer of which served as a director on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of October 1, 2008, regarding the ownership of our common stock by:

•

each named executive officer, each director and all of our directors and executive officers as a group; and

•

each person who is known by us to own more than 5% of our shares of common stock

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 28,739,903 shares of common stock outstanding as of October 1, 2008.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following October 1, 2008 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock/Common Shares Underlying Options or Warrants Beneficially Owned	Percentage of Common Shares**
Randal Hardy(b)(5) Chief Executive Officer; Chief Financial Officer; Director	55,000 / 152,500	*
John Swallow(b)(4) Executive Chairman	3,121,349 / 358,334	11.96%
Paul Dircksen(b)(3) Vice President, Exploration; Director	505,691 / 291,669	2.75%
Craig Crowell (8) Chief Accounting Officer	1,000/10,000	*
Vance Thornsberry(a)(1) Director	100,000 / 116,667	*
Eric Klepfer(a)(2) Director	59,009 / 78,335	*
Ron Guill (7) Director	1,000 / 66,667	*
James Moore (9) Director	1,000/50,000	*
Total Directors and Executive Officers as a group ( 8 persons)	3,844,049 / 1,124,172	16.64%

5% Stockholders
Praetorian Capital Management LLC (6) 119 Washington Ave., Ste 600 Miami Beach, FL 33139	5,461,333 / 675,000	20.86%

*

less than 1%.

**

The percentages listed for each shareholder are based on 28,739,903 shares outstanding as of October 1, 2008 and assume the exercise by that shareholder only of his or its entire option or warrant, exercisable within 60 days of October 1, 2008.

(a)

Director only

(b)

Officer and Director

(1)

An option to purchase 50,000 shares was granted to this shareholder on February 7, 2005 with an exercise price of $0.56 per share and an expiration date of February 7, 2010.  A vested option to purchase 16,667 shares was granted to this shareholder on Oct. 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012. A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

(2)

A vested option to purchase 11,668 shares was granted to this shareholder on August 15, 2006 with an exercise price of $0.75 per share and an expiration date of August 14, 2011.  A vested option to purchase 16,667 shares was granted to this shareholder on Oct. 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012. A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

(3)

A vested option to purchase 208,335 shares at $.75 per share was granted to this shareholder on May 1, 2006 which expire on May 1, 2011. A vested option to purchase 33,334 shares was granted to this shareholder on Oct. 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012. A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

(4)

2,733,849 of the shares are held in the name of Cougar Valley LLC, an entity controlled by Mr. Swallow, our Executive Chairman of the Board of Directors, and 337,500 are held in the name of J. Swallow Roth IRA. 62,500 warrants granting the right, but not the obligation, to purchase 62,500 shares were issued to J. Swallow Roth IRA on March 13, 2006 with an exercise price of $1.00 per share. The warrants were exercised on January 30, 2008. This shareholder purchased 50,000 units in the Company’s private placement on November 21, 2006 consisting of 50,000 shares of common stock and 25,000 warrants. Each warrant grants the holder the right to purchase an additional share at $1.00 per share until December 31, 2008. A vested option to purchase 283,334 was granted to this shareholder on Oct. 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012. A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

(5)

A vested option to purchase 100,000 shares was granted to this shareholder on Oct. 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012.  This shareholder purchased 5,000 units in the Company’s private placement on October 11, 2007 consisting of 5,000 shares of common stock and 2,500 warrants. Each warrant grants the holder the right to purchase an additional share at $3.50 per share until October 11, 2009. A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

(6)

This shareholder purchased 3,350,000 units in the Company’s private placement on November 21, 2006 consisting of 3,350,000 shares of common stock and 1,675,000 warrants. Each warrant grants the holder the right to purchase an additional share of stock at $1.00 per share.  1,150,000 warrants have been exercised with 525,000 remaining.  This shareholder also purchased 300,000 units in the Company’s private placement on September 30, 2007 consisting of 300,000 shares of common stock and 150,000 warrants. Each warrant grants the holder the right to purchase an additional share of stock at $3.50 per share.  All of these warrants remain outstanding.  This shareholder also purchased 661,333 shares on the open market.

(7)

A vested option to purchase 16,667 shares of common stock was granted to this shareholder on October 24, 2007 with an exercise price of $3.40 per share and an expiration date of October 24, 2012.  A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013

(8)

A vested option to purchase 10,000 shares was granted to this shareholder on February 25, 2008 with an exercise price of $3.20 per share and an expiration date of February 25, 2013.

 (9)

A vested option to purchase 50,000 shares was granted to this shareholder on Aug. 22, 2008 with an exercise price of $2.48 per share and an expiration date of August 22, 2013.

It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reportable transactions with related parties, including named security holders, during the two years ended September 30, 2007 and 2006 are as follows.

Except as indicated herein, no officer, Director, promoter, or affiliate of Timberline has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by Timberline through security holdings, contracts, options, or otherwise.  In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Loan Agreement with John Swallow

On March 1, 2006, the Company entered into a loan agreement with John Swallow wherein it borrowed from Mr. Swallow $400,000, repayable at 9% interest on an interest only basis.  Monthly payments were $3,000, beginning on April 1, 2006.  The term of the loan was from March 1, 2006 to March 1, 2007.  These funds were borrowed to partially finance the May 6, 2006 acquisition of Timberline Drilling as our wholly-owned subsidiary.  This loan was subsequently repaid in full during fiscal year 2007.

This loan was approved by the disinterested members of our Board.  In each case, management believes that the terms and conditions of the loans from Mr. Swallow or entities that he controls are under similar terms and conditions that would be available to the Company from an unrelated third party, if such loans were actually available from an unrelated third party.

Timberline Drilling Acquisition

On March 6, 2006, Timberline completed the acquisition of all of the outstanding capital stock of Kettle Drilling, Inc. which, in September 2008, changed its name to Timberline Drilling Incorporated (which we refer to as Timberline Drilling), a privately held, Idaho corporation owned by Douglas Kettle (75%) and David Deeds (25%) (which we refer to as the Sellers) for a purchase price of $2,800,000 (comprised of a cash payment of $2,400,000 and two promissory notes in the total principal amount of $400,000 issued to the Sellers, hereinafter referred to as the as the Seller’s Notes) and 5,000,000 shares of convertible preferred stock (with certain registration and redemption rights) (which we refer to as the Acquisition). The Acquisition was approved by the disinterested members of our Board.  The Company, on December 19, 2005, had acquired the option to make this acquisition in consideration of the issuance of 100,000 shares of its common stock to the Sellers which also have registration rights attached to them. In connection with the Acquisition, as of February 23, 2006, the parties entered into a Stock Purchase and Sale Agreement ( which we refer to as the Stock Purchase and Sale

Agreement) a copy of which was attached as an exhibit to and was the subject of the Company’s Current Report on Form 8-K filed on March 1, 2006 (which we refer to as the March 1, 2006 8-K).  The March 1, 2006 Form 8-K is incorporated by reference hereto and made a part hereof.  The Acquisition was completed with the issuance of the Series A convertible preferred stock (which we refer to as the Series A Preferred Shares) to Mr. Kettle and Mr. Deeds (which we refer to as the Kettle Shareholders) on March 6, 2006.

Funds for the $2,400,000 cash payment of the purchase price derive from three sources: $400,000 from the above mentioned March 1, 2006 loan from the Company’s former Chief Executive Officer; $200,000 from a February 2006 exercise of warrants by Cougar Valley LLC, an entity controlled by Mr. Swallow; and the balance from the proceeds of a “best efforts” Private Placement Offering of shares of common stock and warrants to purchase additional shares of common stock which the Company closed on May 19, 2006. A total of $3,074,438 was raised in this private offering. Offering proceeds that were not applied to the Acquisition have been earmarked for working capital.

Timberline Drilling, formerly a closely-held company, provides drilling services to the mining and mineral exploration industries across North America and worldwide.  Timberline Drilling recorded over $5.0 million in revenues for year ended September 30, 2006 and has been profitable every year since its inception in 1996. Included in the Acquisition, are all of Timberline Drilling’s assets and liabilities, including existing contracts and account’s receivable and payable.

The aforementioned Seller’s Promissory Notes included in the Acquisition purchase price, which was entered into as of March 3, 2006, are summarized as follows:

Kettle Loan

•

lender:  Douglas Kettle

•

principal: $300,000

•

annual interest rate:  prime plus three percent

•

payment:  lump sum of interest and principal

•

due date:  September 1, 2006 (there is no prepayment penalty)

Deeds Loan

•

lender: David Deeds

•

principal: $100,000

•

annual interest rate:  prime plus three percent

•

payment: lump sum of interest and principal

•

due date:  September 1, 2006 (there is no prepayment penalty)

The loans from Douglas Kettle and David Deeds were approved by the disinterested members of our Board.  The loans from Douglas Kettle and David Deeds were subsequently repaid in full prior to fiscal year ending September 30, 2007.

The aforementioned 5,000,000 shares of Series A Preferred Shares issued as part of the Acquisition purchase price were issued as follows: 1,250,000 shares to David Deeds and Margaret Deeds, husband and wife, and 3,750,000 shares to Doug Kettle.

Finally, in connection with the Acquisition, Messrs Kettle and Deeds entered into three year employment agreements with our wholly owned subsidiary, Timberline Drilling. See “Executive Compensation” above.

In March 2007, Mr. Kettle and Mr. and Mrs. Deeds sold a total of 300,000 of the Series A Preferred Shares, which were converted to Common Shares by the purchaser, leaving a total of 4,700,000 Series A Preferred Shares outstanding.  Pursuant to an agreement between Mr. Kettle and Mr. and Mrs. Deeds, Mr. Kettle later became the sole owner of all of the outstanding Series A Preferred Shares.  These remaining outstanding Series A Preferred Shares were then repurchased from Mr. Kettle by the Company and a private investor on June 27, 2008.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares.  The remaining 1,175,000 Series A Preferred Shares that were outstanding were converted into Common Shares and transferred to a private investor.  The result of this transaction is that there is now only one class of stock, the Common Shares, and no holder has any rights associated with the Series A Preferred Shares, as all Series A Preferred Shares have been cancelled.  See “Kettle Employment Agreement” above for more information.

Kettle Voting Trust Agreement

As of March 3, 2006, the Company, the Sellers (individually and collectively) and certain of the Company’s shareholders (individually and collectively) entered into a voting trust agreement upon the completion of the acquisition of Timberline Drilling.  The voting trust agreement was approved by the disinterested members of our Board.  The voting trust agreement is no longer in effect as the Series A Preferred Shares have been cancelled after repurchase by the Company and a private investor on June 27, 2008.

Consulting Agreements with Former Directors and Officers

During the year ended September 30, 2006, we incurred $32,010.50 for consulting services including services provided by former directors and/or officers.  These consulting agreements were each approved by the disinterested members of our Board.  The following table details to whom and amounts paid for consulting services during the year ended September 30, 2006:

2006
Stephen Goss***	22,000.00
Tom Gurkowski**	$10,010.50
Bill Hoyt *	$—
Total	$32,010.50
* Former Director **Former Officer *** Former Director and Officer

December Private Placement

In December 2006, we completed a private placement of our securities wherein we raised gross proceeds of $2,730,000. John Swallow (former CEO and Chairman of the Board), Paul Dircksen (Vice President and Director) and Michael P. Wilson (former CFO) participated in this private placement, each purchasing 50,000 units for $32,500. The 50,000 units contained 50,000 shares of common stock and 25,000 warrants to purchase 25,000 shares of common stock at $1.00 per share.  This private placement was approved by the disinterested members of our Board.

Small Mine Development, LLC Letter of Intent

On December 5, 2007, we announced that we had signed a non-binding Letter of Intent to acquire Small Mine Development, LLC, one of the largest underground mine contractors in the United States.  Ron Guill, a Director to Timberline, is the founder, owner and general manager of SMD.  On February 27, 2008, we announced that we had signed a Stock Purchase Agreement (Appendix C) with Mr. Guill to acquire all of the outstanding membership interests of SMD.  The SMD letter of intent was approved by the disinterested members of our Board.

Kettle Agreement and Preferred Stock Repurchase

On March 10, 2008, we entered into the Kettle Agreement with Douglas Kettle and David and Margaret Deeds providing for (i) severance arrangements relating to the resignation of Messrs. Kettle and Deeds, the President and CEO, respectively, of our subsidiary Timberline Drilling; and (ii) the repurchase by the Company of all of the Preferred Stock of Mr. Kettle and Mr. and Mrs. Deeds.  The Kettle Agreement and the repurchase of the Series A Preferred Stock were approved by the disinterested members of our Board.

The primary business purpose for entering into the Kettle Agreement was to eliminate, through the repurchase of the Series A Preferred Shares, the potentially burdensome redemption provisions of the Series A Preferred Shares.  Upon certain occurrences, including a failure to list on AMEX or another national securities exchange on a timely basis, a subsequent delisting from such exchange, or a failure to maintain adequate trading volume, the holder would have the right to require the Company to redeem the Series A Preferred Shares.  If the Company was unable to do so, the terms of the Series A Preferred Shares provide that such failure to repurchase would be deemed an offer to sell Timberline Drilling back to the holders of the Series A Preferred Shares.  The consent provisions relating to the Series A Preferred Shares and the uncertainty relating to the redemption provisions caused the Company to conclude that it was in the best interests of the Company and its shareholders to repurchase the Series A Preferred Shares.

At the time of we acquired Timberline Drilling, there was a $2,000,000 portion of the purchase price that was paid by delivery of 5,000,000 shares of Series A Preferred Stock, of which 300,000 were subsequently converted and resold. The fair value of the stock was determined to be $0.40 per share because that was the approximate market price at the time the acquisition price was negotiated and the buyer and the seller agreed it was the fair value of the stock at the time of the acquisition.  During the arm’s length negotiations regarding the terms of the repurchase of the Series A Preferred Stock, Messrs. Kettle and Deeds offered to sell all of their Series A Preferred Shares for a total price of $10.0 million.  This price was significantly below the then market price for the Company’s common shares, and we determined the repurchase of the Series A Preferred Stock at this price to be advantageous to the Company and our shareholders.  As discussed below, the outstanding Series A Preferred Shares were repurchased by the Company and a private investor on June 27, 2008 for the aggregate purchase price of $10.0 million.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million of the aggregate purchase price and thought it advantageous to bring in a private investor to repurchase the remaining 1,175,000 Series A Preferred Shares for $2.5 million, so that the Company did not have to enter into a loan for the full $10.0 million amount.  The result of this transaction is that there is now only one class of stock, the Common Shares, as all Series A Preferred Shares have been cancelled or converted into common stock.

Under the terms of the Agreement, we will pay $10.0 million in aggregate to repurchase the 4,700,000 Series A Preferred Shares held by Mr. Kettle and Mr. and Mrs. Deeds.  Additionally, in connection with the resignations, we will pay each of Mr. Kettle and Mr. Deeds a cash severance amount of $600,000 at the time of their resignation, an additional cash severance of $300,000 paid out over installments during 2008, as well as the balance of their 2007 bonuses ($135,822 each).  We will also transfer certain personal property to Mr. Kettle and Mr. Deeds.

As of May  21, 2008, we have paid the cash severance amount of $600,000 and 2007 bonus amount of $135,822 out of our working capital to each of Mr. Kettle and Mr. Deeds.  We will pay the additional cash severance of $300,000 to each of Mr. Kettle and Mr. Deeds in installments during 2008 out of our working capital as well.

On March 10, 2008, Mr. Kettle entered into an agreement with Mr. and Mrs. Deeds whereby Mr. Kettle purchased all of the Series A Preferred Shares held by Mr. and Mrs. Deeds, contingent upon receiving payment from Timberline.  The effect of this agreement is that Timberline will purchase all of the Series A Preferred Shares solely from Mr. Kettle for the aggregate price of $10.0 million.

The outstanding Series A Preferred Shares were repurchased from Mr. Kettle by the Company and a private investor on June 27, 2008 for the aggregate purchase price of $10.0 million.  The Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million, which funds came from a short-term $8.0 million loan entered into by the Company on June 27, 2008.  The remaining 1,175,000 Series A Preferred Shares that were outstanding were converted into Common Shares and transferred to a private investor, who waived any redemption rights that might attach to the converted common stock, for $2.5 million.  The result of this transaction is that there is now only one class of stock, the Common Shares, as all Series A Preferred Shares have been cancelled or converted into common stock.

CORPORATE GOVERNANCE

Board of Directors Structure

The Company’s current bylaws require the Board to have three or more persons, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board.  The current Board is composed of seven Directors.

Director Independence

We have seven directors as of January 1, 2008, including four independent directors, as follows:

•

Eric Klepfer

•

Vance Thornsberry

•

James Moore

•

Ron Guill

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under Rules 121 and 803A of the American Stock Exchange Company Guide.

Upon the closing of the SMD Purchase  Ron Guill will no longer be considered independent.  We intend to increase our Board to include an additional independent director, but we have not yet identified a person to fill this position.  If we still have not identified such a person at the time the SMD acquisition is complete, a current inside director will resign to maintain compliance with the independence requirements of the American Stock Exchange Company Guide.

THE SEC’S POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for our shares of common stock will be Corporate Stock Transfer, located at 3200 Cherry Creek Dr. South, Denver, Colorado 80209.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Timberline by Dorsey & Whitney LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC.  We have also filed a registration statement on Form SB-2 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC.  Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

________________

GLOSSARY OF CERTAIN MINING TERMS

ADIT:   An opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit.

ALTERATION: Any physical or chemical change in a rock or mineral subsequent to its formation. Milder and more localized than metamorphism.

ASSAY:   A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

BASE METAL:   Any non-precious metal (e.g. copper, lead, zinc, nickel, etc.).

BRECCIA:   A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

BULK MINING:   Any large-scale, mechanized method of mining involving many thousands of tons of ore being brought to surface per day.

BUREAU OF LAND MANAGEMENT: Also known as BLM.  It is an agency within the United States Department of the Interior which administers America’s public lands.

COMMERICALLY MINEABLE ORE BODY: A mineral deposit that contains ore reserves that may be mined economically.

CORE:   The long cylindrical piece of rock, about an inch in diameter, brought to surface by diamond drilling.

DECLINE: An underground passageway connecting one or more levels in a mine, providing adequate traction for heavy, self-propelled equipment. Such underground openings are often driven in an upward or downward spiral, much the same as a spiral staircase.

DEVELOPMENT:   Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

DIAMOND DRILL: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

DILUTION:   Rock that is, by necessity, removed along with the ore in the mining process, subsequently lowering the grade of the ore.

DIP:   The angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.  A vein is a mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.  A strike is the direction or bearing from true north of a vein or rock formation measured on a horizontal surface.

DISSEMINATED ORE: Ore carrying small particles of valuable minerals spread more or less uniformly through the host rock.

DRIFT:   A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.

EPITHERMAL DEPOSIT: A mineral deposit consisting of veins and replacement bodies, usually in volcanic or sedimentary rocks, containing precious metals, or, more rarely, base metals.

EXPLORATION:   Work involved in searching for ore, usually by drilling or driving a drift.

FOOTWALL:   The rock on the underside of a vein or ore structure.

FRACTURE:   A break in the rock, the opening of which allows mineral bearing solutions to enter. A “cross-fracture” is a minor break extending at more-or-less right angles to the direction of the principal fractures.

FREE MILLING:   Ores of gold or silver from which the precious metals can be recovered by concentrating methods without resort to pressure leaching or other chemical treatment.

GEOPHYSICAL SURVEY: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

GRADE:   The average assay of a ton of ore, reflecting metal content.

HOST ROCK:   The rock surrounding an ore deposit.

INTRUSIVE:   A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

LIMESTONE:   A bedded, sedimentary deposit consisting chiefly of calcium carbonate.

LODE:   A mineral deposit in solid rock.

METAMORPHIC ROCKS: Rocks which have undergone a change in texture or composition as the result of heat and/or pressure.

MILL:   A processing plant that produces a concentrate of the valuable minerals or metals contained in an ore. The concentrate must then be treated in some other type of plant, such as a smelter, to affect recovery of the pure metal, recovery being the percentage of valuable metal in the ore that is recovered by metallurgical treatment.

MINE DEVELOPMENT: The work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible

MINERAL:   A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.

MINERAL RESERVE: The economically mineable part of a measured or indicated mineral resource. Appropriate assessments, often called feasibility studies , have been carried out and include consideration of and modification by realistically assumed mining, metallurgical, economic, marketing, legal, environmental, social, and governmental factors. These assessments demonstrate, at the time of reporting, that extraction is reasonably justified. Mineral reserves are sub-divided, in order of increasing confidence, into probable and proven categories. A probable reserve is the economically mineable part of an indicated (and in certain circumstances, measured ) resource. A proven reserve is the economically mineable part of a measured resource.

MINERAL RESOURCE:    A deposit or concentration of natural, solid, inorganic or fossilized organic substance in such quantity and at such grade or quality that extraction of the material at a profit is currently or potentially possible. Mineral resources are sub-divided, in order of increasing geological confidence, into inferred , indicated and measured categories.  An inferred resource designation comes from limited sampling data insufficient for verification of deposit quantity and quality, but it is usually supported by limited geological, geochemical and geophysical data. An indicated resource designation comes from sampling data spaced closely enough to allow certain assumptions of deposit quantity and quality and to clearly establish its mineral content. Finally, a measured resource designation comes from sampling data spaced closely enough to allow confirmation of deposit quantity and quality and to allow a preliminary evaluation of the economic viability of the deposit.

MINERALIZED MATERIAL OR DEPOSIT: A mineralized body, which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude economic feasibility.

MINERALIZATION: The presence of economic minerals in a specific area or geological formation.

NET SMELTER RETURN: A share of the net revenues generated from the sale of metal produced by a mine.

OPEN PIT:   A mine that is entirely on surface. Also referred to as open-cut or open-cast mine.

ORE:       Material that can be mined and processed at a positive cash flow.

PATENT:   The ultimate stage of holding a mineral claim in the United States, after which no more assessment work is necessary because all mineral rights have been earned.

PROSPECT:   A mining property, the value of which has not been determined by exploration.

QUALIFIED PERSON: A qualified person must make resource and reserve designations. A qualified person is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development, production activities, or project assessment, or any combination thereof, including experience relevant to the subject matter of the report and is a member in good standing of a self-regulatory organization.

RECLAMATION:   The restoration of a site after mining or exploration activity is completed.

RECOVERY:   The percentage of valuable metal in the ore that is recovered by metallurgical treatment.

RESERVES:   That part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of “Ore” when dealing with metalliferous minerals.

RESOURCE:   The calculated amount of material in a mineral deposit, based on limited drill information.

SHEAR OR SHEARING: The deformation of rocks by lateral movement along numerous parallel planes, generally resulting from pressure and producing such metamorphic structures as cleavage and schistosity.

SKARN:   Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

STRIKE:   The direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface.

SULFIDE:   A compound of sulfur and some other element.

TAILINGS:   Material rejected from a mill after more of the recoverable valuable minerals have been extracted.

TREND:   The direction, in the horizontal plane, or a linear geological feature (for example, an ore zone), measured from true north.

UNPATENTED MINING CLAIM: A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode-mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

VEIN:   A mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.

PROSPECTUS

TIMBERLINE RESOURCES CORPORATION

5,963,248 Shares of Common Stock

   October 1, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$1,197
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$10,000
Printing and Engraving Expenses	$5,000
Miscellaneous Expenses	$10,000
Total	$51,197

ITEM 14- INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation dated August 15, 2008 under Article 10 provide that:

“To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.”

The Company’s Bylaws dated August 15, 2008 under Article 10, Section 10.1 provide for indemnification for certain individuals acting on behalf of the Company, including its Officers and Directors to the fullest extent permissible under the Delaware General Corporation Law for liabilities incurred by reason of the fact that such person is or was acting in such capacity on behalf of the Company.  Delaware General Corporation Law generally provides for indemnification of officers and directors except (i) for any breach of a director’s duty of loyalty to our company or our stakeholders (ii) acts and omission that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the general corporate law of the State of Delaware, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be conferred upon officers, directors and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act at and is, therefore, unenforceable.

Timberline does not have Officers’ and Directors’ liability insurance nor does it have any plans to obtain any.

ITEM 15- RECENT SALES OF UNREGISTERED SECURITIES

On June 24, 2008, Timberline Resources Corporation (the “Company”) and Auramet Trading, LLC (“Auramet”) signed an Indicative Term Sheet (the “Term Sheet”) under which Auramet would provide an $8.0 million loan to the Company, at the Company’s request, at any time before June 30, 2008.  Pursuant to the fee terms of the Term Sheet, the Company paid a fee equal to 4% of the principal amount of the loan and issued 160,000 common shares of the Company to Auramet after the Company’s drawdown of the loan on June 27, 2008.  The shares were issued to Auramet pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  Auramet has represented that they are an accredited investor and the securities issued to Auramet are “restricted securities” within the meaning of Rule 144 of the Securities Act.

On June 27, 2008, pursuant to the Term Sheet and subject to the terms laid out in the Promissory Note (as described below), Auramet provided $8.0 million to the Company, $7.5 million of which was used to repurchase 3,525,000 shares of Series A Preferred Stock from Douglas Kettle, the sole holder of the Series A Preferred Shares, pursuant to the Preferred Shares Repurchase Agreement (the “Series A Preferred Shares Agreement”) between the Company, Douglas Kettle and Auramet.  Of the 4,700,000 Series A Preferred Shares held by Mr. Kettle, the Company repurchased and cancelled 3,525,000 Series A Preferred Shares for $7.5 million.  Pursuant to the Series A Preferred Shares Agreement, the remaining 1,175,000 Series A Preferred Shares were converted to 1,175,000 common shares of the Company and purchased from

Mr. Kettle by a private investor. The purchaser of the common shares has no rights previously associated with the Series A Preferred Shares.  Upon closing of the above transactions, no Series A Preferred Shares remain outstanding.

On June 27, 2008, in accordance with Auramet providing the Company with $8.0 million ($7.5 million of which was paid to Mr. Kettle as described above), the Company entered into a Promissory Note (the “Note”) with Auramet, the material terms of which are described in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” below.

On October 11, 2007, the Company closed the third and final tranche of its private placement of units.  In the aggregate, the Company placed 2,626,696 units of the Company at a price of $2.75/unit for gross aggregate proceeds of $7,223,414. Each unit consists of one common share and one-half of one purchase warrant. The warrants will be exercisable at a price of $3.50 for a period of 24 months after the date of issuance.  The Company closed the private placement in three tranches: the first closing on September 30, 2007 and consisting of 1,780,974 units, the second closing on October 1, 2007 and consisting of 288,182 units, and the third closing on October 11, 2007 and consisting of 557,540 units.   We offered and sold units outside the United States to non-U.S. persons in off-shore transactions pursuant to the exemption from registration available under Regulation S of the Securities Act. We offered and sold units solely to accredited investors in the United States in private transactions not involving a public offering pursuant to exemptions available under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

In connection with the October private placement, the Company has agreed to pay qualified agents a cash compensation fee in U.S. dollars in an amount equal to six percent (6%) of the gross proceeds of the Offering received by the Company for units placed by the agents, an amount equal to $67,612, and the agents will also receive agents’ warrants, exercisable to acquire units equal in number to six percent (6%) of the total number of units sold that were placed by the agents, totaling 12,293 agents’ warrants.

On July 18, 2007, the Registrant (“TLR”) entered into a Mineral Agreement with Steve Van Ert and Noel Cousins (the “Sellers”), residents of California and Arizona, respectively, whereby the Sellers conditionally transferred to TLR the exclusive right and privilege to explore for and develop mineral in the Conglomerate Mesa Mining Claims in Inyo County, California of claim groups known as CM, FAT, Mesa CMP, CGL and MP (the “Conglomerate Mesa Claims”). These claims total 325 unpatented lode claims, covering more than 10 square-miles.  They include several mineralized gold zones identified by prior operators (Newmont and BHP-Billiton) and the historic Santa Rosa Mine, a silver-lead-zinc occurrence which had limited production by several operators including Anaconda Copper.

The Agreement, which is effective as of September 15, 2006, provides TLR with the right to purchase a 100-percent interest in the Conglomerate Mesa Claims, subject to a 4-percent NSR production royalty of which 1-percent may be bought out by TLR for $1-million.  In the first year of the Agreement, Timberline is obligated to make an option payment of $75,000 and 100,000 shares of its unregistered common stock to the property owners (85,000 shares to Steve Van Ert and 15,000 shares to Noel Cousins), along with a commitment to $100,000 in exploration expenditures.  The option payment will continue at $75,000 in 2008, and then increase by $25,000 per year annually to a cap of $250,000.  Annual share payments and work commitment amounts will remain fixed at 100,000 (at the same ratio between the Sellers of 85% to Mr. Van Ert and 15% to Mr. Cousins) and $100,000, respectively.

The execution of the Mineral Lease represents the finalization of a Lease/Option to Purchase arrangement that originally commenced with the parties entering into a September 22, 2006, a binding Memorandum of Understanding (“MOU”) regarding the aforementioned Conglomerate Mesa Claims. The MOU was the subject of and an exhibit to a Current Report on Form 8K filed by TLR on September 28, 2006, which are incorporated by reference hereto.

On July 19, 2007, Timberline closed the purchase of certain mining claims (and related assets) located in Silver Bow County, Montana, known as the Butte Highlands Gold Project (the “Assets”) from Butte Highlands Mining Company, a publicly held, Delaware corporation, (the “Seller”). The purchase was evidenced by the parties executing, on that date, an Assignment and Assumption Agreement (“July 19, 2007 Agreement”). Pursuant to the July 19, 2007 Agreement, the Seller transferred to TLR the Assets and TLR agreed to assume and discharge, and indemnify and hold the Seller harmless against all debts, claims, liabilities and obligations under any lease or other agreement relating directly to the Assets. The terms of the purchase were governed by an Asset Purchase Agreement entered into between the parties as of May 17, 2007, as reported by and included in TLR’s Current Report on Form 8K filed on May 25, 2007 and incorporated by reference hereto. The Assets include eight patented claims and eight unpatented claims located in Silver Bow County, Montana, known as the Butte Highlands Gold Project and certain related water rights and all papers, documents and instruments in the Seller’s possession, custody or control relating or pertaining to the mining claims and water rights.

The consideration paid by TLR was $621,000, consisting of $405,000 in cash and $216,000 in restricted common stock of TLR (108,000 shares issued to the Seller) (the “Purchase Shares”). There are certain limited registration rights attached to the Purchase Shares.  See Exhibit 10.1 (Assignment and Assumption Agreement between Timberline and Butte Highlands

Mining Company, dated July 19, 2007) in the Company’s 8-K current report filed on July 24, 2007 which is incorporated herein by reference.

On December 21, 2006, the Registrant closed a “best efforts only” private placement of its securities (4,200,000 units at $.65 per unit) for up to $2,730,000, to accredited investors only. The maximum offering of 4,200,000 units ($2,730,000) was completed among 10 investors. Each unit consisted of one share of the Registrant’s common stock and one-half of one share purchase warrant. Each whole purchase warrant will entitle its holder to purchase one additional share of the Registrant’s common stock for $1.00 until December 2008. As a result of this private offering, the Registrant has 18,566,901 shares of common stock outstanding prior to the exercise of any outstanding warrants or the conversion of its outstanding voting, convertible preferred stock.  The following units have been sold as indicated below:

Investor	Amount Invested	Number of Units
Praetorian Offshore Ltd.
(Harris B. Kupperman, Director)	$2,177,500	3,350,000

Kenneth D. Wasserman	$ 19,500	30,000

John A. Swallow**
(Roth IRA)	$ 32,500	50,000

Paul E. Dircksen**	$ 32,500	50,000

Michael P. Wilson***	$ 32,500	50,000

Laurence A. Rudnicki	$ 32,500	50,000

The RTM Fund
(Wm. A. Fleckenstein, GP)	$ 195,000	300,000

Vladimir Spina	$ 13,000	20,000

Alan R. Davidson	$ 65,000	100,000

Erik Goldring	$ 130,000	200,000

** Officer or Director of the Registrant. ***Former Officer of the Registrant.

All of the unregistered sales of securities referred to above were made in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended, including the regulations and rules promulgated thereunder.

On May 19, 2006, we closed the last portion our “best efforts’’ offering of units of our securities to accredited investors only at $.55 per unit.  Each unit is composed of one share of common stock and one-half of a warrant; two warrants permit the purchase of an additional share of common stock at $1.00 per share. The first portion of this offering was reported on our Current Report on Form 8K filed on March 10, 2006. In this last portion of the offering, we raised an additional $1,416,650 from the sale of 2,575,727 units to 17 accredited investors.

The securities issuances referred to above were exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated under the Act. Furthermore, each recipient who purchased their securities was an "accredited investor" as defined under Regulation D and represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions. No advertisement or general solicitation was used in connection with any offer or sale of such securities.

On December 19, 2006, the Registrant issued 100,000 shares of its common stock to the Kettle Shareholders (25,000 shares – David Deeds; 75,000 shares – Doug Kettle) in consideration for an option to purchase all of their shares of Timberline Drilling which are all of the issued and outstanding shares of Timberline Drilling.  See the Registrant’s Current Report on Form 8-K filed on December 19, 2005 which is incorporated by reference herein.

On January 18, 2006, the Registrant commenced its “best efforts only” Private Placement of its securities (8,000,000 units at $.55 per unit) for up to $4,400,000, to accredited investors only. Each unit is comprised of one share of common stock and one-half of a warrant; two warrants permit the purchase of an additional share of common stock at $1.00 per share. To date, the following units have been sold as indicated below:

Investor	Dollars Invested	Units
1) Hugh L. and Andrea L. Hendrick Trust	$5,500	10,000
2) Tom L. Lawson, Jr.	$16,500	30,000
3) James Marchione	$13,750	25,000
4) Laurence A. Rudnicki	$13,750	25,000
5) Roger J. Ciapara Trust	$27,500	50,000
6) Paul and Susan Finney Revocable Trust	$22,000	40,000
7) John L. Sheldon	$6,600	12,000
8) Berta Holzinger Trust UTD
Berta Holzinger and Linda Hagen, Trustees	$5,500	10,000
9) Todd Kiesbuy	$15,000	27,272
10) Gene Higdem	$33,000	60,000
11) Aaron Robb	$85,000	154,545
12) Robert E. Johnson	$22,000	40,000
13) Jeffrey D. Hanna	$27,500	50,000
14) Barbara E. Heldridge	$55,000	100,000
15) Michael L. Mooney	$9,900	18,000
16) Richard D. Hassenplug	$16,500	30,000
17) Biff Dodson	$11,000	20,000
18) Bret A. Dirks	$110,000	200,000
19) Noren Family Trust	$192,500	350,000
20) William Butcher, Jr.	$16,500	30,000
21) James E. Kirkham, Jr.	$13,750	25,000
22) Brian F. O’Shea	$13,750	25,000
23) Wesley A. Pomeroy	$11,000	20,000
24) Joseph N. Gerl	$11,000	20,000
25) Roger A. VanVoorhees	$82,500	150,000
26) Robert M. Blumen	$22,000	40,000
27) Walter and Ofelia Holzinger Family Trust	$11,000	20,000
28) Bruce E. Malcolm	$30,250	55,000
29) Mountain Gold Exploration, Inc.	$13,750	25,000
30) Thomas K. Mancuso	$5,500	10,000
31) Eugene E. Arensberg, Jr	$29,700	54,000
32) Ronald and Nancy Brown	$13,750	25,000
33) Glen R. Forsch	$5,500	10,000
34) Peter B. Smith	$16,500	30,000
35) Sean Rahkimov	$11,000	20,000
36) Merlin R. and Beverly G. Gilbertson	$11,000	20,000
37) Robert E. Cell	$22,000	40,000

38) Tom Robb	$55,000	100,000
39) Russell L. Abrams	$22,000	40,000
40) Thomas J. Loucks	$5,500	10,000
41) Larry Kornze and Lisa Kornze	$5,500	10,000
42) Dante J. Gallinetti, Trustee	$55,000	100,000
43) James J. Swab	$68,750	125,000
44) Robert Heckler and Jane E. Heckler	$22,000	40,000
45) Sharon F. Detjens	$5,500	10,000
46) Rosco Eversole IRA	$27,500	50,000
NFS FBO Rosco Eversole
47) Jon Slizza	$12,650	23,000
48) Joseph L. Trentacosta	$41,250	75,000
49) Argentaurus Capital Limited	$20,900	38,000
50) Robert Dumont	$250,000	454,546
51) Cheryl L. Dumont IRA
NFS/FMTC FBO Cheryl L. Dumont	$8,800	16,000
52) Robert L. Dumont IRA
NFS/FMTC FBO Robert L. Dumont	$27,500	50,000
53) Erin E. Mullen	$11,000	20,000
54) John G. Mullen	$11,000	20,000
55) Chris Mullen	$11,000	20,000
56) Vladimir Spina	$22,000	40,000
57) Gold Seek LLC	$27,500	50,000
58) KIT Financial	$33,000	60,000
59) John A. Swallow* (Roth IRA)	$123,750	225,000
Total Invested as of March 10, 2006:	$1,896,050

* Mr. Swallow is the Registrant’s Former Chief Executive Officer

On March 6, 2006, the Registrant issued 5,000,000 shares of the Preferred Stock to the Kettle Shareholders in connection with the Acquisition. 1,250,000 shares were issued to David Deeds and Margaret Deeds, husband and wife, and 3,750,000 shares were issued to Doug Kettle.

On March 10, 2006, the Registrant issued 500,000 shares of its common stock to Cougar Valley LLC (an affiliate of its former Chief Executive Officer, John Swallow) for its February 24, 2006 exercise of 250,000 options at $.40 per share and its February 28, 2006 exercise of 250,000 options also at $.40 per share.

The Registrant used $2,000,000 of the proceeds from the Private Placement and the Cougar Valley LLC option exercise in the Acquisition.

All of the unregistered sales of securities referred to above were made in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act, including the regulations and rules promulgated thereunder.

The Company participated in a Regulation D private placement on September 6, 2005.

The Company participated in a Regulation D private placement on June 28, 2005.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

Exhibit No.	Description of Document
3.1	Certificate of Incorporation of the Registrant (20)
3.2	By-Laws of the Registrant (20)
4.1	Specimen of the Common Stock Certificate (1)
4.2	Form of Warrant for December 2006 Private Placement
4.3	Form of Warrant for October 2007 Private Placement
5.1	Opinion of Dorsey & Whitney LLP
10.1	Miller-Adams Agreement/Mineral Lease for Sun Property, Nevada (1)
10.2	Miller-Adams Agreement//Mineral Lease for HD, ACE, PAC claims, Nevada (1)
10.3	Miller-Adams Agreement//Mineral Lease for DOW claims, Nevada (1)
10.4	Sedi-Met, Inc. Agreement//Mineral Lease for Olympic Mine, NV (1)
10.5	Assignment of State Lease//State Lease for Spencer property, ID (1)
10.6	Sterling Mining Co. Lease//Mineral Lease with Sterling Mining, for four claim groups in western Montana (1)
10.7	Hecla Agreement//Joint Venture Agreement for Snowstorm, Idaho (1)
10.8	Snowshoe Mining Co. Lease//Mineral Lease Property at Snowstorm, Idaho (1)
10.9	Western Goldfields, Inc. Lease//Mineral Lease with Western Goldfields, Inc./Claim at the Snowstorm Project, Idaho (1)
10.10	Renegade Exploration Letter of Intent/Proposal for agreement at Sanger, Nevada(1)
10.11	S. Goss Agreement/Consulting Agreement (1)
10.12	P. Dircksen Agreement/Current Consulting Agreement (1)
10.13	2005 Equity Incentive Plan approved at the September 23, 2005 Annual Meeting of Shareholders (1)
10.14	Promissory Note with Swallow Family LLC, dated September 1, 2005(2)
10.15	Promissory Note with Swallow Family LLC, dated December 1, 2005(2)
10.16	Letter of Intent and Option to Purchase, Kettle Drilling, Inc. (2)
10.17	2/1/06 Memorandum of Royalty Deed and Agreement between Hecla Mining Co. and the Registrant (3)
10.18	2/1/06 Quitclaim Deed and Assignment between Hecla Mining Co. and the Registrant (4)
10.19	Amended 2005 Equity Incentive Plan approved at the September 22, 2006 Annual Meeting of Shareholders (5)
10.20	5/1/06, Employment Agreement with CEO John Swallow (10)
10.21	5/1/06, Employment Agreement with VP Paul Dircksen (10)
10.22	11/21/06, Consulting Agreement with CFO Michael P. Wilson (7)
10.23	Form of Employment Agreement signed on 3/6/2006 between Douglas Kettle and Kettle Drilling, Inc. (8)
10.24	Form of Employment Agreement signed on 3/6/2006 between David Deeds and Kettle Drilling, Inc. (9)
10.25	Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Registrant and the shareholders of Kettle Drilling and certain of the shareholders of the Registrant (12)
10.26

Amendment, dated March 3, 2006, to the Stock Purchase and Sale Agreement dated February 23, 2006 by and among the Registrant and the shareholders of Kettle Drilling and certain of the shareholders of the Registrant (11)

10.27	Exploration License and Option to Lease Agreement, dated effective June 30, 2006, between the Registrant and Diversified In holding LLC regarding the East Camp Douglas property (13)
10.28	Mining Lease and Option to Purchase Agreement, dated effective August 16, 2006, between the Registrant and Diversified Inholding LLC regarding the East Camp Douglas property (14)
10.29	Binding Memorandum of Understanding between the Registrant and Steve Van Ert and Noel Cousins, dated September 22, 2006 (15)
10.30	Mineral Agreement dated July 18, 2007 between the Registrant and Steve Van Ert and Noel Cousins (16)
10.31	Assignment and Assumption Agreement dated July 19, 2007 between the Registrant and Butte Highlands Mining Company (17)
10.32	Promissory Note, dated June 27, 2008, entered into between Timberline Resources Corporation and Auramet Trading, LLC.(18)
10.33	Severance Agreement, dated March 10, 2008 among Timberline Resources Corporation, Douglas Kettle and David and Margaret Deeds.(18)
10.34	Amendment No. 1 to Timberline Resources Corporation’s Amended 2005 Equity Incentive Plan (19)
10.35	Agreement and Plan of Merger between Timberline Resources Corporation, an Idaho corporation ,and Timberline Resources Corporation, a Delaware corporation, date August 22, 2008(20)
14	Code of Ethics (2)
16.1	Letter from Former Accountants (6)
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Dorsey & Whitney LLP (22)
24	Power of Attorney(21)

(1)  Incorporated by reference to the Company’s Form 10SB as filed with the Securities Exchange Commission on September 29, 2005.

(2)  Incorporated by reference to the Company’s Form 10SB/A as filed with the Securities Exchange Commission on January 10, 2006.

(3) Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(4) Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K as filed with the Securities Exchange Commission on February 6, 2006.

(5) Incorporated by reference Exhibit A to the Company’s Schedule DEF14A (Proxy Statement) as filed with the Securities and Exchange Commission on September 8, 2006

(6) Incorporated by reference to Exhibit 16.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on September 12, 2006.

(7) Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Securities Exchange Commission on November 29, 2006.

(8) Incorporated by reference to Exhibit 10.23 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(9) Incorporated by reference to Exhibit 10.24 to the Company’s Form 8-K as filed with the Securities Exchange Commission on March 10, 2006.

(10) Incorporated by reference to the Company’s Form 10KSB as filed with the Securities Exchange Commission on January 16, 2007.

(11) Incorporated   by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 10, 2006.

(12) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on March 1,   2006.

(13) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 6, 2006.

(14) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 22, 2006.

(15) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on September 28, 2006.

(16) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 23, 2007.

(17) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission of July 23, 2007.

(18) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on July 3, 2008..

(19) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 26, 2008.

(20) Incorporated by reference to the Company’s Form 8-K as filed with the Securities and Exchange Commission of August 29, 2008.

(21) Incorporated by reference to the Company’s Form SB-2 as filed with the Securities and Exchange Commission on December 12, 2007.

(22) Incorporated in Exhibit 5.1 filed herewith.

ITEM 17- UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    Include any additional or changed material information on the plan of distribution;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Coeur d’Alene, Idaho on October 1, 2008.

TIMBERLINE RESOURCES CORPORATION

/s/ Randal Hardy	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive and Financial Officer)	October 1, 2008

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities on the dates stated:

/s/ Randal Hardy	Chief Executive Officer, Chief Financial Officer , Director and Attorney-in-Fact (Principal Executive and Financial Officer)	October 1, 2008
/s/ John Swallow*	Director, Chief Executive Chairman of the Board	October 1, 2008
/s/ Craig Crowell	Chief Accounting Officer (Principal Accounting Officer)	October 1, 2008
/s/ Vance Thornsberry*	Director	October 1, 2008
/s/ Paul Dircksen*	Director	October 1, 2008
/s/ Eric Klepfer*	Director	October 1, 2008
/s/ Ron Guill*	Director	October 1, 2008
/s/ James Moore	Director	October 1, 2008

* Hereby executed by Randal Hardy pursuant to Power of Attorney filed with the Commission on December 12, 2007 with the Registrant’s Form SB-2.